Exhibit 10.3

EXECUTION VERSION

$1,175,000,000

AMENDED AND RESTATED SECURED SUPERPRIORITY

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

among

MOTORS LIQUIDATION COMPANY

(f/k/a GENERAL MOTORS CORPORATION)

a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code,

as the Borrower,

THE GUARANTORS

and

THE LENDERS PARTIES HERETO FROM TIME TO TIME

Dated as of July 10, 2009

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-ii-

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Page
SCHEDULES:

1.1A	Outstanding Amounts of Tranche C Term Loans
1.1B	Guarantors
1.1C	Mortgaged Property
1.1D	Pledgors
1.1E	[Intentionally Omitted]
1.1F	[Intentionally Omitted]
1.1G	Certain Excluded Subsidiaries
3.3	[Intentionally Omitted]
3.10	Chief Executive Office and Chief Operating Office
3.11	Location of Books and Records
3.15	Subsidiaries
3.16	Ownership of North American Group Members
3.21	Jurisdictions and Recording Offices
3.25	[Intentionally Omitted]
3.26	[Intentionally Omitted]
3.28	Excluded Collateral

EXHIBITS:

A	Form of Amended and Restated Guaranty and Security Agreement
B-1	Form of Secretary’s Certificate
B-2	Form of Officer’s Certificate
C	Form of Assignment and Assumption
D-1	Form of Waiver for the Loan Parties
D-2	Form of Waiver of SEO to Treasury
D-3	Form of Consent and Waiver of SEO to Borrower
D-4	Form of Waiver of Senior Employee to Treasury
D-5	Form of Consent and Waiver of Senior Employee to Borrower
E	Form of Legal Opinion of Weil, Gotshal & Manges LLP
F	Form of Compliance Certificate
G	Form of Amended and Restated Note
H	[Intentionally Omitted]
I	Form of Environmental Agreement
J	Form of Amended and Restated Mortgage
K	[Intentionally Omitted]
L	Form of Amended and Restated Equity Pledge Agreement

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AMENDED AND RESTATED SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Agreement”), dated as of July 10, 2009, by and among MOTORS LIQUIDATION COMPANY (f/k/a General Motors Corporation), a Delaware corporation and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (as defined below) (the “Borrower”), the Guarantors (as defined below), and the several lenders from time to time parties to this Agreement (the “Lenders”).

W I T N E S S E T H:

WHEREAS, on June 1, 2009 (the “Petition Date”), the Borrower, Saturn, LLC, a Delaware limited liability company, Saturn Distribution Corporation, a Delaware corporation, and Chevrolet-Saturn of Harlem, Inc., a Delaware corporation (each an “Initial Debtor” and collectively, the “Initial Debtors”) filed voluntary petitions in the Bankruptcy Court (as defined below) for relief, and commenced cases (each an “Initial Case” and collectively, the “Initial Cases”) under the Bankruptcy Code and have continued in the possession of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, on June 3, 2009, the Borrower entered into the Secured Superpriority Debtor-In-Possession Credit Agreement, among the Borrower, the guarantors party thereto and the Lenders (the “Existing Credit Agreement”);

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders provided the Borrower with (i) term loans in an aggregate amount equal to $32,125,000,000 (the “Tranche B Term Loans”) and (ii) term loans in an aggregate amount equal to $1,175,000,000 (the “Tranche C Term Loans”);

WHEREAS, on June 25, 2009, the Bankruptcy Court entered the Final Order pursuant to the Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (the “Final Order”) approving the terms and conditions of the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement);

WHEREAS, on July 5, 2009, the Bankruptcy Court entered the Wind-Down Order pursuant to the Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (the “Wind-Down Order”) approving the amendment to the Existing Credit Agreement to provide the Debtors with post-petition, wind-down financing;

WHEREAS, pursuant to the Master Transaction Agreement (as defined below), on July 10, 2009 the Treasury (as defined below) exchanged a portion of its Tranche B Term Loans in an amount equal to $25,052,511,395 together with its Additional Notes (as defined in the Existing Credit Agreement) and its rights under the Existing UST Term Loan Agreement including the Warrant Note (as defined in the Existing UST Loan Agreement as defined below) and the Additional Notes (as defined in the Existing UST Loan Agreement) to New CarCo (as defined below) in exchange for common and preferred Capital Stock (as defined below) of New CarCo;

WHEREAS, pursuant to the Master Transaction Agreement, on July 10, 2009 the Canadian Lender exchanged a portion of its Tranche B Term Loans in an amount equal to $3,010,805,085 together with its Additional Notes to New CarCo in exchange for common and preferred Capital Stock of New CarCo;

WHEREAS, pursuant to the Master Transaction Agreement and in accordance with the Section 363 Sale Order (as defined below), the Borrower sold to New CarCo certain of its assets and property, and New CarCo assumed certain liabilities of the Borrower and its Subsidiaries (as defined below), including a portion of the Treasury’s Tranche B Term Loans in an aggregate amount equal to $7,072,488,605 pursuant to the Assignment and Assumption Agreement, dated as of the date hereof (the “New CarCo Assignment and Assumption”), between the Borrower and New CarCo (collectively, and together with the other transactions contemplated by the Transaction Documents, the “Related Section 363 Transactions”);

WHEREAS, after giving effect to the Related Section 363 Transactions, the remaining obligations of the Borrower to the Lenders are comprised solely of the Tranche C Term Loans; and

WHEREAS, the Borrower has requested, and the Lenders have agreed, to amend and restate the portion of the Existing Credit Agreement relating to the Tranche C Term Loans on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree that on the Effective Date, as provided in Section 8.19, the Existing Credit Agreement shall be amended and restated in its entirety as follows:

SECTION 1

DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/ 2 of 1% and (c) the three month Eurodollar Rate (for the avoidance of doubt after giving effect to the provisos in the definition thereof) plus 1.00%; provided that, in the event the Required Lenders shall have determined that adequate and reasonable means do not exist for ascertaining the calculation of clause (c), such calculation shall be replaced with the last available calculation of the three month Eurodollar Rate plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the three month Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the three month Eurodollar Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Additional Guarantor”: as defined in Section 5.23.

“Administrative/Priority Claim Payment Amount”: any positive amount equal to the difference between $200,000,000 and the aggregate amount paid or payable (or specifically reserved for payment as such) to satisfy all of the administrative and priority claims comprising the Administrative/Priority Claim Tranche.

“Administrative/Priority Claim Payment Date”: the first Business Day after which the administrative and priority claims that comprise the Administrative/Priority Claim Tranche are satisfied in full or otherwise finalized so that no such claims remain outstanding and unsatisfied, but in no case later than the date on which a liquidation plan with respect to the Debtors is approved by the Bankruptcy Court and declared effective.

“Administrative/Priority Claim Tranche”: an amount under the Wind-Down Budget up to $200,000,000 that was allocated as of the Effective Date to cover anticipated (i) administrative claims related to contract rejections by the Debtors and (ii) priority claims against the Debtors, each as further described in the Wind-Down Budget. The description of the administrative and priority claims that are to be set forth in the Wind-Down Budget shall reflect such categories, provisions and assumptions such that a good faith estimate, as of the Effective Date, of the sum of the obligations arising from the claims referenced in clauses (i) and (ii) above shall be at least equal to $200,000,000.

“Affiliate”: with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this Agreement, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. For the avoidance of doubt, pension plans of a Person and entities holdings the assets of such plans, shall not be deemed to be Affiliates of such Person.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s aggregate but unpaid principal amount of such Lender’s Loans at such time to the sum of the aggregate but unpaid principal amount of all Lenders’ Loans at such time.

“Agreement”: as defined in the preamble hereto.

“Anti-Money Laundering Laws”: as defined in Section 3.18(d).

“Applicable Law”: as to any Person, all laws (including common law), statutes, regulations, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority applicable to such Person or its property or in respect of its operations.

“Applicable Margin”: (A) 2.0% per annum in the case of ABR Loans and (B) 3.0% per annum in the case of Eurodollar Loans.

“Assignee”: as defined in Section 8.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit C.

“Bankruptcy Code”: the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

“Bankruptcy Court”: the United States Bankruptcy Court for the Southern District of New York (together with the District Court for the Southern District of New York, where applicable).

“Bankruptcy Exceptions”: limitations on, or exceptions to, the enforceability of an agreement against a Person due to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or the application of general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

“Bankruptcy Rules”: the Federal Rules of Bankruptcy Procedure and local rules of the Bankruptcy Court, each as amended, and applicable to the Cases.

“Benefitted Lender”: as defined in Section 8.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the recitals.

“Business Day”: any day other than a Saturday, Sunday or other day on which banks in New York City or Ottawa, Ontario, Canada are permitted to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London Interbank market.

“Canadian Lender”: Export Development Canada, a corporation established pursuant to the laws of Canada, and its successors and assigns.

“Canadian Lender Consortium Members”: each of the Export Development Canada, the Government of Canada and the Government of Ontario.

“Canadian Post-Sale Facility”: the Amended and Restated Loan Agreement, dated as of the Effective Date, by and among General Motors of Canada Limited, as borrower, the other loan parties thereto, and the Canadian Lender.

“Canadian PV Loan Agreement”: the Loan Agreement, dated as of the Effective Date, by and among New CarCo, as borrower, the other loan parties thereto, and the Canadian Lender.

“Capital Lease Obligations”: for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock”: any and all equity interests, including any shares of stock, membership or partnership interests, participations or other equivalents whether certificated or uncertificated (however designated) of a corporation, limited liability company, partnership or any other entity, and any and all similar ownership interests in a Person and any and all warrants or options to purchase any of the foregoing.

“Carve-Out”: as defined in the Orders.

“Cases”: the Initial Cases and each other case of a Debtor filed with the Bankruptcy Court and joined with the Initial Cases.

“Cash Equivalents”: (a) Dollars, or money in other currencies received in the ordinary course of business, (b) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed or insured by the United States or Canadian government or any agency thereof, (c) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s or equivalent rating, (d) demand deposit, certificates of deposit and time deposits with maturities of one (1) year or less from the date of acquisition and overnight bank deposits of any commercial bank, supranational bank or trust company having capital and surplus in excess of $500,000,000, (e) repurchase obligations with respect to securities of the types (but not necessarily maturity) described in clauses (b) and (c) above, having a term of not more than 90 days, of banks (or bank holding companies) or subsidiaries of such banks (or bank holding companies) and non-bank broker-dealers listed on the Federal Reserve Bank of New York’s list of primary and other reporting dealers (“Repo Counterparties”), which Repo Counterparties have capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign equivalent thereof) and which Repo Counterparties or their parents (if the Repo Counterparties are not rated) will at the time of the transaction be rated “A-1” by S&P (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization, (f) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one (1) year after the day of acquisition, (g) short-term marketable securities of comparable credit quality, (h) shares of money market mutual or similar funds which invest at least 95% in assets satisfying the requirements of clauses (a) through (g) of this definition (except that such assets may have maturities of 13 months or less), and (i) in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

“Change of Control”: with respect to the Borrower, the acquisition, after the Closing Date, by any other Person, or two or more other Persons acting in concert other than the Permitted Holders, the Lenders or any Affiliate of the Lenders, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of outstanding shares of voting stock of the Borrower at any time if after giving effect to such acquisition such Person or Persons owns twenty percent (20%) or more of such outstanding voting stock.

“Closing Date”: June 3, 2009.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property and assets of the Loan Parties of every kind or type whatsoever, including tangible, intangible, real, personal or mixed, whether now owned or hereafter acquired or arising, wherever located, all property of the estates of each Debtor within the meaning of section 541 of the Bankruptcy Code (including avoidance actions arising under Chapter 5 of the Bankruptcy Code and applicable state law except avoidance actions against the Prepetition Senior Facilities Secured Parties (as defined in the Final Order)), all property pledged to secure the Obligations under each Collateral Document (other than the Orders) and all proceeds, rents and products of the foregoing other than Excluded Collateral. For the avoidance of doubt, the proceeds of the Tranche C Term Loans constitute Collateral.

“Collateral Documents”: means, collectively, the Orders, the Guaranty, the Equity Pledge Agreement, each Mortgage, collateral assignment, security agreement, pledge agreement or similar agreements delivered to the Lenders to secure the Obligations. The Collateral Documents (other than the Orders) shall supplement, and shall not limit, the grant of Collateral pursuant to the Orders.

“Committee”: any statutory committee appointed in the Cases.

“Compensation Regulations”: as defined in Section 5.16(a)(i).

“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit F, for the immediately prior calendar month and on a cumulative basis from the Petition Date.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: as defined in the definition of “Affiliate”.

“Controlled Affiliate”: as defined in Section 3.18(a).

“Convention”: as defined in Section 2.12(d).

“Debtor”: each of the Initial Debtors and, subject to the written consent of the Required Lenders, each other Subsidiary of the Initial Debtors to the extent that (i) such Subsidiary files with the Bankruptcy Court, (ii) such case is joined with the Cases and (iii) such Subsidiary is subject, by order of the Bankruptcy Court, to the previously issued orders relating to the Cases (including the Orders).

“Debtor Successor”: with respect to any Debtor, (i) a “liquidating trust,” within the meaning of Treas. Reg. § 301.7701-4, to which such Debtor’s assets are distributed, or (ii) any other entity established for the sole purpose of liquidating the assets of such Debtor.

“Default”: any event, that with the giving of notice, the lapse of time, or both, would become an Event of Default.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollar Equivalent”: on any date of determination, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to an amount denominated in any other currency, the equivalent in Dollars of such amount as determined by the Treasury in accordance with normal banking industry practice using the Exchange Rate on the date of determination of such equivalent. In making any determination of the Dollar Equivalent, the Treasury shall use the relevant Exchange Rate in effect on the date on which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement. As appropriate, amounts specified herein as amounts in Dollars shall include any relevant Dollar Equivalent amount.

“Dollars” and “$”: the lawful money of the United States.

“Domestic 956 Subsidiary”: any U.S. Subsidiary substantially all of the value of whose assets consist of equity of one or more Foreign 956 Subsidiaries for U.S. federal income tax purposes.

“Domestic Subsidiary”: any Subsidiary that is organized or existing under the laws of the United States or Canada or any state, province, commonwealth or territory of the United States or Canada.

“EAWA”: the Employ American Workers Act (Section 1611 of Division A, Title XVI of the American Recovery and Reinvestment Act of 2009), Public Law No. 111-5, effective as of February 17, 2009, as may be amended and in effect from time to time.

“EESA”: the Emergency Economic Stabilization Act of 2008, Public Law No. 110-343, effective as of October 3, 2008, as amended by Section 7000 et al. of Division A, Title VII of the American Recovery and Reinvestment Act of 2009, Public Law No. 111-5, effective as of February 17, 2009, as may be further amended and in effect from time to time.

“Effective Date”: the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date shall not be later than the date on which the Related Section 363 Transactions are consummated.

“EISA”: the Energy Independence and Security Act of 2007, Public Law No. 110-140, effective as of January 1, 2009, as may be amended and in effect from time to time.

“Embargoed Person”: as defined in Section 3.19.

“Environmental Agreement”: the Environmental Agreement dated as of the date hereof, executed by the Loan Parties for the benefit of the Lenders, substantially in the form of Exhibit I.

“Environmental Laws”: any and all foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or natural resources, as now or may at any time hereafter be in effect.

“Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Environmental Tranche”: an amount under the Wind-Down Budget up to $500,000,000 that was allocated as of the Effective Date to cover anticipated environmental related expenses and claims.

“Equity Pledge Agreement”: the Amended and Restated Equity Pledge Agreement dated as of the date hereof, made by each Pledgor in favor of the Lenders, substantially in the form of Exhibit L.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System; provided that the Eurocurrency Reserve Requirements shall be $0 with respect to the Canadian Lender.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on page LIBOR01 of the Reuters screen as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page of the Reuters screen (or otherwise on such screen), the Eurodollar Base Rate shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Treasury or, in the absence of such availability, by reference to the rate at which a reference institution selected by the Treasury is offered Dollar deposits at or about 11:00 a.m. (New York City time) two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 – Eurocurrency Reserve Requirements

; provided that, in no event shall the Eurodollar Rate be less than 2.00%.

“Event of Default”: as defined in Section 7.1 .

“Exchange Act”: the Securities and Exchange Act of 1934, as amended.

“Exchange Rate”: for any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into Dollars, as set forth at 11:00 a.m. (New York time) on such day on the applicable Bloomberg currency page with respect to such currency. In the event that such rate does not appear on the applicable Bloomberg currency page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Treasury and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of a reference institution selected by the Treasury in the London Interbank market or other market where such reference institution’s foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m. (New York time) on such day for the purchase of Dollars with such currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Treasury may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Collateral”: as defined in Schedule 3.28. For the avoidance of doubt, Excluded Collateral shall at all times include the New GM Equity Interests and tax refunds due to Canadian subsidiaries.

“Excluded Subsidiary”: (i) any JV Subsidiary in which any Loan Party owns less than 80% of the voting or economic interest, (ii) any U.S. Subsidiary of the Borrower listed as one of the “Domestic Entities” on Annex 1 to Schedule 3.28 other than the Loan Parties listed therein, (iii) any Subsidiary of the Borrower existing on the Closing Date that the Borrower does not Control as of the Closing Date (including, without limitation, dealerships wholly owned by the Borrower that are operated by a third party pursuant to an agreement in effect on the Petition Date), (iv) [intentionally omitted] and (v) any Subsidiary set forth on Schedule 1.1G as such Schedule 1.1G may be amended from time to time with the consent of the Required Lenders.

“Executive Order”: as defined in Section 3.19.

“Existing Agreements”: the agreements of the Loan Parties and their Subsidiaries in effect on the Closing Date and any extensions, renewals and replacements thereof so long as any such extension, renewal and replacement could not reasonably be expected to have a material adverse effect on the rights and remedies of the Lenders under any of the Loan Documents.

“Existing Credit Agreement”: as defined in the recitals.

“Existing UST Term Loan Agreement”: the Loan and Security Agreement, dated as of December 31, 2008, between the Borrower and the Treasury.

“Expense Policy”: the Borrower’s comprehensive written policy on excessive or luxury expenditures maintained and implemented in accordance with the Treasury regulations contained in 31 C.F.R. Part 30.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it (or, if JPMorgan Chase Bank, N.A. is no longer receiving such quotations for any reason, the average of such quotations received by a reference institution selected by the Lender).

“Final Order”: as defined in the recitals.

“Foreign Assets Control Regulations”: as defined in Section 3.19.

“Foreign 956 Subsidiary”: any Non-U.S. Subsidiary of the Borrower that is a “controlled foreign corporation” as defined in Code Section 957.

“Foreign Subsidiary”: any Subsidiary that is not a Domestic Subsidiary.

“Funding Office”: the office of each Lender specified in Schedule 1.1A or such other office as may be specified from time to time by such Lender as its funding office by written notice to the Borrower.

“GAAP”: generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority”: any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any federal, state or municipal court, in each case whether of the United States or a foreign jurisdiction.

“Group Members”: the collective reference to the Borrower and its Subsidiaries.

“Guarantee Obligation”: as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term “Guarantee Obligation” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, to the extent required by the Lenders. The amount of any Guarantee Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor”: each Person listed on Schedule 1.1B and each other Person that becomes an Additional Guarantor.

“Guaranty”: the Amended and Restated Guaranty and Security Agreement dated as of the date hereof, executed and delivered by the Borrower and each Guarantor, substantially in the form of Exhibit A.

“Indebtedness”: for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services; (c) indebtedness of others of the type referred to in clauses (a), (b), (d), (e), (f), (g) and (i) of this definition secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others of the type referred to in clauses (a), (b), (d), (e), (f), (h) and (i) of this definition guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner unless the terms of such indebtedness expressly provide that such Person is not liable therefor; (j) the liquidation value of all redeemable preferred Capital Stock of such Person; and (k) any other indebtedness of such Person evidenced by a note, bond, debenture or similar instrument.

“Indemnified Liabilities”: as defined in Section 8.5.

“Indemnitee”: as defined in Section 8.5.

“Initial Case”: as defined in the recitals.

“Initial Debtors”: as defined in the recitals.

“Interest Payment Date”: (a) as to any ABR Loan, the first day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan, the last day of such Interest Period, and (c) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (i) initially, the period commencing on the Borrowing Date (as defined in the Existing Credit Agreement) with respect to such Loan and ending three months thereafter; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending three months thereafter; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(B) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

(C) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Interim Order”: the Interim Order entered June 2, 2009 by the Bankruptcy Court pursuant to Bankruptcy Code sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (a) approving this Agreement and authorizing the Loan Parties to obtain Postpetition financing pursuant thereto, (b) granting related Liens and Superpriority Claims, (c) granting adequate protection to certain Prepetition secured parties, and (d) scheduling a final hearing.

“Investments”: as defined in Section 6.10.

“JV Agreement”: each partnership or limited liability company agreement (or similar agreement) between a North American Group Member or one of its Subsidiaries and the relevant JV Partner as the same may be amended, restated, supplemented or otherwise modified from time to time, in accordance with the terms hereof.

“JV Partner”: each Person party to a JV Agreement that is not a Loan Party or one of its Subsidiaries.

“JV Subsidiary”: any Subsidiary of a Group Member which is not a Wholly Owned Subsidiary and as to which the business and management thereof is jointly controlled by the holders of the Capital Stock therein pursuant to customary joint venture arrangements.

“Lenders”: as defined in the preamble hereto.

“Lien”: any mortgage, pledge, security interest, lien or other charge or encumbrance (in the nature of a security interest), including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

“Loan Documents”: this Agreement, the Notes, the Environmental Agreement, the Collateral Documents and each post-closing letter or agreement now and hereafter entered into among the parties hereto.

“Loan Parties”: the Borrower, each Guarantor and the Pledgors.

“Loans”: as defined in Section 2.1.

“Master Transaction Agreement”: that certain Amended and Restated Master Sale and Purchase Agreement, dated as of June 26, 2009, among New CarCo and the sellers party thereto.

“Material Adverse Effect”: a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries (taken as a whole), (b) the ability of the Loan Parties (taken as a whole) to perform any of their obligations under any of the Loan Documents to which they are a party, (c) the validity or enforceability in any material respect of any of the Loan Documents to which the Loan Parties are a party, (d) the rights and remedies of the Lenders under any of the Loan Documents, or (e) the Collateral (taken as a whole); provided that, (w) the taking of any action by the Borrower and its Subsidiaries, including the cessation of production, pursuant to and in accordance with the Wind-Down Budget, (x) the filing of the Cases, and (y) any sale pursuant to any Related Section 363 Transaction or any other action taken pursuant to the Orders, shall not be taken into consideration.

“Material Environmental Amount”: $50,000,000.

“Maturity Date”: the first date on which the earlier of the following shall have occurred (which date may be extended by the Lenders in their sole discretion in accordance with Section 8.1): (a) the effective date of a plan of liquidation confirmed by the Bankruptcy Court with respect to the Cases that is not reasonably satisfactory to the Treasury; provided that any objection from the Treasury that such plan is not reasonably satisfactory to the Treasury will not be based on the Disposition of Excluded Collateral under such plan and (b) the first date on which each of the following shall have occurred (i) all claims against the Debtors have been resolved such that there are no remaining disputed claims, (ii) all assets of the Debtors (other than remaining cash) have been liquidated and (iii) all distributions on account of allowed claims have been made, and all other actions that are required under the plan of liquidation (other than the dissolution of the last remaining Debtor) have been completed. On the Maturity Date arising under clause (b) above, the plan administrator or other individual or entity charged with administering the liquidation plan shall be entitled to retain a de minimis amount of funds to complete the dissolution of the last remaining Debtor. As used in this definition, references to a Debtor includes its Debtor Successor.

“Moody’s”: Moody’s Investors Service, Inc. and its successors.

“Mortgage”: each of the mortgages and deeds of trust made by the Borrower or any Guarantor in favor of, or for the benefit of, the Lenders, substantially in the form of Exhibit J, taking into consideration the law and jurisdiction in which such mortgage or deed of trust is to be recorded or filed, to the extent applicable.

“Mortgaged Property”: each property listed on Schedule 1.1C, as to which the Lenders shall be granted a Lien pursuant to the Orders or the Mortgages.

“New CarCo”: General Motors Company (formerly known as NGMCO, Inc.), a Delaware corporation and successor-in-interest to Vehicle Acquisition Holdings, LLC.

“New CarCo Assignment and Assumption”: as defined in the recitals.

“New GM Equity Interests”: any stock, warrants, options or other equity interests of New CarCo or any of its Subsidiaries issued to or held by any Debtor (or any of its Subsidiaries) pursuant to the Related Section 363 Transactions, including any (i) subsequent dividends, payment or other distribution thereon, and (ii) proceeds received or receivable upon any Disposition thereof.

“Non-Debtor”: each Subsidiary of the Borrower that is not a Debtor.

“Non-Excluded Taxes”: as defined in Section 2.12(a).

“Non-U.S. Lender”: as defined in Section 2.12(d).

“Non-U.S. Subsidiary”: any Subsidiary of any Loan Party that is not a U.S. Subsidiary.

“North American Group Members”: collectively, the Loan Parties and each Domestic Subsidiary of a Loan Party that is not an Excluded Subsidiary.

“Notes”: as defined in Section 4.1(a)(vi) and any promissory notes issued in connection with an assignment contemplated by Section 2.3(b).

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Loan Party to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to any Lender that are required to be paid by any Loan Party pursuant hereto) or otherwise.

“OFAC”: the Office of Foreign Assets Control of the Treasury.

“Orders”: the Interim Order, the Final Order and the Wind-Down Order.

“Other Foreign 956 Subsidiary”: any Non-U.S. Subsidiary substantially all of the value of whose assets consist of equity of one or more Foreign 956 Subsidiaries for U.S. federal income tax purposes.

“Other Taxes”: any and all present or future stamp or documentary taxes and any other excise or property taxes, intangible or mortgage recording taxes, charges or similar levies imposed by the United States or any taxing authority thereof or therein arising from any payment made, or from the execution, delivery or enforcement of, or otherwise with respect to this Agreement or any other Loan Document.

“Participant”: as defined in Section 8.6(c).

“Permitted Holders”: any holder of any Capital Stock of the Borrower as of the Closing Date.

“Permitted Indebtedness”:

(a) Indebtedness created under any Loan Document;

(b) [intentionally omitted];

(c) trade payables, if any, in the ordinary course of its business;

(d) Indebtedness existing on the Petition Date and any refinancings, refundings, renewals or extensions thereof (without any increase, or any shortening of the maturity, of any principal amount thereof);

(e) intercompany Indebtedness of a North American Group Member in the ordinary course of business; provided that, the right to receive any repayment of such Indebtedness (other than Indebtedness meeting the criteria of clause (d) above, or any extensions, renewals, exchanges or replacements thereof) shall be subordinated to the Lenders’ rights to receive repayment of the Obligations;

(f) [intentionally omitted];

(g) [intentionally omitted];

(h) Swap Agreements permitted pursuant to Section 6.15 that are not entered into for speculative purposes;

(i) Indebtedness with respect to (x) letters of credit, bankers’ acceptances and similar instruments issued in the ordinary course of business, including letters of credit, bankers’ acceptances and similar instruments in respect of the financing of insurance premiums, customs, stay, performance, bid, surety or appeal bonds and similar obligations, completion guaranties, “take or pay” obligations in supply agreements, reimbursement obligations regarding workers’ compensation claims, indemnification, adjustment of purchase price and similar obligations incurred in connection with the acquisition or Disposition of any business or assets, and sales contracts, coverage of long-term counterparty risk in respect of insurance companies, purchasing and supply agreements, rental deposits, judicial appeals and service contracts and (y) appeal, bid, performance, surety, customs or similar bonds issued for the account of any Loan Party in the ordinary course of business;

(j) Indebtedness incurred in the ordinary course of business in connection with cash management and deposit accounts and operations, netting services, employee credit card programs and similar arrangements and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(k) any guarantee by any Loan Party of Permitted Indebtedness; and

(l) Indebtedness entered into under Section 136 of EISA.

“Permitted Investments”:

(a) any Investment in Cash Equivalents;

(b) any Investment by a Loan Party in the Borrower, another Loan Party, or a Pledged Entity that is a Domestic Subsidiary;

(c) [intentionally omitted];

(d) any Investment (i) existing on the Effective Date, or (ii) consisting of any extension, modification or renewal of any Investment existing on the Closing Date; provided that the amount of any such Investment is not increased through such extension, modification or renewal;

(e) [intentionally omitted];

(f) [intentionally omitted];

(g) [intentionally omitted];

(h) any Investment otherwise permitted under this Agreement;

(i) Investments in Indebtedness of, or Investments guaranteed by, Governmental Authorities, in connection with industrial revenue, municipal, pollution control, development or other bonds or similar financing arrangements;

(j) [intentionally omitted];

(k) Trade Credit;

(l) [intentionally omitted];

(m) Investments (i) received in satisfaction or partial satisfaction of delinquent accounts and disputes with customers or suppliers in the ordinary course of business, or (ii) acquired as a result of foreclosure of a Lien securing an Investment or the transfer of the assets subject to such Lien in lieu of foreclosure;

(n) commercial transactions in the ordinary course of business with the Borrower or any of its Subsidiaries to the extent such transactions would constitute an Investment;

(o) conveyance of Collateral in an arm’s-length transaction to a Subsidiary that is not a Loan Party or an Affiliate of the Borrower for non-cash consideration consisting of Trade Credit or other Property to become Collateral having a fair market value equal to or greater than the fair market value of the conveyed Collateral; and

(p) Investments after the Effective Date in (i) dealerships of the Borrower and its Subsidiaries in the United States in an aggregate amount not exceeding $2,500,000 and (ii) General Motors Strasbourg, S.A. in an aggregate amount not exceeding $7,500,000.

“Permitted Liens”: with respect to any Property of any North American Group Member:

(a) Liens created under the Loan Documents;

(b) Liens on Property of a North American Group Member existing on the date hereof (including Liens on Property of a North American Group Member pursuant to Existing Agreements; provided that such Liens shall secure only those obligations and any permitted refinancing that they secure on the date hereof);

(c) [intentionally omitted];

(d) Liens for taxes and utility charges not yet due or that are being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in compliance with Section 5.8;

(f) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(g) Liens securing Swap Agreements permitted pursuant to Section 6.15;

(h) Liens created in the ordinary course of business in favor of banks and other financial institutions over balances of any accounts held at such banks or financial institutions or over investment property held in a securities account, as the case may be, to facilitate the operation of cash pooling, cash management or interest set-off arrangements;

(i) customary Liens in favor of trustees and escrow agents, and netting and set-off rights, banker’s liens and the like in favor of counterparties to financial obligations and instruments, including, without limitation, Swap Agreements permitted pursuant to Section 6.15;

(j) Liens securing Indebtedness incurred under Section 136 of EISA;

(k) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment or other insurance and other social security laws or regulations;

(l) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety, customs and appeal bonds, performance bonds and other obligations of a like nature, or to secure the payment of import or customs duties, in each case incurred in the ordinary course of business;

(m) zoning and environmental restrictions, easements, licenses, encroachments, covenants and servitudes, rights-of-way, restrictions on use of real property or groundwater, institutional controls and other similar encumbrances or deed restrictions incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any North American Group Member;

(n) [intentionally omitted];

(o) judgment Liens securing judgments;

(p) any Lien consisting of rights reserved to or vested in any Governmental Authority by statutory provision;

(q) Liens securing Indebtedness described in clauses (d) and (e) of the definition of Permitted Indebtedness;

(r) pledges or deposits made to secure reimbursement obligations in respect of letters of credit issued to support any obligations or liabilities described in clauses (k) or (l) of this definition;

(s) [intentionally omitted];

(t) [intentionally omitted]; and

(u) other Liens created or assumed in the ordinary course of business of the North American Group Member; provided that the obligations secured by all such Liens shall not exceed the principal amount of $10,000,000.

“Person”: any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Petition Date”: as defined in the recitals hereto.

“Pledged Entity”: a Subsidiary of a Loan Party whose Capital Stock is subject to a security interest in favor of the Lenders pursuant to the Orders or the Collateral Documents.

“Pledgors”: the parties set forth on Schedule 1.1D and each other Person that makes a pledge in favor of the Lenders under the Equity Pledge Agreement.

“Postpetition”: when used with respect to any agreement or instrument, any claim or proceeding or any other matter, shall refer to an agreement or instrument that was entered into or became effective, a claim or proceeding that first arose or was first instituted, or another matter that first occurred, after the commencement of the Cases.

“Prepetition”: when used with respect to any agreement or instrument, any claim or proceeding or any other matter, shall refer to an agreement or instrument that was entered into or became effective, a claim or proceeding that arose or was instituted, or another matter that occurred, prior to the Petition Date.

“Prepetition Payment”: a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any Prepetition Indebtedness or trade payables or other Prepetition claims against any Debtor.

“Prime Rate”: the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. (or if JPMorgan Chase Bank, N.A. is no longer announcing such a rate for any reason, another reference institution selected by the Lender) as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to borrowers).

“Prohibited Jurisdiction”: any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by any Governmental Authority of the United States.

“Prohibited Person”: any Person:

(a) subject to the provisions of the Executive Order;

(b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is subject to the provisions of the Executive Order;

(c) with whom a Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e) that is named as a “specially designated national and blocked person” on the most current list published by the OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(f) who is an Affiliate or affiliated with a Person listed above.

“Property”: any right or interest in or to property (other than tax refunds due to Canadian subsidiaries) of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Quarterly Report”: as defined in Section 5.1(f).

“Records”: all books, instruments, agreements, customer lists, credit files, computer files, storage media, tapes, disks, cards, software, data, computer programs, printouts and other computer materials and records generated by other media for the storage of information maintained by any Person with respect to the business and operations of the Loan Parties and the Collateral.

“Register”: as defined in Section 8.6(b).

“Regulation D”: Regulation D of the Board as in effect from time to time.

“Related Section 363 Transactions”: as defined in the recitals.

“Required Lenders”: at any time, Lenders with Loans constituting a majority of the Loans of all Lenders.

“Requirements of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.

“Responsible Officer”: as to any Person, the chief executive officer or, with respect to financial matters (including without limitation those matters set forth in Sections 5.1(f) and 5.2(h)), the chief financial officer, treasurer or assistant treasurer of such Person, an individual so designated from time to time by such Person’s board of directors or, for the purposes of Section 5.2 only (other than Sections 5.1(f) and 5.2(h)), to include the secretary or an assistant secretary of the Borrower, or, in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer’s behalf as demonstrated by a certificate or corporate resolution (or equivalent); provided that the Lenders are notified in writing of the identity of such Responsible Officer.

“Restricted Payments”: as defined in Section 6.5.

“S&P”: Standard & Poor’s Ratings Services and its successors.

“Sale/Leaseback Transaction”: as defined in Section 6.17.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Section 363 Sale Order”: an order of the Bankruptcy Court approving the Related Section 363 Transactions in form and substance substantially in the form attached to the Transaction Documents or otherwise satisfactory to the Required Lenders.

“Senior Employee”: any of the 25 most highly compensated employees (including the SEOs) of the Loan Parties, as determined pursuant to the rules set forth in 31 C.F.R. Part 30.

“SEO”: a Senior Executive Officer as defined in the EESA and any interpretation of such term by the Treasury thereunder, including the rules set forth in 31 C.F.R. Part 30.

“Special Inspector General of the Troubled Asset Relief Program”: The Special Inspector General of the Troubled Asset Relief Program, as contemplated by Section 121 of the EESA.

“Specified Benefit Plan”: any employee benefit plan within the meaning of section 3(3) of ERISA and any other plan, arrangement or agreement which provides for compensation, benefits, fringe benefits or other remuneration to any employee, former employee, individual independent contractor or director, including any bonus, incentive, supplemental retirement plan, golden parachute, employment, individual consulting, change of control, bonus or retention agreement, whether provided directly or indirectly by any Group Member or otherwise.

“Subsidiary”: with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or shall have the right to have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Superpriority Claim”: a claim against the Borrower or any other Debtor in any of the Cases pursuant to section 364(c)(1) of the Bankruptcy Code having priority over any or all administrative expenses including administrative expenses specified in sections 503 and 507 of the Bankruptcy Code, whether or not such claim or expenses may become secured by a judgment lien or other non-consensual lien, levy or attachment.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement.”

“Taxes”: as defined in Section 2.12(a).

“Trade Credit”: accounts receivable, trade credit or other advances extended to, or investment made in, customers, suppliers, including intercompany, in the ordinary course of business.

“Trading With the Enemy Act”: as defined in Section 3.19.

“Tranche B Term Loan”: as defined in the recitals.

“Tranche C Term Loan”: as defined in the recitals.

“Transaction Documents”: each of, and collectively, (i) the Master Transaction Agreement, (ii) the Section 363 Sale Order, (iii) the Transition Services Agreement and (iv) the related manufacturing agreements, asset purchase agreements, organizational documents, finance support agreements and all other related documentation, each as amended, supplemented or modified from time to time in accordance with Section 6.6.

“Transferee”: any Assignee or Participant.

“Transition Services Agreement”: the Transition Services Agreement, dated as of the date hereof, among the Borrower, the other Initial Debtors, and New CarCo, substantially in the form of Exhibit T to the Master Transaction Agreement.

“Treasury”: The United States Department of the Treasury.

“Uniform Commercial Code”: the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States”: the United States of America.

“USA PATRIOT Act”: as defined in Section 3.18(d).

“U.S. Subsidiary”: any Subsidiary of any Loan Party that is organized or existing under the laws of the United States or any state thereof or the District of Columbia.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wind-Down”: the sale or shutdown of certain businesses and properties of the Debtors and the Subsidiaries thereof.

“Wind-Down Budget”: the budget, in form and substance consistent with the budget provided by the Company prior to the Effective Date and satisfactory to the Required Lenders, setting forth in reasonable detail all anticipated receipts and disbursements of the Borrower and certain of its U.S. Subsidiaries on a calendar year basis, as amended by each Quarterly Report delivered pursuant to Section 5.1(f).

“Wind-Down Order”: as defined in the recitals.

1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Group Members not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time and (vi) references to any Person shall include its successors and assigns.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole (including the Schedules and Exhibits hereto) and not to any particular provision of this Agreement (or the Schedules and Exhibits hereto), and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3. Conversion of Foreign Currencies. (a) For purposes of this Agreement and the other Loan Documents, with respect to any monetary amounts in a currency other than Dollars, the Dollar Equivalent thereof shall be determined based on the Exchange Rate in effect at the time of such determination (unless otherwise explicitly provided herein).

(b) The Treasury may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

SECTION 2

AMOUNT AND TERMS OF THE LOANS

2.1. Loans. On the Effective Date, the Lenders made the Tranche C Term Loans in Dollars to the Borrower in the aggregate principal amount of $1,175,000,000 (the “Loans”). The Loans shall be non-recourse to the Borrower and the Guarantors and recourse only to the Collateral. The Loans may from time to time be Eurodollar Loans or, solely in the circumstances specified in Section 2.8, ABR Loans. Loans repaid or prepaid may not be reborrowed.

2.2. [Intentionally Omitted].

2.3. Repayment of Loans; Evidence of Debt. (a) The Loans shall be payable on the Maturity Date; provided that, upon the Administrative/Priority Claim Payment Date, the portion of the Loans equal to the Administrative/Priority Claim Payment Amount as of such date shall be due. Except as otherwise expressly provided herein, the repayment of the Loans shall, subsequent to the closing of the Related Section 363 Transactions, be subject to claims against the Debtors’ estates that have priority under Sections 503(b) or 507(a) of the Bankruptcy Code, including costs and expenses of administration that are attendant to the formulation and confirmation of a liquidating chapter 11 plan, whether incurred prior or subsequent to the consummation of the Related Section 363 Transactions, in an aggregate amount up to $1,175,000,000, or such larger amount as approved by the Lenders.

(b) Pursuant to Section 4.1(a), the Borrower shall execute and deliver the Notes on the Effective Date. Following any assignment of the Loans pursuant to Section 8.6, the Borrower agrees that, upon the request of any Lender, the Borrower shall promptly execute and deliver to such Lender Notes reflecting the Loans assigned and the Loans retained by such Lender, if any.

2.4. Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to each Lender no later than 12:00 noon (New York City time) three Business Days prior to the date such prepayment is requested to be made, which notice shall specify the date of such prepayment, the aggregate amount of such prepayment and such Lender’s Aggregate Exposure Percentage of such payment; provided that, if a Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.10. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and shall be applied as provided in Section (b). Partial prepayments of Loans shall be in an aggregate principal amount of $20,000,000 or a whole multiple thereof or, if less, the entire principal amount thereof then outstanding.

(b) Unless the Required Lenders shall otherwise agree, amounts to be applied in connection with prepayments made pursuant to Section 2.4 shall be applied, (i) first, to pay accrued and unpaid interest on, and expenses in respect of, the Loans, and (ii) second, to repay the Loans. Any such prepayment shall be accompanied by a notice to each Lender specifying the aggregate amount of such prepayment and such Lender’s Aggregate Exposure Percentage of such prepayment.

2.5. [Intentionally Omitted].

2.6. Interest Rates and Payment Dates/Fee Payment Dates/Fees. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) [Intentionally Omitted].

(d) At any time any Event of Default shall have occurred and be continuing, (i) all outstanding Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.6 plus 5% per annum, which, in the sole discretion of the Treasury, may be the rate of interest then applicable to ABR Loans, and (ii) all other outstanding Obligations shall bear interest at 5% above the rate per annum equal to the rate of interest then applicable to ABR Loans.

(e) [Intentionally Omitted].

(f) Interest shall be payable in arrears on each Interest Payment Date, provided that, interest on the Loans shall not be payable in cash on each Interest Payment Date but shall instead be added to the principal of the Loans on each Interest Payment Date and shall be payable in cash on the Maturity Date.

2.7. Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-) day year for the actual days elapsed. The Treasury shall, as soon as practicable, and promptly, notify the Borrower and the other Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Treasury shall, as soon as practicable, and promptly, notify the Borrower and the other Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Treasury pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Treasury shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Treasury in determining any interest rate pursuant to Section 2.7(a).

2.8. Inability to Determine Interest Rate; Illegality. (a) If prior to the first day of any Interest Period:

(i) any Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(ii) any Lender shall have determined that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender (as conclusively certified by such Lender) of making or maintaining their affected Loans during such Interest Period;

such Lender shall give telecopy or telephonic notice thereof to the Borrower and the other Lenders as soon as practicable thereafter. If such notice is given pursuant to clause (i) or (ii) of this Section 2.8(a) in respect of Eurodollar Loans, then (1) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made by the affected Lenders as ABR Loans, and (2) any outstanding Eurodollar Loans of the affected Lender, shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such relevant notice has been withdrawn by such Lender, no further Eurodollar Loans by the affected Lenders shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

(b) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give notice thereof to the Borrower describing the relevant provisions of such Requirement of Law, following which, (i) in the case of Eurodollar Loans, (A) the commitment of such Lender hereunder to make Eurodollar Loans and continue such Eurodollar Loans as such and (B) such Lender’s outstanding Eurodollar Loans shall be converted automatically on the last day of the then current Interest Periods with respect to such Loans (or within such earlier period as shall be required by law) to ABR Loans. If any such conversion or prepayment of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.10.

2.9. Treatment of Borrowings and Payments; Evidence of Debt. (a) [Intentionally Omitted].

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. Amounts paid on account of the Loans may not be reborrowed.

(c) [Intentionally Omitted].

(d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 3:00 p.m. (New York City time) on the due date thereof to the Lenders at their respective Funding Offices, in Dollars and in immediately available funds. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

2.10. Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.10 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error and shall be payable within 30 days of receipt of any such notice. The agreements in this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.11. Superpriority Nature of Obligations and Lenders’ Liens. The priority of Lenders’ Liens on the Collateral owned by the Loan Parties shall be set forth in the Final Order entered with respect to the Cases.

2.12. Taxes. (a) All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, “Taxes”), except for any deduction or withholding required by law. If the Borrower is required to withhold any Non-Excluded Taxes from any amounts payable to any Lender (i) the Borrower shall make such deductions and shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Laws and (ii) the amounts so payable to such Lender shall be increased to the extent necessary to pay to such Lender such additional amounts as may be necessary so that the Lender receives, free and clear of all such Non-Excluded Taxes, a net amount equal to the amount it would have received from the Borrower under this Agreement or any other Loan Document if no such deduction or withholding had been made. For purposes of this Agreement or any other Loan Document, “Non-Excluded Taxes” are withholding Taxes imposed by the United States or any taxing authority thereof or therein on payments made by the Borrower under this Agreement or any other Loan Document other than (a) withholding Taxes imposed on any Lender as a result of a present or former connection between such Lender and the jurisdiction of the United States or any taxing authority thereof or therein imposing such Tax (other than any such connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (b) any branch profits taxes imposed by the United States, (c) any withholding Taxes that exist on the date the Lender becomes a Lender or that arise as a result of a change in status of the Lender as a Governmental Authority which is an agency of the Canadian federal government that is exempt from withholding under the Convention as in effect on the date the Lender becomes a Lender, and (d) withholding Taxes that could be eliminated or reduced by the Lender providing tax forms, certifications, or other documentation.

(b) In addition, the Borrower shall pay any Other Taxes over to the relevant Governmental Authority in accordance with Applicable Law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof (or if an official receipt is not available, such other evidence of payment as shall be reasonably satisfactory to such Lender). If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes required to be paid by the Borrower when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, in each case after receiving at least five days’ advance written notice from the Lender, the Borrower shall indemnify the Lender, as the case may be, for any incremental taxes, Non-Excluded Taxes or Other Taxes, interest, additions to tax, expenses or penalties that may become payable by any Lender, as the case may be, as a result of such failure. The indemnification payments under this Section 2.12(c) shall be made within 30 days after the date such Lender, as the case may be, makes a written demand therefor (together with a reasonably detailed calculation of such amounts).

(d) Each Lender (or any Transferee) (other than the United States government (including the Treasury)) that either (i) is not incorporated under the laws of the United States, any state thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “insurance company,” or “assurance company” (a “Non-U.S. Lender”) shall deliver to the Borrower, so long as such Lender is legally entitled to do so, two originals of either U.S. Internal Revenue Service Form W-9, Form W-8BEN, Form W-8EXP, Form W-8ECI, or in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payment of “portfolio interest”, a Form W-8BEN (along with a statement as to certain requirements in order to claim an exemption for “portfolio interest” reasonably acceptable to the Borrower), or Form W-8IMY (with applicable attachments), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming a complete exemption from (or reduced rate of) United States federal withholding tax on all payments by the Borrower under this Agreement or any other Loan Document. In addition, each Lender shall provide any other U.S. tax forms (with applicable attachments) as will reduce or eliminate United States federal withholding tax on payments by the Borrower under this Agreement or any other Loan Document. For the avoidance of doubt, the Canadian Lender shall provide a Form W-8BEN claiming exemption from withholding under the Convention between the United States of America and Canada with respect to Taxes on Income and on Capital (the “Convention”) on the Closing Date. Each Lender (other than the United States government (including the Treasury)) shall provide the appropriate documentation under this clause (d) at the following times (i) prior to the first payment date after becoming a party to this Agreement, (ii) upon a change in circumstances or upon a change in law, in each case, requiring or making appropriate a new or additional form, certificate or documentation, (iii) upon or before the expiration, obsolescence or invalidity of any documentation previously provided to the Borrower and (iv) upon reasonable request by the Borrower. If a Lender is entitled to an exemption from or a reduction of any non-U.S. withholding Tax under the laws of any jurisdiction imposing such Tax on any payments made by the Borrower under this Agreement, then the Lender shall deliver to the Borrower, at the time or times prescribed by Applicable Law and as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate, provided that the Lender is legally entitled to complete, execute and deliver such documentation and without material adverse consequences to the Lender.

(e) If any Lender determines, in its sole good faith discretion, that it has received a refund, credit or other tax benefit in respect of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.12, it shall pay over such refund to the Borrower (but only to the extent of Non-Excluded Taxes or Other Taxes paid by the Borrower plus any interest thereon paid by the relevant Governmental Authority with respect to such refund), net of all out of pocket third-party expenses of the Lender related to claiming such refund or credit, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) within 30 days of the date of such receipt. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, upon the request of the Lender, as the case may be, the Borrower agrees to repay any amount paid over to the Borrower by such Lender pursuant to the immediately preceding sentence if such Lender, as the case may be, is required to repay such amount to such Governmental Authority. This paragraph shall not be construed to (i) interfere with the rights of any Lender to arrange its tax affairs in whatever manner it sees fit, (ii) obligate any Lender to claim any tax refund, (iii) require any Lender to make available its tax returns (or any other information relating to its taxes or any computation with respect thereof which it deems in its sole discretion to be confidential) to the Borrower or any other Person, or (iv) require any Lender to do anything that would in its sole discretion prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(f) Each Lender that is an Assignee shall be bound by this Section 2.12.

(g) The agreements contained in this Section 2.12 shall survive the termination of this Agreement or any other Loan Document and the payments contemplated hereunder or thereunder.

SECTION 3

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement, each Loan Party represents to the Lenders, with respect to itself and each of its Subsidiaries that is a North American Group Member, in each case subject to the Wind-Down, the Orders, the Related Section 363 Transactions, the Cases, the Bankruptcy Code and all orders of the Bankruptcy Court issued in connection with the Cases, that as of the Effective Date:

3.1. Existence. Each North American Group Member (a) is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.

3.2. [Intentionally Omitted].

3.3. [Intentionally Omitted].

3.4. [Intentionally Omitted].

3.5. Action, Binding Obligations. (i) Each North American Group Member has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; (ii) the execution, delivery and performance by each North American Group Member of each of the Loan Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and (iii) each Loan Document has been duly and validly executed and delivered by each North American Group Member party thereto and constitutes a legal, valid and binding obligation of all of the North American Group Members party thereto, enforceable against such North American Group Members in accordance with its terms, subject to the Bankruptcy Exceptions.

3.6. Approvals. Except as required under applicable state and federal bankruptcy rules, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by each North American Group Member of the Loan Documents to which it is a party for the legality, validity or enforceability thereof, except with respect to North American Group Members other than the Debtors for filings and recordings or other actions in respect of the Liens pursuant to the Collateral Documents, unless the same has already been obtained and provided to the Lenders.

3.7. [Intentionally Omitted].

3.8. Investment Company Act. None of the Loan Parties is required to register as an “investment company”, or is a company “controlled” by a Person required to register as an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to any Federal or state statute or regulation which limits its ability to incur Indebtedness.

3.9. [Intentionally Omitted].

3.10. Chief Executive Office; Chief Operating Office. The chief executive office and the chief operating office on the Closing Date for each North American Group Member is located at the location set forth on Schedule 3.10 hereto.

3.11. Location of Books and Records. The location where the North American Group Members keep their books and records including all Records relating to their business and operations and the Collateral are located in the locations set forth in Schedule 3.11.

3.12. [Intentionally Omitted].

3.13. [Intentionally Omitted].

3.14. Expense Policy. The Borrower has taken steps necessary to ensure that (a) the Expense Policy conforms to the requirements set forth herein and (b) the Borrower and its Subsidiaries are in compliance with the Expense Policy.

3.15. Subsidiaries. All of the Subsidiaries of each Loan Party at the date hereof are listed on Schedule 3.15, which schedule sets forth the name and jurisdiction of formation of each of their Subsidiaries and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party or any of their Subsidiaries except as set forth on Schedule 3.15.

3.16. Capitalization. One hundred percent (100%) of the issued and outstanding Capital Stock of each North American Group Member (other than Borrower) is owned by the Persons listed on Schedule 3.16 and, to the knowledge of each Loan Party, such Capital Stock are owned by such Persons, free and clear of all Liens other than Permitted Liens. No Loan Party has issued or granted any options or rights with respect to the issuance of its respective Capital Stock which is presently outstanding except as set forth on Schedule 3.16 hereto.

3.17. Fraudulent Conveyance. Each North American Group Member acknowledges that it will benefit from the Loans contemplated by this Agreement. No North American Group Member is incurring Indebtedness or transferring any Collateral with any intent to hinder, delay or defraud any of its creditors.

3.18. USA PATRIOT Act. (a) No North American Group Member nor any of its respective Affiliates over which it exercises management control (a “Controlled Affiliate”) is a Prohibited Person, and such Controlled Affiliates are in compliance with all applicable orders, rules, regulations and recommendations of OFAC.

(b) No North American Group Member nor any of its members, directors, officers, employees, parents, Subsidiaries or Affiliates: (1) is subject to U.S. or multilateral economic or trade sanctions currently in force; (2) is owned or controlled by, or act on behalf of, any governments, corporations, entities or individuals that are subject to U.S. or multilateral economic or trade sanctions currently in force; or (3) is a Prohibited Person or is otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. persons may not conduct business, including but not limited to lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State.

(c) None of the Collateral is traded or used, directly or indirectly by a Prohibited Person or is located or organized (in the case of a Pledged Entity) in a Prohibited Jurisdiction.

(d) Each North American Group Member has established an anti-money laundering compliance program as required by all applicable anti-money laundering laws and regulations, including without limitation the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA PATRIOT Act”) (collectively, the “Anti-Money Laundering Laws”).

3.19. Embargoed Person. As of the date hereof and at all times throughout the term of any Loan, (a) none of any North American Group Member’s funds or other assets constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which for the avoidance of doubt shall include but shall not be limited to (i) Executive Order No. 13224, effective as of September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA PATRIOT Act), with the result that the investment in the Borrower (whether directly or indirectly), is prohibited by law or any Loan made by the Lenders is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in it with the result that the investment in it (whether directly or indirectly), is prohibited by law or any Loan is in violation of law; (c) none of its funds have been derived from any unlawful activity with the result that the investment in it (whether directly or indirectly), is prohibited by law or any Loans is in violation of law; and (d) neither it nor any of its Affiliates (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation with respect to any indirect ownership is true or a covenant is being complied with under this Section 3.19, no North American Group Member shall be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the ownership of assets by a collective investment fund that holds assets for employee benefit plans or retirement arrangements.

3.20. Use of Proceeds. (a) The proceeds of the Loans shall be used (i) as permitted in the Wind-Down Order or (ii) to finance working capital needs and other general corporate purposes incurred in connection with the Wind-Down, including the payment of expenses associated with the administration of the Cases; provided that, the North American Group Members may not prepay Indebtedness without the prior written consent of the Required Lenders.

(b) Notwithstanding anything to the contrary herein, none of the proceeds of the Loans shall be used in connection with (i) any investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against any Lender, (ii) the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against any Lender, any of their respective affiliates or other Canadian Lender Consortium Member with respect to any loans or other financial accommodations made to any North American Group Member prior to the Petition Date, or (iii) any loans, advances, extensions of credit, dividends or other investments to any person not a North American Group Member; provided, however, that the limitations set forth in this Section 3.20(b) shall not preclude the use of the proceeds of the Loans in connection with any claims, causes of action, adversary proceedings or other litigations against any Governmental Authority (excluding the Canadian Lender Consortium Members) with respect to the imposition or administration of any Tax laws or Environmental Laws. For the avoidance of doubt, the limitations set forth in Section 3.20(b)(i) and (ii) above, shall not limit the use of proceeds with respect to any of the actions and claims described in such clauses against any Governmental Authority that is not (x) a Lender or (y) a Canadian Lender Consortium Member.

(c) The North American Group Members are the ultimate beneficiaries of this Agreement and the proceeds of Loans to be received hereunder. The use of the Loans will comply with all Applicable Laws, including Anti-Money Laundering Laws. No portion of any Loan is to be used, for the “purpose of purchasing or carrying” any “margin stock” as such terms are used in Regulations U and X of the Board, as amended, and the Borrower is not engaged in the business of extending credit to others for such purpose.

3.21. Representations Concerning the Collateral. Each Loan Party represents and warrants to the Lenders:

(a) No Loan Party has assigned, pledged, conveyed, or encumbered any Collateral to any other Person (other than Permitted Liens) and immediately prior to the pledge of any such Collateral, a Loan Party was the sole owner of such Collateral and had good and marketable title thereto, free and clear of all Liens (other than Permitted Liens), and no Person, other than the Lenders has any Lien (other than Permitted Liens) on any Collateral. No security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral which has been signed by any Loan Party or which any Loan Party has authorized any other Person to sign or file or record, is on file or of record with any public office, except such as may have been filed by or on behalf of a Loan Party in favor of the Lenders pursuant to the Loan Documents or in respect of applicable Permitted Liens.

(b) The provisions of the Loan Documents are effective to create in favor of the Lenders a valid security interest in all right, title, and interest of each Loan Party in, to and under the Collateral, subject only to applicable Permitted Liens.

(c) Upon the entry and effectiveness of the Orders and the filing of financing statements on Form UCC-1 naming the Lenders as “Secured Parties” and each Loan Party as “Debtor”, and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 3.21 attached hereto, the security interests granted in the Collateral pursuant to the Collateral Documents will constitute perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the applicable Loan Party in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code, in each case, subject to applicable Permitted Liens and as provided in Section 3.24.

(d) Each Loan Party has and will continue to have the full right, power and authority, to pledge the Collateral, subject to Permitted Liens, and the pledge of the Collateral may be further assigned without any requirement.

3.22. [Intentionally Omitted].

3.23. [Intentionally Omitted].

3.24. Lien Priority. (a) On and after the Closing Date, and the entry of the Orders and after giving effect thereto and the filing of financing statements on Form UCC-1 naming the Lenders as “Secured Parties” and each Loan Party as “Debtor”, and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 3.21 attached hereto subject to the Permitted Liens, the provisions of the Loan Documents are effective to create in favor of the Lenders, legal, valid and perfected Liens on and security interests (having the priority provided for herein and in the Orders) in all right, title and interest in the Collateral, enforceable against each Loan Party that owns an interest in such Collateral and any other Person.

(b) On and after the entry of the Orders and after giving effect thereto and the filing of financing statements on Form UCC-1 naming the Lenders as “Secured Parties” and each Loan Party as “Debtor”, and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 3.21 attached hereto, all Obligations owing by the Loan Parties will be secured by:

(i) valid, perfected, first-priority security interests in and liens (i) with respect to the Debtors, pursuant to section 364(c)(2) of the Bankruptcy Code and (ii) with respect to the Non-Debtor Loan Parties, pursuant to the Collateral Documents (other than the Orders), in each case, on the Collateral that is not subject to non avoidable, valid and perfected liens in existence as of the Petition Date (or to non avoidable valid liens in existence as of the Petition Date that are subsequently perfected as permitted by section 546(b) of the Bankruptcy Code), subject only to Permitted Liens (other than Liens permitted under clause (a) thereof) and the Carve-Out; and

(ii) valid, perfected, security, junior interests in and liens pursuant to (i) with respect to the Debtors, section 364(c)(3) of the Bankruptcy Code and (ii) with respect to the Non-Debtor Loan Parties, pursuant to the Collateral Documents (other than the Orders), in each case, on the Collateral that is subject to non avoidable, valid and perfected liens in existence as of the Petition Date, or to non avoidable valid liens in existence as of the Petition Date that are subsequently perfected as permitted by section 546(b) of the Bankruptcy Code, subject only to the Carve-Out.

(c) On and after the entry of the Orders and after giving effect thereto, all Obligations owing by the Debtors will be an allowed administrative expense claim pursuant to section 364(c)(1) of the Bankruptcy Code in each of the Cases having priority over all administrative expenses of the kind specified in sections 503 and 507 of the Bankruptcy Code and any and all expenses and claims of the Borrower and the other Debtors, whether heretofore or hereafter incurred, including, but not limited to, the kind specified in sections 105, 326, 328, 506(c), 507(a) or 1114 of the Bankruptcy Code, subject only to the Carve-Out.

3.25. [Intentionally Omitted].

3.26. [Intentionally Omitted].

3.27. [Intentionally Omitted].

3.28. Excluded Collateral. Set forth on Annex I to Schedule 3.28 is a complete and accurate list as of the Effective Date of all Excluded Collateral that is Capital Stock of domestic joint ventures, Domestic Subsidiaries, “first-tier” foreign joint ventures, and Foreign 956 Subsidiaries.

3.29. Mortgaged Real Property. After giving effect to the recording of the Mortgages, real property identified on Schedule 1.1C shall be subject to a recorded first lien mortgage, deed of trust or similar security instrument (subject to Permitted Liens).

3.30. [Intentionally Omitted].

3.31. The Final Order. Upon the maturity (whether by the acceleration or otherwise) of any of the Obligations, the Lenders shall, subject to the provisions of Section 7 and the applicable provisions of the Final Order, be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

3.32. Wind-Down Budget. All material facts in the Wind-Down Budget are accurate and the Borrower has disclosed to each Lender all assumptions in the Wind-Down Budget, it being understood that in the case of projections, such projections are based on reasonable estimates, on the date as of which such information is stated or certified.

SECTION 4

CONDITIONS PRECEDENT

4.1. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent, satisfaction of such conditions precedent to be determined by the Required Lenders in their reasonable discretion, except as otherwise set forth below:

(a) Loan Documents. The Lenders shall have received the following documents, which shall be in form satisfactory to each Lender:

(i) this Agreement executed and delivered by the Borrower;

(ii) the Guaranty, executed and delivered by each Guarantor;

(iii) the Equity Pledge Agreement, executed and delivered by each Pledgor;

(iv) [intentionally omitted];

(v) the Environmental Agreement, executed and delivered by each Loan Party party thereto; and

(vi) a promissory note of the Borrower evidencing the Loans of such Lender, substantially in the form of Exhibit G (the “Note”), with appropriate insertions as to date and principal amount.

(b) Related Section 363 Transactions. The Required Lenders and their counsel shall be reasonably satisfied that the terms of the Related Section 363 Transactions and of the Transaction Documents are consistent in all material respects with the information provided to the Lenders in advance of the date hereof or are otherwise reasonably satisfactory to the Required Lenders (the Required Lenders acknowledge that the form of Transaction Documents provided to them on or prior to the date hereof are satisfactory). The Transaction Documents shall have been duly executed and delivered by the parties thereto, all conditions precedent to the Related Section 363 Transactions set forth in the Transaction Documents shall have been satisfied, and the Related Section 363 Transactions shall have been consummated pursuant to such Transaction Documents substantially contemporaneously with the conditions precedent set forth in this Section 4.1, and no provision thereof shall have been waived, amended, supplemented or otherwise modified, in each case in a manner adverse to the Lenders, without the Required Lender’s consent.

(c) Final Order. (i) The Final Order shall have been entered by the Bankruptcy Court and shall have been in full force and effect.

(ii) The Final Order shall not have been reversed, modified, amended, stayed or vacated, in the case of any modification or amendment, in a manner, or relating to a matter, without the consent of the Lenders.

(iii) The Debtors and their respective Subsidiaries shall be in compliance in all respects with the Final Order.

(iv) [Intentionally Omitted].

(v) [Intentionally Omitted].

(d) New CarCo Assignment and Assumption. The Borrower and New CarCo shall have executed and delivered the New CarCo Assignment and Assumption, and all conditions precedent to New CarCo’s $7,072,488,605 First Lien Credit Agreement between New CarCo and Treasury shall have been satisfied or waived by the Treasury in accordance with the terms therewith substantially contemporaneously with the conditions precedent set forth in this Section 4.1.

(e) Canadian Post-Sale Facility. The Canadian Post-Sale Facility, in form and substance satisfactory to the Lenders, shall have become effective and the Lenders shall have received all documents, instruments and related agreements in connection with the Canadian Post-Sale Facility.

(f) Canadian PV Loan Agreement. The Canadian PV Loan Agreement, in form and substance satisfactory to the Lenders, shall have become effective and the Lenders shall have received all documents, instruments and related agreements in connection with the Canadian PV Loan Agreement.

(g) [Intentionally Omitted].

(h) [Intentionally Omitted].

(i) Wind-Down Budget. The Borrower shall have delivered to the Lenders the Wind-Down Budget in form and substance satisfactory to the Required Lenders.

(j) [Intentionally Omitted].

(k) Litigation. There shall not exist any action, suit, investigation, litigation or proceeding pending (other than the Cases) or threatened in any court or before any arbitrator or Governmental Authority that, in the sole discretion of the Required Lenders, materially or adversely affects any of the transactions contemplated hereby, or that has or could be reasonably likely to have a Material Adverse Effect.

(l) [Intentionally Omitted].

(m) Consents. The Lenders shall have received all necessary third party and governmental waivers and consents, and each Loan Party shall have complied with all Applicable Laws, decrees and material agreements.

(n) No Default. No Default or Event of Default shall exist on the Effective Date or after giving effect to the transactions contemplated to be consummated on the Effective Date pursuant to the Transaction Documents and the Loan Documents.

(o) Accuracy of Representations and Warranties. All representations and warranties made by the North American Group Members in or pursuant to the Loan Documents shall be true and correct in all material respects.

(p) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Lenders shall have received (i) a certificate of the secretary or assistant secretary of each Loan Party, dated the Effective Date, substantially in the form of Exhibit B-1, with appropriate insertions and attachments, including the certificate of incorporation (or equivalent organizational document) of each Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party (provided that, to the extent applicable, in lieu of delivering the certificate of incorporation and other organizational documents, such certificate may include a certification that such documents not have been amended, supplemented or otherwise modified since the Closing Date), (ii) bring down good standing certifications for each Loan Party from its jurisdiction of organization and (iii) a certificate of the Borrower and each Guarantor, dated the Effective Date, to the effect that the conditions set forth in this Section 4.1 have been satisfied, substantially in the form of Exhibit B-2.

(q) Legal Opinion. The Lenders shall have received the executed legal opinion of Weil, Gotshal and Manges LLP, New York counsel to the Loan Parties, substantially in the form of Exhibit E, as to New York law, United States federal law and the Delaware General Corporation Law.

SECTION 5

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees to, and to cause each of its Subsidiaries that is a North American Group Member to, so long as any Loan is outstanding and until payment in full of all Obligations, in each case except as shall be required in connection with the Wind-Down, and subject to the Orders, the Related Section 363 Transactions, the Cases, the Bankruptcy Code and all orders of the Bankruptcy Court issued in connection with the Cases:

5.1. Financial Statements. The Borrower shall deliver to the Lenders:

(a) as soon as reasonably possible after receipt by the subject North American Group Member, a copy of any material report that may be prepared and submitted by such North American Group Member’s independent certified public accountants at any time or any other material report with respect to the North American Group Members provided to the Borrower and its Subsidiaries pursuant to the Transition Services Agreement;

(b) from time to time such other information regarding the financial condition, operations, or business of any North American Group Member as any Lender may reasonably request;

(c) promptly upon their becoming available, copies of such other financial statements and reports, if any, as any North American Group Member may be required to publicly file with the SEC or any similar or corresponding governmental commission, department or agency substituted therefor, or any similar or corresponding governmental commission, department, board, bureau, or agency, federal or state;

(d) [intentionally omitted];

(e) notice of and copies of each Debtors’ pleadings filed in the Cases in connection with any material contested matter or adversary proceeding in the Cases (but the foregoing may be satisfied by including each of the Lenders and their counsel in a “core service group,” to receive copies of all pleadings under any order establishing notice and service requirements in the Cases), and such additional information with respect to such matters as either of the Lenders may reasonably request, and which notice shall also include sending copies of any pleadings or other documents that the Borrower or other Debtors seek to file under seal to each of the lenders and their counsel, provided, however, that if (in addition to the confidentiality provisions of this Agreement) additional confidentiality provisions are needed (i.e. if required by third parties), the Lenders and the Borrower shall endeavor to work out reasonable additional confidentiality terms;

(f) no later than the twentieth Business Day following the last day of each fiscal quarter, a report (a “Quarterly Report”) setting forth in reasonable detail the anticipated receipts and disbursements of the North American Group Members for the immediately succeeding twelve-month period (on a calendar month basis) and the aggregate amount of cash and Cash Equivalents of the North American Group Members as of the last day of the immediately preceding fiscal quarter, in form and substance reasonably satisfactory to the Required Lenders. Each Quarterly Report shall be accompanied by a certificate of a Responsible Officer certifying that such Quarterly Report was prepared in good faith and are based on reasonable estimates on the date as of which such information is certified; and

(g) on the first Business Day of February to occur each year from the Effective Date until the Maturity Date, a report setting forth in reasonable detail the three-year business plan of the Borrower.

5.2. Notices; Reporting Requirements. The relevant Loan Party shall deliver written notice to the Lenders of the following:

(a) Defaults. Promptly after a Responsible Officer or any officer of a North American Group Member with a title of at least executive vice president becomes aware of the occurrence of any Default or Event of Default, or any event of default under any publicly filed material Contractual Obligation of any Group Member;

(b) Litigation. Promptly after a Responsible Officer or an attorney in the general counsel’s office of a North American Group Member obtains knowledge of any action, suit or proceeding instituted by or against such North American Group Member or any of its Subsidiaries in any federal or state court or before any commission, regulatory body or Governmental Authority (i) in which the amount in controversy, in each case, is an amount equal to $25,000,000 or more, (ii) in which injunctive or similar relief is sought, or (iii) which relates to any Loan Document, the relevant Loan Party shall furnish to the Lenders notice of such action, suit or proceeding;

(c) Material Adverse Effect on Collateral. Promptly upon any North American Group Member becoming aware of any default or any event or change in circumstances related to any Collateral which, in each case, could reasonably be expected to have a Material Adverse Effect;

(d) Judgments. Promptly upon the entry of a judgment or decree against any Loan Party or any of its Subsidiaries in an amount in excess of $15,000,000;

(e) Environmental Events. As soon as possible and in any event within seven Business Days of obtaining knowledge thereof: (i) any development, event, or condition occurring after the date hereof that, individually or in the aggregate with other developments, events or conditions occurring after the date hereof, could reasonably be expected to result in the payment by the Group Members, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, any Group Member; to the extent such Environmental Permit is material to the continued operations or business of the Group Members or of any manufacturing related facility;

(f) Material Adverse Effect. Any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

(g) Insurance. Promptly upon any material change in the insurance coverage required of any Loan Party or any other Person pursuant to any Loan Document, with copy of evidence of same attached;

(h) Compliance Certificate. On the tenth Business Day of each calendar month, beginning with the first month to occur after the Effective Date, a Compliance Certificate, executed by a Responsible Officer of the Borrower, stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

(i) Investment Reports. With respect to any Investment made pursuant to clause (p)(i) or (ii) of the definition of Permitted Investments, on the tenth Business Day of each calendar month, beginning with the month immediately following the calendar month in which the first such Investment is made, a report executed by a Responsible Officer of the Borrower, setting forth (x) the amount of each Investment made pursuant to each of clause (p)(i) and/or (p)(ii), if any, in the immediately proceeding calendar month, (y) a description of each such Investment, if any, and (z) the aggregate amount of Investments made pursuant to each of clause (p)(i) and (p)(ii) since the Effective Date, if any, as of the end of the immediately preceding calendar month;

(j) [Intentionally Omitted];

(k) [Intentionally Omitted];

(l) Expense Policy. Within 15 days after the conclusion of each calendar month, beginning with the month in which the Effective Date occurs, the Borrower shall deliver to the Lenders a certification signed by a Responsible Officer of the Borrower that (i) the Expense Policy conforms to the requirements set forth herein; (ii) the Borrower and its Subsidiaries are in compliance with the Expense Policy; and (iii) there have been no material amendments to the Expense Policy or deviations from the Expense Policy other than those that have been disclosed to and approved by the Lenders; provided that the requirement to deliver the certification referenced in this Section 5.2(l) may be qualified as to the best of such Responsible Officer’s knowledge after due inquiry and investigation;

(m) Executive Privileges and Compensation. The Borrower shall submit a certification on the last day of each fiscal quarter beginning with the fiscal quarter ended September 30, 2009, certifying that the Borrower has complied with and is in compliance with the provisions set forth in Section 5.16. Such certification shall be made to the Lenders by an SEO of the Borrower, subject to the requirements and penalties set forth in Title 18, United States Code, Section 1001; and

(n) Organizational Documents. Subject to Section 6.6, each North American Group Member shall furnish prompt written notice to the Lenders of any material amendment to such entity’s organizational documents and copies of such amendments.

Each notice required to be provided pursuant to this Section 5.2(a)-(f) above shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

5.3. Existence. (a) Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

(b) pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all their Postpetition obligations of whatever nature, except (i) where such payment, discharge or satisfaction is prohibited by the Orders, the Bankruptcy Code, the Bankruptcy Rules or an order of the Bankruptcy Court or by this Agreement or the Wind-Down Budget, or (ii) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be;

(c) comply with the requirements of all Applicable Laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect on any Loan Party or the Collateral;

(d) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all contingencies, and all other reserves;

(e) (i) change the location of its chief executive office/chief place of business from that specified in Section 3.10, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains records with respect to the Collateral, or (iii) reincorporate or reorganize under the laws of another jurisdiction, it shall give the Lenders written notice thereof not later than ten (10) days after such event occurs, and shall deliver to the Lenders all Uniform Commercial Code financing statements and amendments as the Lenders shall request and take all other actions deemed reasonably necessary by the Lenders to continue its perfected status in the Collateral with the same or better priority;

(f) keep in full force and effect the provisions of its charter documents, certificate of incorporation, by-laws, operating agreements or similar organizational documents; and

(g) comply (i) in the case of each North American Group Member that is not a Debtor, with all Contractual Obligations in a manner such that a Material Adverse Effect could not reasonably be expected to result and (ii) in the case of each Debtor, with all material Postpetition Contractual Obligations (including the Transition Services Agreement).

5.4. Payments of Taxes. Except as prohibited by the Bankruptcy Code, the Borrower will and will cause each Group Member (i) to timely file or cause to be filed all federal and material state and other Tax returns that are required to be filed and all such Tax returns shall be true and correct and (ii) to timely pay and discharge or cause to be paid and discharged promptly all Taxes, assessments and governmental charges or levies arising Postpetition and imposed upon the Borrower or any of the other Group Members or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a Lien or charge upon such properties or any part thereof; provided that it shall not constitute a violation of the provisions of this Section 5.4 if the Borrower or any of the other Group Members shall fail to pay any such Tax, assessment, government charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.

5.5. Use of Proceeds. The Loan Parties and their Subsidiaries shall use the Loan proceeds only for the purposes set forth in Section 3.20 and in a manner generally consistent with the Wind-Down Budget, except as otherwise permitted in Section 3.20(a)(i).

5.6. Maintenance of Existence; Payment of Obligations; Compliance with Law. Subject to the Orders, the Related Section 363 Transactions and the Cases, each Loan Party shall:

(a) keep all property useful and necessary in its business in good working order and condition; and

(b) maintain errors and omissions insurance and blanket bond coverage in such amounts as are in effect on the Closing Date (as disclosed to the Lenders in writing except in the event of self-insurance) and shall not reduce such coverage without the written consent of the Lenders, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities. Notwithstanding anything to the contrary in this Section 5.6, to the extent that any North American Group Member is engaged in self-insurance with respect to any of its property as of the Closing Date, such Loan Party may, if consistent with past practices, continue to engage in such self-insurance throughout the term of this Agreement; provided, that the North American Group Members shall promptly obtain third party insurance that conforms to the criteria in this Section 5.6 at the request of the Lenders.

5.7. Further Identification of Collateral. Each Loan Party will furnish to the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as any Lender may reasonably request, all in reasonable detail.

5.8. Defense of Title. Subject to the Wind-Down, the Orders, the Related Section 363 Transactions, the Cases, the Bankruptcy Code and all orders of the Bankruptcy Court, each Loan Party warrants and will defend the right, title and interest of the Lenders in and to all Collateral against all adverse claims and demands of all Persons whomsoever, subject to (x) the restrictions imposed by the Existing Agreements to the extent that such restrictions are valid and enforceable under the applicable Uniform Commercial Code and other Requirements of Law and (y) the rights of holders of any Permitted Lien.

5.9. Preservation of Collateral. Subject to the Wind-Down, the Orders, the Related Section 363 Transactions, the Cases, the Bankruptcy Code and all orders of the Bankruptcy Court, each Loan Party shall do all things necessary to preserve the Collateral so that the Collateral remains subject to a perfected security interest with the priority provided for such security interest under the Loan Documents. Without limiting the foregoing, each Loan Party will comply with all Applicable Laws, rules and regulations of any Governmental Authority applicable to such Loan Party or relating to the Collateral and will cause the Collateral to comply, with all Applicable Laws, rules and regulations of any such Governmental Authority, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect. No Loan Party will allow any default to occur for which any Loan Party is responsible under any Loan Documents and each Loan Party shall fully perform or cause to be performed when due all of its obligations under the Loan Documents.

5.10. Maintenance of Papers, Records and Files. (a) each North American Group Member will maintain all Records in good and complete condition and preserve them against loss or destruction, all in accordance with industry and customary practices;

(b) each North American Group Member shall collect and maintain or cause to be collected and maintained all Records relating to its business and operations and the Collateral in accordance with industry custom and practice, including those maintained pursuant to the preceding subsection, and all such Records shall be in the possession of the North American Group Members or reasonably obtainable upon the request of any Lender unless the Lenders otherwise approve; and

(c) for so long as any Lender has an interest in or Lien on any Collateral, each North American Group Member will hold or cause to be held all related Records in trust for such Lender. Each North American Group Member shall notify, or cause to be notified, every other party holding any such Records of the interests and Liens granted hereby.

5.11. Maintenance of Licenses. Subject to the Wind-Down, the Orders, the Related Section 363 Transactions and the Cases, the Bankruptcy Code and all orders of the Bankruptcy Court, except where the failure to do so could not reasonably be likely to have a Material Adverse Effect, each Loan Party shall (i) maintain all licenses, permits, authorizations or other approvals necessary for such Loan Party to conduct its business and to perform its obligations under the Loan Documents, (ii) remain in good standing under the laws of the jurisdiction of its organization, and in each other jurisdiction where such qualification and good standing are necessary for the successful operation of such Loan Party’s business, and (iii) shall conduct its business in accordance with Applicable Law in all material respects.

5.12. Payment of Obligations. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and each North American Group Member will duly and punctually pay or cause to be paid all fees and other amounts from time to time owing by it hereunder or under the other Loan Documents, all in accordance with the terms of this Agreement and the other Loan Documents. Each North American Group Member will, and will cause each of its Subsidiaries to, pay (i) with respect to each Debtor its Postpetition obligations; and (ii) with respect to each other Group Member its obligations, in each case including tax liabilities, assessments and governmental charges or levies imposed upon such Person or upon its income and profits or upon any of its property, real, personal or mixed (including without limitation, the Collateral) or upon any part thereof, as well as any other lawful claims which, if unpaid, could reasonably be expected to become a Lien upon such properties or any part thereof, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the relevant Loan Party, or such Subsidiary, has set aside on its books adequate reserves with respect thereto and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

5.13. OFAC. At all times throughout the term of this Agreement, each Loan Party and its Controlled Affiliates (a) shall be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC and (b) shall not permit any Collateral to be maintained, insured, traded, or used (directly or indirectly) in violation of any United States statutes, rules or regulations, in a Prohibited Jurisdiction or by a Prohibited Person, and no lessee or sublessee shall be a Prohibited Person or a Person organized in a Prohibited Jurisdiction.

5.14. Investment Company. Each North American Group Member will conduct its operations in a manner which will not subject it to registration as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended from time to time.

5.15. Further Assurances. Subject to the Wind-Down, the Orders, the Related Section 363 Transactions and the Cases, the Borrower shall, and shall cause each North American Group Member to, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Lenders may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Group Member which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents that requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that such Lender may be required to obtain from the Borrower or any Group Member such governmental consent, approval, recording, qualification or authorization.

5.16. Executive Privileges and Compensation. (a) Subject to the Wind-Down, the Orders, the Related Section 363 Transactions and the Cases, the Borrower shall comply with the following restrictions on executive privileges and compensation:

(i) the Borrower shall take all necessary action to ensure that its Specified Benefit Plans comply in all respects with the EESA, including, without limitation, the provisions of the Capital Purchase Program (as defined in the EESA) and the TARP Standards for Compensation and Corporate Governance, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 C.F.R. Part 30, or any other guidance or regulations promulgated under the EESA, as the same shall be in effect from time to time (collectively, the “Compensation Regulations”), and shall not adopt any new Specified Benefit Plan (x) that does not comply therewith or (y) that does not expressly state and require that such Specified Benefit Plan and any compensation thereunder shall be subject to all relevant Compensation Regulations adopted, issued or released on or after the date any such Specified Benefit Plan is adopted. To the extent that the Compensation Regulations change, or are implemented in a manner that requires changes to then-existing Specified Benefit Plans, the Borrower shall effect such changes to its Specified Benefit Plans as promptly as practicable after it has actual knowledge of such changes in order to be in compliance with this Section 5.16(a)(i) (and shall be deemed to be in compliance for a reasonable period within which to effect such changes);

(ii) the Borrower shall be subject to the limits on the deductibility of executive compensation imposed by section 162(m)(5) of the Code, as applicable;

(iii) the Borrower shall not pay or accrue any bonus or incentive compensation to the Senior Employees, except as may be permitted under the EESA or the Compensation Regulations;

(iv) the Borrower shall not adopt or maintain any compensation plan that would encourage manipulation of its reported earnings to enhance the compensation of any of its employees;

(v) the Borrower shall maintain all suspensions and other restrictions of contributions to Specified Benefit Plans that are in place or initiated as of the Closing Date; and

(vi) the Borrower shall otherwise comply with the provisions of the Capital Purchase Program and the TARP Standards for Compensation and Corporate Governance, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 C.F.R. Part 30, including without limitation the prohibition on golden parachute and tax “gross up” payments, the requirement with respect to the establishment of a compensation committee of the board of directors, and the requirement that the Borrower provide certain disclosures to the Treasury and the Borrower’s primary regulator.

At all times throughout the term of this Agreement, the Required Lenders shall have the right to require any Group Member to claw back any bonuses or other compensation, including golden parachutes, paid to any Senior Employees in violation of any of the foregoing.

(b) On or prior to September 15, 2009, the Borrower shall cause (i) its principal executive officer and principal financial officer (or, in each case, a person acting in a similar capacity) and (ii) its compensation committee, as applicable, to provide the certifications to the Treasury and the Borrower’s primary regulator required by the rules set forth in 31 C.F.R. Part 30. The Borrower shall preserve appropriate documentation and records to substantiate such certification in an easily accessible place for a period not less than three years following the Maturity Date.

From the Closing Date until the repayment of all Obligations, the Borrower shall comply with the provisions of this Section 5.16.

5.17. Aircraft. With respect to any private passenger aircraft or interest in such aircraft that is owned or held by the Borrower or any of its respective Subsidiaries immediately prior to the Closing Date, such party shall demonstrate to the satisfaction of the Treasury that it is taking all reasonable steps to divest itself of such aircraft or interest. In addition, the Borrower shall not acquire or lease any private passenger aircraft or interest in private passenger aircraft after the Closing Date.

5.18. Restrictions on Expenses. (a) The Borrower shall maintain and implement an Expense Policy, provide the Expense Policy to the Treasury and the Borrower’s primary regulatory agency, and post the text of the Expense Policy on its Internet website, if the Borrower maintains a company website, and distribute the Expense Policy to all employees covered under the Expense Policy. Any material amendments to the Expense Policy shall require the prior written consent of the Treasury, and any material deviations from the Expense Policy, whether in contravention thereof or pursuant to waivers provided for thereunder, shall promptly be reported to the Treasury.

(b) The Expense Policy shall, at a minimum: (i) require compliance with all Requirements of Law, (ii) apply to the Borrower and all of its Subsidiaries, (iii) govern (A) the hosting, sponsorship or other payment for conferences and events, (B) travel accommodations and expenditures, (C) consulting arrangements with outside service providers, (D) any new lease or acquisition of real estate, (E) expenses relating to office or facility renovations or relocations, and (F) expenses relating to entertainment or holiday parties, (iv) provide for (A) internal reporting and oversight, and (B) mechanisms for addressing non-compliance with the Expense Policy and (v) comply in all respects with the provisions of the Capital Purchase Program and the TARP Standards for Compensation and Corporate Governance, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 C.F.R. Part 30.

5.19. Employ American Workers Act. The Borrower shall comply, and the Borrower shall take all necessary action to ensure that its Subsidiaries comply, in all respects with the provisions of the EAWA in all respects.

5.20. Internal Controls; Recordkeeping; Additional Reporting. (a) The Borrower shall promptly establish internal controls to provide reasonable assurance of compliance in all material respects with each of the Borrower’s covenants and agreements set forth in Sections 5.16, 5.17, 5.18, 5.19 and 5.20(b) hereof and shall collect, maintain and preserve reasonable records evidencing such internal controls and compliance therewith, a copy of which records shall be provided to the Lenders promptly upon request. On the 15th day after the last day of each calendar quarter (or, if such day is not a Business Day, on the first Business Day after such day) commencing with the calendar quarter ending September 30, 2009, the Borrower shall deliver to the Treasury (at its address set forth in Section 8.2) a report setting forth in reasonable detail (x) the status of implementing such internal controls and (y) the Borrower’s compliance (including any instances of material non-compliance) with such covenants and agreements. Such report shall be accompanied by a certification duly executed by an SEO of the Borrower stating that such quarterly report is accurate in all material respects to the best of such SEO’s knowledge, which certification shall be made subject to the requirements and penalties set forth in Title 18, United States Code, Section 1001.

(b) The Borrower shall use its reasonable best efforts to account for the use and expected use of the proceeds from the Loans. On the 30th day after the last day of each month (or, if such day is not a Business Day, on the first Business Day after such day) commencing with July 31, 2009, the Borrower shall deliver to the Lenders (at their respective addresses set forth in Section 8.2) a report setting forth in reasonable detail the actual results of the operations of the Borrower and its Subsidiaries for such month, which shall include (without limitation) a budget-to-actual variance analysis. Such report shall be accompanied by a certification duly executed by an SEO of the Borrower that such monthly report is accurate in all material respects to the best of such SEO’s knowledge, which certification shall be made subject to the requirements and penalties set forth in Title 18, United States Code, section 1001.

(c) The Borrower shall collect, maintain and preserve reasonable records relating to the implementation of all Federal support programs provided to the Borrower or any of its Subsidiaries pursuant to the EESA, the use of the proceeds thereunder and the compliance with the terms and provisions of such programs; provided that the Borrower shall have no obligation to comply with the foregoing in connection with any such program to the extent that such program independently requires, by its express terms, the Borrower to collect, maintain and preserve any records in connection therewith. The Borrower shall provide the Treasury with copy of all such reasonable records promptly upon request.

5.21. Waivers. (a) For any Person who is a Loan Party as of the Closing Date and any Person that becomes a Loan Party after the Closing Date, the Borrower shall cause a waiver, in substantially the form attached hereto as Exhibit D-1, to be duly executed by such North American Group Member and promptly delivered to the Treasury.

(b) For any Person who is an SEO as of the Closing Date and any Person that becomes an SEO after the Closing Date, the Borrower shall cause a waiver, in substantially the form attached hereto as Exhibit D-2, to be duly executed by such SEO, and promptly delivered to the Treasury.

(c) For any Person who is an SEO as of the Closing Date and any Person that becomes an SEO after the Closing Date, the Borrower shall cause a consent and waiver, in substantially the form attached hereto as Exhibit D-3, to be duly executed by such SEO, and promptly delivered to the Borrower (with a copy to the Treasury).

(d) For any Person who is a Senior Employee as of the Closing Date and any Person that becomes an Senior Employee after the Closing Date, the Borrower shall cause a waiver, in substantially the form attached hereto as Exhibit D-4, to be duly executed by such Senior Employee, and promptly delivered to the Treasury.

(e) For any Person who is a Senior Employee as of the Closing Date and any Person that becomes an Senior Employee after the Closing Date, the Borrower shall cause a consent and waiver, in substantially the form attached hereto as Exhibit D-5, to be duly executed by such Senior Employee, and promptly delivered to the Borrower (with a copy to the Treasury).

(f) For the avoidance of doubt, this requirement will be deemed satisfied for the United States with respect to Loan Parties that are party to the Existing UST Term Loan Agreement and any SEO or Senior Employee, to the extent such Loan Party, SEO or Senior Employee has previously provided such a waiver to the Treasury.

5.22. [Intentionally Omitted].

5.23. Additional Guarantors. Except as otherwise agreed to by the Required Lenders, the Borrower shall cause each Domestic Subsidiary of a North American Group Member who becomes a Debtor after the Closing Date to become a Guarantor (each, an “Additional Guarantor”) in accordance with Section 4.24 of the Guaranty, other than (i) [intentionally omitted], (ii) any Foreign 956 Subsidiary, (iii) any Other Foreign 956 Subsidiary and (iv) any Non-U.S. Subsidiary owned in whole or in part by a Foreign 956 Subsidiary, except in the case of clauses (i) through (iv), any Subsidiaries that were guarantors under the Existing UST Term Loan Agreement.

5.24. Provide Additional Information. Each North American Group Member shall, promptly, from time to time and upon request of any Lender, furnish to such Lender such information, documents, records or reports with respect to the Collateral, the Indebtedness of the North American Group Members or any Subsidiary thereof or the corporate affairs, conditions or operations, financial or otherwise, of such North American Group Member as any Lender may reasonably request, including without limitation, providing to such Lender reasonably detailed information with respect to each inquiry of such Lender raised with the North American Group Members prior to the Closing Date.

5.25. Inspection of Property; Books and Records; Discussions. Subject to the Wind-Down, the Orders, the Related Section 363 Transactions and the Cases, the Borrower shall, and shall cause each Group Member to, (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and (b) permit representatives of any Lender, the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States to visit and inspect any of its properties and examine and make abstracts from any of its books and records and other data delivered to them pursuant to the Loan Documents at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with its independent certified public accountants.

5.26. Governance of Borrower. Promptly after the Effective Date, the Borrower shall cause its by-laws to be amended and maintained to provide as follows:

(a) From the date of such amendment until a plan of liquidation confirmed by the Bankruptcy Court is effective for each of the Cases (such date, the “Liquidation Plan Effective Date”):

(i) the Borrower’s Board of Directors shall be comprised of five (5) members (it being understood that so long as the Borrower is diligently and in good faith pursuing the nomination and appointment of members to the Borrower’s Board of Directors, no Default shall arise under the Wind-Down Facility Agreement from the fact that from time to time, the Borrower’s Board of Directors might consist of fewer than five (5) members);

(ii) subject to clauses (iii) and (iv) below, (A) the Required Lenders, as a group, shall have the right to nominate three (3) individuals as members to the Board of Directors and (B) the Creditors’ Committee, as a group, shall have the right to nominate two (2) individuals as members to the Borrower’s Board of Directors, and each of the Required Lenders, the Creditors’ Committee, and the Borrower shall use its commercially reasonable efforts to cause the election to the Board of Directors of such individuals as directors of Borrower (unless the Board of Directors reasonably concludes that any such individual is not eligible to serve as a director, in which event the Required Lenders or Creditors’ Committee, as the case may be, shall nominate a substitute individual);

(iii) prior to the appointment of any individual as director of the Borrower by the Board of Directors, such individual shall be subject to a review by and shall be reasonably acceptable to the Required Lenders and the Creditors’ Committee (it being understood that so long as the Borrower is diligently and in good faith pursuing the nomination and appointment of members to its Board of Directors that satisfy the requirements of the undertaking set forth in this Annex, no Default shall arise under the Wind-Down Facility Agreement from the fact that the foregoing parties have not agreed on acceptable nominees);

(iv) upon the vacancy of a director’s position on the Borrower’s Board of Directors (whether by resignation of a director or otherwise), the party with the right to nominate such director hereby shall be entitled to nominate such director’s replacement; provided that, at no time shall the majority of the members serving on the Borrower’s Board of Directors be members nominated by the Creditors’ Committee; and

(v) at least one director nominated by each of the Required Lenders and the Creditors’ Committee shall be appointed to any committee of the Borrower’s Board of Directors.

(b) The provisions of the Borrower’s by-laws relating to the matters set forth in clause (a) above, as amended in accordance with the terms thereof shall remain in effect and may not be amended or repealed in whole or in any part, nor may any provision inconsistent with any of the preceding provisions (in whole or in part) be adopted other than (i) with respect to any period, by a unanimous approval of the Borrower’s Board of Directors or (ii) with respect to the period on or after the Liquidation Plan Effective Date, by a unanimous approval of the Borrower’s Board of Directors, or if such unanimous approval of the Borrower’s Board of Directors is not obtained, as determined by the Bankruptcy Court.

(c) Notwithstanding anything in this Agreement to the contrary, the Creditors’ Committee (or the Unsecured Creditors Representative, as applicable) is intended to and shall be a third-party beneficiary of this Section 5.26, and shall be legally entitled to enforce the provisions hereof, but only to the extent that the Creditors’ Committee (or the Unsecured Creditors Representative, as applicable) shall have take the action contemplated by this Section 5.26 to have been taken by such Person.

SECTION 6

NEGATIVE COVENANTS

Each Loan Party hereby covenants and agrees to, and to cause itself and each of its Subsidiaries that is a North American Group Member to, so long as any Loan or any interest or fee payable hereunder is owing to any Lender, each North American Group Member will abide by the following negative covenants, in each case except as shall be required in connection with the Wind-Down and subject to the Orders, the Related Section 363 Transactions, the Cases, the Bankruptcy Code and all orders of the Bankruptcy Court issued in connection with the Cases:

6.1. Prohibition on Fundamental Changes. No North American Group Member shall, at any time, directly or indirectly, (i) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or Dispose of all or substantially all of its Property without the Lender’s prior consent, provided, any Guarantor may merge, consolidate, amalgamate into, or Dispose of all or substantially all of its Property to another North American Group Member; or (ii) form or enter into any partnership, syndicate or other combination (other than joint ventures permitted by Section 6.14) that could reasonably be expected to have a Material Adverse Effect.

6.2. Lines of Business. No North American Group Member will engage to any substantial extent in any line or lines of business activity other than the businesses generally carried on by the North American Group Members as of the Closing Date or businesses reasonably related thereto.

6.3. Transactions with Affiliates. No North American Group Member will (a) enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property (including Collateral) or the rendering of any service, with any Affiliate unless such transaction is (i) in the ordinary course of such North American Group Member’s business, and (ii) generally upon fair and reasonable terms and, with respect to any transaction with an Affiliate that is not a Group Member, no less favorable to such North American Group Member than it would obtain in an arm’s length transaction with a Person which is not an Affiliate (other than any transaction that occurs pursuant to an agreement in effect as of the Petition Date), and in either case, is otherwise permitted under this Agreement, or (b) make a payment that is not otherwise permitted by this Section 6.3 to any Affiliate. Irrespective of whether such transactions comply with the provisions of this Section 6.3, but subject to the other restrictions set forth elsewhere in this Agreement, the Loan Parties shall be permitted to (x) transact business in the ordinary course with (i) the joint ventures in which the Loan Parties or their Subsidiaries participate and (ii) [intentionally omitted], and (y) make Restricted Payments permitted under Section 6.5.

6.4. Limitation on Liens. No North American Group Member will, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

6.5. Restricted Payments. Without the Lenders’ consent, no North American Group Member shall, (i) declare or pay any dividend (other than dividends payable solely in common Capital Stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of any North American Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any North American Group Member and (ii) optionally prepay, repurchase, redeem or otherwise optionally satisfy or defease with cash or Cash Equivalents any Indebtedness (any such payment referred to in clauses (i) and (ii), a “Restricted Payment”), other than:

(a) redemptions, acquisitions or the retirement for value or repurchases (or loans, distributions or advances to effect the same) of shares of Capital Stock from current or former officers, directors, consultants and employees, including upon the exercise of stock options or warrants for such Capital Stock, or any executive or employee savings or compensation plans, or, in each case to the extent applicable, their respective estates, spouses, former spouses or family members or other permitted transferees;

(b) any Subsidiary (including an Excluded Subsidiary) may make Restricted Payments to its direct parent or to the Borrower or any Guarantor that is a Wholly Owned Subsidiary;

(c) any JV Subsidiary may make Restricted Payments required or permitted to be made pursuant to the terms of the joint venture arrangements in effect on the Closing Date (or otherwise as approved by the Required Lenders) of holders of its Capital Stock, provided that, the Borrower and its Subsidiaries have received their pro rata portion of such Restricted Payments; and

(d) any Subsidiary that is not a North American Group Member may make Restricted Payments to any other Subsidiary or Subsidiaries that are not North American Group Members.

For the avoidance of doubt this Section 6.5 shall not restrict in any manner any North American Group Member from Disposing of any New GM Equity Interests.

6.6. Amendments to Transaction Documents. (a) No North American Group Member will amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to New CarCo and its successors or any of its Subsidiaries pursuant to the Transaction Documents such that after giving effect thereto such indemnities or licenses, taken as a whole, shall be materially less favorable to the interests of the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Transaction Documents.

6.7. Changes in Fiscal Periods. No North American Group Member will permit its fiscal year to end on a day other than December 31 or change its method of determining fiscal quarters, in each case, unless otherwise agreed by the Required Lenders.

6.8. Negative Pledge. No North American Group Member will, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any North American Group Member to create, incur, assume or permit to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, other than this Agreement, the other Loan Documents, the Existing Agreements, and Permitted Liens; provided that the agreements excepted from the restrictions of this Section shall include customary negative pledge clauses in agreements providing refinancing Indebtedness or permitted unsecured Indebtedness.

6.9. Indebtedness. No North American Group Member will, create, incur, assume or suffer to exist any Indebtedness except Permitted Indebtedness.

6.10. Investments. No North American Group Member will make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except Permitted Investments.

6.11. Action Adverse to the Collateral. Except as permitted under any provision of this Agreement, no Loan Party shall or shall permit any Pledged Entity that is a Subsidiary to take any action that would directly or indirectly materially impair or materially adversely affect such North American Group Member’s title to, or the value of, the Collateral, or materially increase the duties, responsibilities or obligation of any North American Group Member.

6.12. Limitation on Sale of Assets. Subject to the Wind-Down, the Orders, the Related Section 363 Transactions and the Cases and any other applicable provision of any Loan Document, each North American Group Member shall have the right to Dispose freely of any of its Property (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired.

6.13. [Intentionally Omitted].

6.14. JV Agreements. No North American Group Member or Pledged Entity shall allow any modification or amendment to any JV Agreement, except that any such party that is not a Debtor may modify or amend any JV Agreement; provided that such amendment or modification could not reasonably be expected to have a Material Adverse Effect.

6.15. Swap Agreements. The North American Group Members will not itself, and will not permit any of their respective Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual or anticipated exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

6.16. Clauses Restricting Subsidiary Distributions. The Borrower will not, and will not permit any Guarantor to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Guarantor to (a) make Restricted Payments in respect of any Capital Stock of such Guarantor held by, or pay any Indebtedness owed to, the Borrower or any other Guarantor, (b) make loans or advances to, or other Investments in, the Borrower or any other Guarantor or (c) transfer any of its assets to the Borrower or any other Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Guarantor imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Guarantor, (iii) any agreement or instrument governing Indebtedness assumed in connection with the acquisition of assets by the Borrower or any Guarantor permitted hereunder or secured by a Lien encumbering assets acquired in connection therewith, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, (iv) restrictions on the transfer of assets subject to any Lien permitted by Section 6.4 imposed by the holder of such Lien or on the transfer of assets subject to a Disposition permitted by Section 6.12 imposed by the acquirer of such assets, (v) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the Capital Stock therein) entered into in the ordinary course of business, (vi) restrictions contained in the terms of any agreements governing purchase money obligations, Capital Lease Obligations or attributable obligations not incurred in violation of this Agreement; provided that, such restrictions relate only to the property financed with such Indebtedness, (vii) restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business, or (viii) customary non-assignment provisions in leases, contracts, licenses and other agreements entered into in the ordinary course of business and consistent with past practices.

6.17. Sale/Leaseback Transactions. No North American Group Member will enter into any arrangement with any Person providing for the leasing by any such North American Group Member of real or personal property that has been or is to be sold or transferred by any such North American Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any such North American Group Member (a “Sale/Leaseback Transaction”) other than any Sale/Leaseback Transaction in effect on the Closing Date.

6.18. [Intentionally Omitted].

6.19. Modification of Organizational Documents. No North American Group Member will modify any organizational documents, except (i) as required by the Bankruptcy Code or (ii) in connection with a Disposition permitted by Section 6.12.

SECTION 7

EVENTS OF DEFAULT

7.1. Events of Default. Notwithstanding the provisions of section 362(c) of the Bankruptcy Code, and without notice, application or motion to, hearing before, or order of the Bankruptcy Court, or any notice to any of the North American Group Members, and subject to the provisions of this Section 7, each of the following events shall constitute an “Event of Default”, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied:

(a) the Borrower shall default in the payment of any principal of or interest on any Loan when due (whether at stated maturity or upon acceleration), including the failure to pay the Administrative Priority Claim Payment Amount on or before the Administrative/Priority Claim Payment Date; or

(b) any Guarantor shall default in its payment obligations under the Guaranty; or

(c) any Loan Party shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lenders of such default, and such default shall have continued unremedied for three (3) Business Days; or

(d) any North American Group Member shall breach any covenant contained in Section 5.16 (Executive Privileges and Compensation), Section 5.17 (Aircraft), Section 5.18 (Restrictions on Expenses), Section 5.19 (Employ American Workers Act), Section 5.20 (Internal Controls; Recordkeeping; Additional Reporting), Section 5.21 (Waivers) or Section 6 hereof; or

(e) any North American Group Member shall default in performance of or otherwise breach non-payment obligations or covenants under any of the Loan Documents not covered by another clause in this Section 7, and such default has not been remedied within the applicable grace period provided therein, or if no grace period, within ten (10) Business Days; or

(f) any representation, warranty or certification made or deemed made herein or in any other Loan Document by any North American Group Member or any certificate furnished to the Lenders pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(g) [intentionally omitted]; or

(h) [intentionally omitted]; or

(i) [intentionally omitted]; or

(j) [intentionally omitted]; or

(k) any of the Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code; a trustee or interim trustee under chapter 7 or chapter 11 of the Bankruptcy Code, a receiver and manager, or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases; or an application shall be filed by the Borrower or any of its Subsidiaries for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Lenders against any Borrower or any other Loan Party hereunder or under any of the other Loan Documents, or there shall arise or be granted any such pari passu or senior Superpriority Claim; or

(l) except as expressly agreed to in writing by the Required Lenders, any Debtor shall make any Prepetition Payment to any general unsecured creditor other than any such Prepetition Payments that are (i) payable pursuant to an order by the Bankruptcy Court or (ii) consistent with the Wind-Down Budget; or

(m) [intentionally omitted]; or

(n) [intentionally omitted]; or

(o) [intentionally omitted]; or

(p) any Loan Document shall for whatever reason be terminated, any default or event of default shall have occurred under any Loan Document, the Loan Documents shall for any reason cease to create a valid, security interest in any of the Collateral purported to be covered hereby or thereby, or any North American Group Member’s material obligations (including the Borrower’s Obligations hereunder) shall cease to be in full force and effect, or the enforceability thereof shall be contested by any North American Group Member; or

(q) the filing of a motion, pleading or proceeding by any of the other Loan Parties which could reasonably be expected to result in a material impairment of the rights or interests of any Lender under any Loan Document, or a determination by a court with respect to a motion, pleading or proceeding brought by another party which results in a material impairment of the rights or interests of any Lender under any Loan Document; or

(r) (i) any order shall be entered reversing, amending, supplementing, staying for a period in excess of five days, vacating or otherwise modifying in any material respect the Final Order without the prior written consent of the Lenders, (ii) the Final Order shall cease to create a valid and perfected Lien or to be otherwise in full force and effect or (iii) any Debtor shall fail to, or fail to cause any North American Group Member to, comply with the Orders; or

(s) the North American Group Members or any other material Subsidiaries of the Borrower shall take any action in support of any of the events set forth in clauses (k), (l), (m), (q) or (s) or any person other than the North American Group Members or any other material Subsidiaries of the Borrower shall do so, and such application is not contested in good faith by the North American Group Members or any other material Subsidiaries of the Borrower and the relief requested is granted in an order that is not stayed pending appeal; or

(t) [intentionally omitted]; or

(u) any Change of Control shall have occurred without the prior consent of the Lenders other than pursuant to the Related Section 363 Transaction; or

(v) any North American Group Member shall grant, or suffer to exist, any Lien on any Collateral other than Permitted Liens; or the Liens contemplated under the Loan Documents shall cease to be perfected Liens on the Collateral in favor of the Lenders of the requisite priority hereunder with respect to such Collateral (subject to the Permitted Liens); or

(w) [intentionally omitted]; or

(x) [intentionally omitted]; or

(y) [intentionally omitted]; or

(z) [intentionally omitted]; or

(aa) [intentionally omitted]; or

(bb) any North American Group Member (other than a Debtor) shall admit its inability to, or intention not to, perform any of such party’s material Obligations hereunder; or

(cc) a plan shall be confirmed in any of the Cases that does not, or any order shall be entered which dismisses any of the Cases and which order does not comply with the repayment provisions of this Agreement; or any of the Debtors shall seek support, or fail to contest in good faith the filing or confirmation of such a plan or the entry of such an order.

7.2. Remedies upon Event of Default. (a) If any Event of Default occurs and is continuing under Section 7.1(l), the Required Lenders may, by written notice to the Borrower, take any action set forth in Section 7.2(c).

(b) After the Maturity Date, if any Obligations remain outstanding, the Required Lenders may, by written notice to the Borrower, take any action set forth in Section 7.2(c).

(c) Upon (but only upon) the occurrence of an event set forth in Section 7.2(a) and (b), the Required Lenders may take any or all of the following actions, at the same or different times, in each case without further order of or application to the Bankruptcy Court (provided that (x) with respect to clause (iii) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Lenders shall provide the Borrower (with a copy to counsel for each Committee and to the United States Trustee for the Southern District of New York) with five Business Days’ written notice prior to taking the action contemplated thereby, (y) upon receipt of any such notice, the Borrower may only make disbursements in the ordinary course of business and with respect to the Carve-Out, but may not disburse any other amounts, and (z) in any hearing after the giving of the aforementioned notice, the only issue that may be raised by any party in opposition thereto shall be whether, in fact, the specific Event of Default giving rise to the enforcement has occurred and is continuing):

(i) declare the principal of and accrued interest on the outstanding Loans to be immediately due and payable;

(ii) [intentionally omitted]

(iii) set-off any amounts (other than Excluded Collateral) held in any accounts maintained by any Loan Party with respect to which any Lender is a party to a control agreement;

(iv) compel any Debtor to or to cause any North American Group Member to sell any or all of its assets (other than the Excluded Collateral) that comprise collateral consistent with Section 363(b) of the Bankruptcy Code or any other Applicable Law, and credit bid the Loans in any such sale pursuant to Section 363(k) of the Bankruptcy Code or other Applicable Law; or

(v) take any other action or exercise any other right or remedy (including, without limitation, with respect to the Liens in favor of the Lenders) permitted under and consistent with the Loan Documents or by Applicable Law.

(d) Notwithstanding any other provision in this Agreement or the other Loan Documents, the Lenders’ rights and remedies set forth in Section 7.2(a), (b) and (c) shall for all purposes be the sole and exclusive remedy of the Lenders and their respective Affiliates under this Agreement and the other Loan Documents, at law or in equity, for all purposes against the Borrower, any of its direct or indirect Subsidiaries (including, the Guarantors), the Pledgors, and any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, members, managers, general or limited partners or assignees upon any Event of Default or for any loss or damage suffered as a result of the breach of any representation, warranty, covenant or agreement contained in this Agreement, the other Loan Documents or otherwise by the Borrower or any of its direct or indirect Subsidiaries, any Pledgor or any Guarantor.

SECTION 8

MISCELLANEOUS

8.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 8.1 or as otherwise expressly provided herein. The Required Lenders and the Borrower (on its own behalf and as agent on behalf of any other Loan Party party to the relevant Loan Document) may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Lenders may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; except that (x) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the Maturity Date of any Loan or any change to the definition of “Maturity Date”, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof, (iii) [intentionally omitted], (iv) imposition of any additional restrictions on assignments and participations, (v) [intentionally omitted] and (vi) modifications to the pro rata treatment and sharing provisions of the Loan Documents, and (y) the consent of 100% of the Lenders shall be required with respect to (i) modifications to this Section of any of the voting percentages, the definition of “Required Lenders”, or the minimum requirement necessary for all Lenders or Required Lenders to take action hereunder, (ii) prior to the consummation of the Related Section 363 Transactions, the release or subordination of any of the Guarantors or a material portion of the Collateral other than in connection with the Related Section 363 Transactions, (iii) after the consummation of the Related Section 363 Transactions, the release or subordination of all or substantially all of the Guarantors or all or substantially all of the Collateral, (iv) the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under this Agreement and (v) amendments, supplements, modifications or waivers of Sections 2.12 (or the rights and obligations contained therein), 4.1(a), 4.1(c)(ii), 4.1(e), 4.1(f), 4.1(m) or 7.1(r), the definition of “ABR” or the minimum notice requirements contained in Section 2.4.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders and all future holders of the Loans. In the case of any waiver, the Loan Parties and the Lenders shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section 8.1; provided that, delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

8.2. Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice or electronic transmission or overnight or hand delivery, when received, addressed as follows in the case of the Borrower and the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:

Motors Liquidation Company

GM Global Headquarters

Att. Mail Code 482-C37-A99

300 Renaissance Center

Detroit, MI 48265

Attn: Treasurer, James Selzer

Telecopy: 248-262-8491

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153-0119

Attention: Stephen Karotkin

                  Richard Ginsburg

                  Soo-Jin Shim

Telecopy: 212-310-8007

Treasury:

The United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attention: Chief Counsel Office of Financial Stability

Telecopy: 202-927-9225

Email: OFSChiefCounselNotices@do.treas.gov

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

Attention: John J. Rapisardi

Telecopy: 212-504-6666

Telephone: 212-504-6000

Canadian Lender:

Export Development Canada

151 O’Connor Street

Ottawa, Ontario

Canada K1A 1K3

Attention: Loans Services

Telecopy: 613-598-2514

with a copy to:

Export Development Canada

151 O’Connor Street

Ottawa, Ontario

Canada K1A 1K3

Attention: Asset Management/Covenants Officer

Telecopy: 613-598-3186

provided that any notice, request or demand to or upon the Lenders shall not be effective until received.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by each Lender in its sole discretion. The Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

8.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

8.5. Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Lenders and any other Canadian Lender Consortium Member for all their (i) reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including the reasonable out-of-pocket costs and expenses of the advisors and counsel to each Lender and each other Canadian Lender Consortium Member, but excluding the professional fees of such advisors and counsel to each Lender and each other Canadian Lender Consortium Member), and (ii) costs and expenses incurred in connection with the enforcement or preservation of any rights or exercise of remedies under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith in respect of any Event of Default or otherwise, including the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and each other Canadian Lender Consortium Member, (b) to pay, indemnify, or reimburse each Lender and each other Canadian Lender Consortium Member for, and hold each Lender and each other Canadian Lender Consortium Member harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying such fees, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (c) to pay, indemnify or reimburse each Lender and each other Canadian Lender Consortium Member, their respective affiliates, and their respective officers, directors, partners, employees, advisors, agents, controlling persons and trustees (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of, the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, including any of the foregoing relating to the use or proposed use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations or assets of any Group Member, including any of the Mortgaged Properties, and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”), provided that the Borrower shall have no obligation hereunder to any Indemnitee (x) for Taxes (it being understood that the Borrower’s obligations with respect to Taxes are set forth in Section 2.12) or (y) with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from the gross negligence or willful misconduct of, in each case as determined by a final and nonappealable decision of a court of competent jurisdiction, such Indemnitee, any of its affiliates or its or their respective officers, directors, partners, employees, agents or controlling persons. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Loans. Without limiting the foregoing, and to the extent permitted by Applicable Law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 8.5 shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 8.5 shall be submitted to the Treasurer of the Borrower as set forth in Section 8.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Lenders. The agreements in this Section 8.5 shall survive repayment of the Loans and all other amounts payable hereunder.

8.6. Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, all future holders of the Loans and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (except to its Debtor Successor) without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 8.6.

(b) Any Lender may, without the consent of the Borrower, assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it) pursuant to an Assignment and Assumption, executed by such Assignee and such Lender and delivered to the Borrower for its records, to any other branch, division or agency of the United States or Canadian governments or any government of any state, province, commonwealth or territory of the United States or Canada or to New CarCo, together with any related rights and obligations thereunder, without the consent of the Borrower. The Borrower or its agent will maintain a register (“Register”) of each Lender and Assignee. The Register shall contain the names and addresses of the Lenders and Assignees and the principal amount of the loans (and stated interest thereon) held by each such Lender and Assignee from time to time. The entries in the Register shall be conclusive and binding, absent manifest error.

(c) Any Lender may, without the consent of the Borrower, sell participations to any other branch, division or agency of the United States or Canadian governments or any government of any state, province, commonwealth or territory of the United States or Canada (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 8.1 and (2) directly affects such Participant. Subject to paragraph (c) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 8.6. To the extent permitted by law, and subject to paragraph (c) of this Section, each Participant also shall be entitled to the benefits of Section 8.7 as though it were a Lender. Notwithstanding anything to the contrary in this Section 8.6, each Lender shall have the right to sell one or more participations in all or any part of its Loans or other Obligations to one or more lenders or other Persons that provide financing to such Lender in the form of sales and repurchases of participations without having to satisfy the foregoing requirements. In the event that a Lender sells a participation in such Lender’s rights and obligations under this Agreement, the Lender, on behalf of Borrower, shall maintain a register on which it enters the name, address and interest in this Agreement of all Participants.

8.7. Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 7, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash in Dollars from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, subject to any notice or other requirement contained in the Orders, each Lender shall have the right, without (i) further order of or application to the Bankruptcy Court, or (ii) prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by Applicable Law, upon all amounts owing hereunder becoming due and payable (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the other Lenders after any such set-off and application made by such Lender; provided that, the failure to give such notice shall not affect the validity of such set off and application.

8.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lenders.

8.9. Severability. Any provision of this Agreement that is held to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Subject to Section 8.18, in the event of any conflict between this Agreement or any other Loan Document and the Orders, the Orders shall control.

8.11. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,

THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

8.12. Submission to Jurisdiction; Waivers. All judicial proceedings brought against any Loan Party hereto arising out of or relating to this Agreement or any other Loan Document, or any Obligations hereunder and thereunder, may be brought in the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof. Each Loan Party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any such legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 8.2 or at such other address of which the Lenders shall have been notified pursuant thereto; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13. Acknowledgments. The Loan Party hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) no Lender has any fiduciary relationship with or duty to any Group Member arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lenders, on one hand, and any Group Member, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower or any Subsidiary and the Lenders.

8.14. Release of Guaranties. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Lenders hereby agree to take promptly, any action requested by the Borrower having the effect of releasing, or evidencing the release of, any guarantee by any Loan Party of the Obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 8.1.

8.15. Confidentiality. Each of the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party or any other Lender pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (a) to any other Lender or any affiliate of any thereof, (b) subject to an agreement to comply with the provisions of this Section 8.15 (or other provisions at least as restrictive as this Section), to any actual or prospective Transferee or any pledgee of Loans or any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Loan Party and its obligations, (c) to its affiliates, employees, directors, trustees, agents, attorneys, accountants and other professional advisors, or those of any of its affiliates for performing the purposes of a Loan Document, subject to such Lender, as the case may be, advising such Person of the confidentiality provisions contained herein, (d) upon the request or demand of any Governmental Authority or regulatory agency (including self-regulated agencies) having jurisdiction (or purporting to have jurisdiction) over it upon notice (other than in connection with routine examinations or inspections by regulators) to the Borrower thereof unless such notice is prohibited or the Governmental Authority or regulatory agency shall require otherwise, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, after notice to the Borrower if reasonably feasible, and, if applicable, after exhaustion of the Group Members’ rights and remedies under Section 1.6 of the Department of the Treasury Regulations, 31 C.F.R. Part 1, Subpart A; Sections 27-29 inclusive and 44 of the Access to Information Act, R.S.C., ch A-1 (1985) and Section 28 and Part IV (Sections 50-56 inclusive) of the Freedom of Information and Protection of Privacy Act, R.S.O., ch. F.31 (1990), after notice to the Borrower if reasonably feasible, (f) if requested or required to do so in connection with any litigation or similar proceeding, after notice to the Borrower if reasonably feasible, (g) that has been publicly disclosed, other than in breach of this Section, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

8.16. Waivers of Jury Trial. THE BORROWER AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the USA PATRIOT Act.

8.18. Orders. The terms and conditions hereunder shall be subject to the terms and conditions of the Final Order. In the event of any inconsistency between the terms or conditions of this Agreement and the terms and conditions of the Orders, the terms and conditions of the Orders shall control. Notwithstanding the foregoing, in the event of any inconsistency between the terms or conditions of Section 8.1 and the terms and conditions of the Orders, the terms and conditions of Section 8.1 shall control.

8.19. Effect of Amendment and Restatement of the Existing Credit Agreement. On the Effective Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Effective Date and (b) such “Obligations” are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement.

8.20. New GM Equity Interests. Each Lender hereby acknowledges and agrees that it, and each Affiliate of any Lender, (a) shall have no right, in any manner whatsoever, to the New GM Equity Interests or any proceeds received from the sale or distribution thereof in satisfaction or repayment of the Loans and (b) will not initiate or prosecute any claims, causes of action, adversary proceedings or other litigation seeking recourse against the New GM Equity Interests or any proceeds received from the sale or distribution thereof in satisfaction or repayment of the Loans or otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MOTORS LIQUIDATION COMPANY

By:	/s/ Niharika Ramdev
Name: Niharika Ramdev
Title: Assistant Treasurer

[Signature Page to Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement]

GUARANTORS: CHEVROLET-SATURN OF HARLEM, INC. ENVIRONMENTAL CORPORATE REMEDIATION COMPANY, INC. REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC. SATURN, LLC SATURN DISTRIBUTION CORPORATION

By:	/s/ Ted Stenger
Name: Ted Stenger
Title: Executive Vice President

[Signature Page to Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement]

UNITED STATES DEPARTMENT OF THE TREASURY, as a Lender

By:	/s/ Herbert M. Allison, Jr.
Title: Interim Assistant Secretary of the Treasury for Financial Stability

[Signature Page to Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement]

EXPORT DEVELOPMENT CANADA, as a Lender

By:	/s/ Chris Timbrell
Name: Chris Timbrell
Title: Senior Financing Manager

By:	/s/ Joseph Huang
Name: Joseph Huang
Title: Sr. ICS.

[Signature Page to Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement]

Confidential Treatment Requested by General Motors Corporation Pursuant to the

Freedom of Information Act, the Access to Information Act and the Freedom of

Information and Protection of Privacy Act, respectively.

EXHIBIT A

FORM OF AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT

See Executed Version

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

EXECUTION VERSION

AMENDED AND RESTATED

GUARANTY AND SECURITY AGREEMENT

made by

MOTORS LIQUIDATION COMPANY (f/k/a General Motors Corporation),

and certain of its Subsidiaries

in favor of

THE UNITED STATES DEPARTMENT OF THE TREASURY

and

EXPORT DEVELOPMENT CANADA

Dated July 10, 2009

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

i

4.20	Waiver of Jury Trial.	16
4.21	Counterparts.	16
4.22	Joint and Several Liability.	16
4.23	Intentionally Omitted.	16
4.24	Additional Guarantors.	16
4.25	Effect of Amendment and Restatement of the Original Guaranty and Security Agreement.	17

Exhibits

Exhibit A	List of Guarantors

Schedules

Schedule 1	Pledged Notes

Schedule 2	Commercial Tort Claims

ii

AMENDED AND RESTATED

GUARANTY AND SECURITY AGREEMENT

This AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT, dated as of July 10, 2009 (as amended, supplemented and otherwise modified from time to time, this “Agreement”), is made by MOTORS LIQUIDATION COMPANY (f/k/a General Motors Corporation) (together with is successors and assigns, the “Borrower”), EACH OF THE ENTITIES SET FORTH ON EXHIBIT A HERETO (each a “Guarantor” and together with any entity that may become a party hereto as provided herein and each of their respective successors and assigns, collectively, the “Guarantors”; and the Guarantors together with the Borrower, each a “Grantor” and collectively, the “Grantors”) in favor of THE UNITED STATES DEPARTMENT OF THE TREASURY (together with its successors and assigns, “Treasury”) and EXPORT DEVELOPMENT CANADA (together with its successors and assigns, “EDC”, and collectively with Treasury, the “Lenders”).

RECITALS

WHEREAS, on June 1, 2009 (the “Petition Date”), the Borrower, Saturn, LLC, a Delaware limited liability company, Saturn Distribution Corporation, a Delaware corporation, and Chevrolet-Saturn of Harlem, Inc., a Delaware corporation (each an “Initial Debtor” and collectively, the “Initial Debtors”), filed voluntary petitions in the Bankruptcy Court (as defined below) for relief, and commenced cases (each an “Initial Case” and collectively, the “Initial Cases”) under the Bankruptcy Code and have continued in the possession of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, on June 3, 2009, the Grantors entered into the Secured Superpriority Debtor-In-Possession Credit Agreement, among the Borrower, the Guarantors party thereto and the Lenders (the “Existing Credit Agreement”);

WHEREAS, pursuant to the terms of Existing Credit Agreement, each Grantor entered into that certain Guaranty and Security Agreement, dated as of June 3, 2009 (the “Original Guaranty and Security Agreement”), pursuant to which each Grantor granted a security interest in its assets and guaranteed the payment and performance of the Obligations (as defined in the Existing Credit Agreement) in favor of the Lenders;

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders provided the Borrower with (i) term loans in an aggregate amount equal to $32,125,000,000 (the “Tranche B Term Loans”) and (ii) term loans in an aggregate amount equal to $1,175,000,000 (the “Tranche C Term Loans”);

WHEREAS, on June 25, 2009, the Bankruptcy Court entered the Final Order pursuant to the Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (the “Final Order”) approving the terms and conditions of the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement);

WHEREAS, on July 5, 2009, the Bankruptcy Court entered the Wind-Down Order pursuant to the Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (the “Wind-Down Order”) approving the amendment to the Existing Credit Agreement to provide the Debtors with post-petition, wind-down financing;

WHEREAS, pursuant to the Amended and Restated Master Sale and Purchase Agreement dated as of June 26, 2009 (as amended, modified or supplemented from time to time, the “Master Transaction Agreement”), on July 10, 2009, Treasury exchanged a portion of its Tranche B Term Loans in an amount equal to $25,052,511,395 together with, its Additional Notes (as defined in the Existing Credit Agreement) and its rights under the Existing UST Term Loan Agreement including the Warrant Note and the Additional Notes (as each such term is defined in the Existing UST Loan Agreement) to General Motors Company, f/k/a NGMCO, Inc.) (together with its successors and assigns, “New CarCo”) (in exchange for common and preferred Capital Stock of New CarCo;

WHEREAS, pursuant to the Master Transaction Agreement, on July 10, 2009, EDC exchanged a portion of its Tranche B Term Loans in an amount equal to $3,010,805,085 together with its Additional Notes to New CarCo in exchange for common and preferred Capital Stock of New CarCo;

WHEREAS, pursuant to the Master Transaction Agreement and in accordance with the Section 363 Sale Order, the Borrower and the other Debtors sold to New CarCo certain of its assets and properties, and New CarCo assumed certain liabilities of the Borrower and the other Debtors and their Subsidiaries, including a portion of the Treasury’s Tranche B Term Loans in an aggregate amount equal to $7,072,488,605 pursuant to the Tranche B Assignment and Assumption Agreement, dated as of the date hereof (the “New CarCo Assignment and Assumption”), among the Borrower, New CarCo and EDC (collectively, and together with the other transactions contemplated by the Transaction Documents, the “Related Section 363 Transactions”);

WHEREAS, the Borrower and the Lenders have agreed to amend and restate the terms and provisions of the Existing Credit Agreement as more particularly set forth in that certain $1,175,000,000 Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement among the Grantors and the Lenders (as amended, modified, or supplemented from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement it is necessary and advisable to amend and restate the terms and provisions of the Original Guaranty and Security Agreement as more particularly set forth herein; and

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree that on the Effective Date, the Original Guaranty and Security Agreement shall be amended and restated in its entirety as follows:

SECTION 1.

DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, and Supporting Obligations.

“Agreement”: as defined in the preamble hereto.

“Collateral”: as defined in Section 3.

“Grantor”: as defined in the preamble hereto.

“Guarantors”: as defined in the preamble hereto.

“Excluded Collateral”: as defined in the Credit Agreement.

“Individual Property”: each parcel of real property, the improvements thereon and all personal property owned by any Grantor.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to any Group Member.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and Pledged Equity Interests, in each case of clauses (i) and (ii) above, other than such property constituting Excluded Collateral.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Pledged Equity Interests”: as defined in the Equity Pledge Agreement.

“Pledged Notes”: all Intercompany Notes at any time issued to or held by any Grantor and all other promissory notes issued to or held by any Grantor, in each case in an amount exceeding $25,000,000 individually (other than promissory notes issued in connection with extensions of Trade Credit by any Grantor in the ordinary course of business) listed on Schedule 1.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Securities Act”: the Securities Act of 1933, as amended.

“Vehicles”: all cars, trucks, trailers and other vehicles covered by a certificate of title in any state.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole (including the Schedules and Annexes hereto) and not to any particular provision of this Agreement (or the Schedules and Annexes hereto), and Section and Schedule references are to this Agreement unless otherwise specified.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time and (v) references to any Person shall include its successors and assigns.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.

GUARANTY

2.1 Guaranty. (a) Each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees as primary obligor and not merely as a surety, to the Lenders and any other Person holding any Obligations and each of their respective permitted indorsees, transferees and assigns the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Each Guarantor further agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) which may be paid or incurred by the Lenders or its agents, advisors or representatives, etc. in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, any of the Guarantors under this Agreement. This Agreement shall remain in full force and effect until the Obligations are paid in full and the Loans are repaid, notwithstanding that from time to time prior thereto there may not be any outstanding Obligations.

(c) No payment or payments made by the Borrower, any Guarantor, any other guarantor or any other Person, or received or collected by the Lenders from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder.

(d) Subject to Section 4.7 hereof, the Guaranty contained in this Section 2.1 shall remain in full force and effect and each Guarantor shall remain liable for the Obligations until (i) the Obligations are satisfied and paid in full and this Agreement has been terminated and (ii) the date on which any payment made to the Lender in respect of the Obligations shall no longer be subject to avoidance under the Bankruptcy Code.

(e) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment on account of its liability hereunder, it will notify the Lenders in writing that such payment is made under this Agreement for such purpose.

(f) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2). The Lenders shall not enforce the liability and obligation of the Guarantors to perform and observe the Obligations by any action or proceeding wherein a money judgment shall be sought against the Guarantors, except that the Lenders may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable the Lenders to enforce and realize upon its interest under this Agreement or in the Collateral given to Lenders pursuant to the Loan Documents to secure the Obligations; provided, however, that, any judgment in any such action or proceeding shall be enforceable against the Guarantors only to the extent of the Guarantors’ interest in the Collateral given to the Lenders to secure the Obligation, and the Lenders shall not sue for, seek or demand any deficiency judgment against the Guarantors in any such action or proceeding under or by reason of or in connection with the Obligations.

(g) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Lenders hereunder.

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2.2 Right of Contribution. (a) Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to any Lender, and each Guarantor shall remain liable to such Lender for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of any Lender against the Borrower or any other Guarantor or any collateral security or guaranty or right of offset held by any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Lenders by the Borrower on account of the Obligations are paid in full and the Loans have been repaid. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Lenders in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Lenders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lenders may determine. Each Guarantor hereby agrees that any intercompany debt (including any Intercompany Notes) and any amounts paid hereunder by such Guarantor shall be fully subordinated to the indefeasible payment in full in cash of the Obligations owing to the Lender.

2.4 Amendments, Etc. with Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Lenders may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, terminated, waived, surrendered or released by any Lender, and the Credit Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as provided therein, and any collateral security, guaranty or right of offset at any time held by any Lender for the payment of the Obligations or the obligations of any Guarantor may be sold, exchanged, waived, surrendered or released. No Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Guarantor, the Lenders may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor, and any failure by any Lender to make any such demand or to collect any payments from the Borrower or any such other Guarantor or any release of the Borrower or such other Guarantor shall not relieve any Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lenders against such Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5 Guaranty Absolute and Unconditional. Each Guarantor understands and agrees that this Agreement shall be construed as a continuing, absolute and unconditional guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of collectibility only and is in no way conditioned upon any requirement that the Lenders first attempt to collect any of the Obligations from the Borrower or any other Guarantor, without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guaranty thereof or right of offset with respect thereto at any time or from time to time held by the Lenders, (b) any defense, set-off, deduction, abatement, recoupment, reduction or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Lenders or any other Guarantor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of a surety or guarantor or any other obligor on any obligation of the Borrower from the Obligations, or of any Guarantor from this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, each Lender may, but shall be under no obligation to, pursue such rights, powers, privileges and remedies as it may have against the Borrower or any other Person or against the Collateral or any other collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guaranty or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights, powers, privileges and remedies, whether express, implied or available as a matter of law or equity, of the Lenders against the Guarantors. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and each of their respective permitted successors, indorsees, transferees and assigns, until all the Obligations permitted shall have been satisfied by performance and payment in full and the Credit Agreement and the other Loan Documents shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

2.6 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Lenders, in Dollars, promptly after demand therefor and in accordance with the wiring instructions of such Lender.

SECTION 3.

GRANT OF SECURITY INTEREST

3.1 Grant of Security Interest. Each Grantor hereby grants to the Lenders, a first priority security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Documents (other than title documents with respect to Vehicles);

(e) all Equipment;

(f) all General Intangibles;

(g) all Instruments (including Instruments evidencing the Pledged Notes listed on Schedule 1);

(h) each Individual Property;

(i) all Inventory;

(j) all Investment Property;

(k) all Letter-of-Credit Rights;

(l) all Receivables;

(m) all Commercial Tort Claims that, individually, exceed $25,000,000 each of which is specified on Schedule 2 and otherwise to the extent specifically notified to the Secured Parties from time to time;

(n) all Goods and other property not otherwise described above;

(o) all books and Records pertaining to the Collateral; and

(p) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and Guarantees given by any Person with respect to any of the foregoing;

in each case howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise), provided that, notwithstanding anything to the contrary contained herein or in any other Loan Document, the term “Collateral” and each other term used in the definition thereof shall not include, and no Grantor is pledging or granting a security interest in, any Property to the extent that such Property constitutes Excluded Collateral; provided further, however, that if and when, and to the extent that, any Property ceases to be Excluded Collateral, such Grantor hereby grants to the Lenders, and at all times from and after such date, the Lenders shall have a first priority Lien in and on such Property (subject to Permitted Liens), and such Grantor shall cooperate in all respects to ensure the prompt perfection of the Lenders’ security interest therein.

With respect to each right to payment or performance included in the Collateral from time to time, the Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (A) secures such right to payment or performance or (B) secures any such Supporting Obligation.

3.2 Right of Set-off. Each Grantor hereby irrevocably authorizes the Lenders at any time and from time to time without notice to any Grantor, any such notice being expressly waived by Grantors, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of any Grantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Grantor to such Lender hereunder and claims of every nature and description of such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, or under any other Loan Document, as such Lender may elect, whether or not the Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Lender may set-off cash, the proceeds of the liquidation of any Collateral and all other sums or obligations owed by such Lender to any Grantor against all of such Grantor’s obligations to such Lender, whether under this Agreement or under any other agreement with such Grantor, or otherwise, whether or not such obligations are then due, without prejudice to such Lender’s right to recover any deficiency. The rights of each Lender under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which such Lender may have. Upon the occurrence of any Event of Default with respect to any Grantor, the Lenders shall have the right to cause liquidation, termination or acceleration to the extent of any assets pledged by such Grantor to secure their Obligations hereunder or under any other Loan Document to which Section 3 applies.

3.3 Intentionally Omitted.

3.4 UCC Matters, Further Assurances. Each Grantor, shall, at all times on and after the date hereof, and at its expense, cause New York UCC financing statements and continuation statements to be filed in all applicable jurisdictions as required to continue the perfection of the security interests created by this Agreement. Each Grantor shall, from time to time, at its expense and in such manner and form as the Lender may reasonably require, execute, deliver, file and record any other statement, continuation statement, specific assignment or other instrument or document and take any other action that may be necessary, or that the Lenders may reasonably request, to create, evidence, preserve, perfect or validate the security interests created hereunder or to enable the Lenders to exercise and enforce its rights hereunder with respect to any of the Collateral. Each Grantor agrees that, if the grant of a security interest in any Property to the Lenders require a consent to such grant from any other Person (other than such Grantor or any of its Affiliates), such Grantor shall use its best efforts to procure such consent, taking into consideration the likelihood that such consent will be given. Further, each Grantor agrees that if any Excluded Collateral should, at any time following the Effective Date, become Collateral on which the Lenders are, in accordance with the terms of the Loan Documents, permitted to take a Lien, such Grantor shall so notify the Lenders and cooperate with and shall take all steps as may be reasonably required by the Lenders to enable and continue the perfection of the Lenders’ security interests therein. Without limiting the generality of the foregoing, such Grantors shall, upon the request of the Lender, execute and file such New York UCC financing or continuation statements, or amendments thereto or assignments thereof, Mortgages and such other instruments or notices, as may be necessary or appropriate or as the Lender may reasonably request with respect to the Collateral. Each Grantor hereby authorizes the Lenders to file one or more New York UCC financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Collateral now existing or hereafter arising without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement.

3.5 Commercial Tort Claims. Each Grantor shall promptly notify the Lender if, at any time, it is the beneficiary of a Commercial Tort Claim that, individually exceeds $25,000,000, and shall deliver an amendment to Schedule 2 to reflect such additional Commercial Tort Claims.

SECTION 4.

MISCELLANEOUS

4.1 Lenders’ Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints each Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in such Lender’s discretion, for the purpose of carrying out the terms of this Agreement to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, which such Grantor is required to do hereunder but has failed to do so within the time limits required, including without limitation, to protect, preserve and realize upon the Collateral, to file such financing statements relating to the Collateral as such Lender at its option deems appropriate, and, without limiting the generality of the foregoing, such Grantor hereby gives the Lenders the power and right, on behalf of such Guarantor, without assent by, but with notice to, such Guarantor, if an Event of Default shall have occurred and be continuing, to do the following:

(i) in the name of such Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any insurance policies or with respect to any of the Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lenders for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

(iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lenders or as the Lenders shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) in connection with its exercise of its remedies hereunder pursuant to Section 4.3, generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lenders were the absolute owner thereof for all purposes, and to do, at the Lenders’ option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Lenders deem necessary to protect, preserve or realize upon the Collateral and the Lenders’ Liens thereon and to effect the intent of this Agreement and the other Loan Documents, all as fully and effectively as such Grantor might do.

(b) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(c) Each Grantor also authorizes the Lenders, at any time and from time to time, to execute, in connection with any sale of Collateral provided for in Section 4.3, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(d) The powers conferred on the Lenders are solely to protect the Lenders’ interests in the Collateral and, except as required under Applicable Law, shall not impose any duty upon the Lenders to exercise any such powers. Each Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Lender nor any of its respective officers, directors, agents or employees shall be responsible to such Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

4.2 Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by such Grantor consisting of cash, checks and Cash Equivalents shall be held by such Grantor in trust for the Lenders, segregated from other funds of such Grantor, and shall forthwith upon receipt by such Grantor be turned over to the Lenders in the exact form received by such Grantor (duly endorsed by such Grantor to the Lenders, if required), and (b) any and all such proceeds received by such Grantor will be applied by the Lenders against the Obligations (whether matured or unmatured), such application to be in such order as the Lenders shall elect. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, royalty payments, license fees, all prepayments and payoffs, all dividends and distributions, insurance claims, condemnation awards, sale proceeds, rents and any other income and all other amounts received with respect to the Collateral and upon the liquidation of any Collateral, all such proceeds received by the Lenders will be distributed by the Lenders in such order as the Lenders shall elect. Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be promptly paid over to such Grantor or to whomsoever may be lawfully entitled to receive the same.

4.3 Remedies. If an Event of Default shall occur and be continuing, the Lenders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC, at law and in equity. Without limiting the generality of the foregoing, the Lenders, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon such Grantor or any other Person (all and each of which demands, defenses, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of the Lenders or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lenders shall act in good faith to obtain the best execution possible under prevailing market conditions. The Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the related Grantor, which right or equity is hereby waived and released to the extent not prohibited by Applicable Law. Each Grantor further agrees, at the Lenders’ request, to assemble the Collateral and make it available to the Lenders at places that the Lenders shall reasonably select, whether at the related

Grantor’s premises or elsewhere. The Lenders shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Lenders may elect, and only after such application and after the payment by the Lenders of any other amount required or permitted by any provision of law, including Section 9-608(a)(1)(c) of the New York UCC, need the Lenders account for the surplus, if any, to the related Grantor. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Lenders arising out of the exercise by the Lenders of any of its rights hereunder. If any notice of a proposed sale or other Disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other Disposition. Each Grantor shall remain liable for any deficiency (plus accrued interest thereon) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements incurred by the Lenders, including reasonable fees and expenses of any attorneys employed by the Lenders to collect such deficiency. Because each Grantor recognizes that the Lenders may not be able to purchase or sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Collateral may not be liquid, each Grantor agrees that liquidation of the Collateral does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, the Lenders may elect, in their sole discretion, the time and manner of liquidating any Collateral and nothing contained herein shall (i) obligate the Lenders to liquidate any Collateral on the occurrence of a Event of Default or to liquidate all Collateral in the same manner or on the same Business Day or (ii) constitute a waiver of any of the Lenders’ rights or remedies.

4.4 Continuing Liability of each Grantor. The security interests described above are granted as security only and shall not subject the Lenders or any of their respective assigns to, or transfer or in any way affect or modify, any obligation, liability or indemnity of each Grantor with respect to, any of the Collateral or any transaction relating thereto. None of the Lenders or their respective assigns shall be required or obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance by any party under any such obligation, or to make any payment or present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which any such Person may be entitled at any time.

4.5 Limitation on Duties Regarding Preservation of Collateral. The Lenders’ duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be in accordance with Section 9-207 of the New York UCC. Neither of the Lenders nor any of their respective directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the related Grantor or otherwise.

4.6 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

4.7 Release of Security Interest Upon Satisfaction of all Obligations. Upon termination of this Agreement and repayment to the Lenders of all Obligations and the performance of all obligations under the Loan Documents, each Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by such Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the related Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for such Grantor or any substantial part of its Property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

4.8 Partial Release of Collateral. Each Lender shall, in connection with any Disposition of Collateral permitted under the Credit Agreement, release from the Lien created hereby on such Collateral the portion of the Collateral Disposed of, upon the related Grantor’s satisfaction of any applicable conditions set forth in the Credit Agreement. In connection therewith, the Lenders, at the request and sole cost and expense of the Grantor shall execute and deliver to the Grantor all releases or other documents including, without limitation, UCC termination statements reasonably necessary for the release of the Lien created hereby on such Collateral. For the avoidance of doubt, the Lien of the Lenders on Collateral shall not be released in connection with the Disposition of Collateral between and among the Grantors.

4.9 Waiver of Rights. Except as otherwise expressly provided herein, each Grantor waives any and all notice of any kind including notice of the creation, renewal, extension or accrual of any of the Obligations, and notice of or proof of reliance by the Lenders upon this Agreement or acceptance of this Agreement. All of the Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived in reliance upon this Agreement and all dealings between the Grantors, on the one hand, and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement. Each Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantors with respect to the Obligations to the fullest extent permitted by law. In addition, each Guarantor waives any requirement that the Lenders exhaust any right, power or remedy or proceed against the Borrower or any other Guarantor.

4.10 Notices. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy or electronic transmission) delivered to the intended recipient at the “Address for Notices” specified on the signatures pages hereof, beneath each party’s name; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or electronic transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

89

4.11 Severability. Any provision of this Agreement that is held to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.12 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantors and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Subject to Section 4.23, in the event of any conflict between this Agreement or any other Loan Documents and the Orders, the Orders shall control.

4.13 Payment of Expenses. Each Grantor agrees to pay on demand by each Lender, any and all reasonable out-of-pocket costs, fees and expenses (including reasonable legal fees and expenses) incurred by such Lender or its agents, representatives or advisors in enforcing any of its rights or remedies under this Agreement, in each case in accordance with Section 8.5 of the Credit Agreement.

4.14 Waiver; Amendment. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.1 of the Credit Agreement.

4.15 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

4.16 Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

4.17 Successors and Assigns. This Agreement shall be binding upon the permitted successors and assigns of each Grantor and shall inure to the benefit of any Lender and its permitted respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by any Grantor without such consent shall be null and void).

4.18 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

4.19 Submission to Jurisdiction; Waivers. All judicial proceedings brought against any Grantor arising out of or relating to this Agreement or any other Loan Document, or any Obligations hereunder and thereunder, may be brought in the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof. Each Loan Party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any such legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 4.10 or at such other address of which each Loan Party shall have been notified pursuant thereto; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

4.20 Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

4.21 Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

4.22 Joint and Several Liability. Each Grantor hereby acknowledges and agrees that the Grantors are jointly and severally liable to the Lenders for all representations, warranties, covenants, obligations and liabilities of each Grantor hereunder and under the Loan Documents. Each Grantor hereby further acknowledges and agrees that (a) any Event of Default or any default, or breach of a representation, warranty or covenant by any Grantor hereunder or under any Loan Document is hereby considered a default or breach by each Grantor, as applicable, and (b) the Lenders shall have no obligation to proceed against one Grantor before proceeding against the other Grantors. Each Grantor hereby waives any defense to its obligations under this Agreement based upon or arising out of the disability or other defense or cessation of liability of one Grantor versus the other. A Grantor’s subrogation claim arising from payments to the Lenders shall constitute a capital investment in the other Grantor subordinated to any claims of the Lenders and equal to a ratable share of the equity interests in such Grantor.

4.23 Orders. This Agreement shall be subject to the terms and conditions of the Credit Agreement, the Orders, the Related Section 363 Transactions, the Cases, the Bankruptcy Code and all orders of the Bankruptcy Court. In the event of any inconsistency between the terms or conditions of this Agreement and the terms and conditions of the applicable orders related to the foregoing, the terms and conditions of such orders shall control.

4.24 Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.23 of the Credit Agreement, or that the Borrower desires to become a party to this Agreement, shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex 1 hereto.

4.25 Collateral Agent. Treasury and EDC, each in their capacity as a Lender, hereby appoint Treasury (or its agents or bailees) as collateral agent (in such capacity, the “Collateral Agent”) and gratuitous bailee for purposes of perfecting its Liens on any part of the Collateral required to be delivered hereunder that is in the Collateral Agent’s possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the New York UCC (such Collateral being the “Pledged Collateral”) as Collateral Agent and gratuitous bailee for the Lenders (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the New York UCC), and any assignee, solely for the purpose of perfecting the Liens granted under the Loan Documents, subject to the terms and conditions of this Section 4.25. Treasury shall not have any obligation whatsoever to the Lenders to ensure that the Pledged Collateral is genuine or owned by any of the Grantors, or to preserve rights or benefits of any Person except as expressly set forth in this Section 4.25. The duties or responsibilities of Treasury under this Section 4.25 shall be limited solely to holding the Pledged Collateral as Collateral Agent and as bailee in accordance with this Section 4.25. Treasury shall not have by reason of this Agreement or any other document a fiduciary relationship in respect of the Lenders and each Lender hereby waives and releases Treasury from all claims and liabilities arising pursuant to the Treasury’s role under this Section 4.25 as gratuitous bailee and Collateral Agent with respect to the Pledged Collateral including, without limitation, for loss or damage to the Pledged Collateral. Each Grantor hereby acknowledges and agrees to this Section 4.25.

4.26 Effect of Amendment and Restatement of the Original Guaranty and Security Agreement. On the Effective Date, the Original Guaranty and Security Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Effective Date and (b) such “Obligations” are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement and the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

MOTORS LIQUIDATION COMPANY (f/k/a General Motors Corporation), as the Borrower

By:
Name: Title:

Address for Notices: 767 Fifth Avenue 14th Floor New York, NY 10153

GUARANTORS:

CHEVROLET-SATURN OF HARLEM, INC.
ENVIRONMENTAL CORPORATE REMEDIATION COMPANY, INC.
REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC.
SATURN, LLC
SATURN DISTRIBUTION CORPORATION

By:
Name: Title:

ADDRESS FOR NOTICES:

767 Fifth Avenue 14th Floor New York, New York 10153

Amended and Restated Guaranty and Security Amendment

Acknowledged and Agreed to with respect to Section 4.25:

LENDER:

THE UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name: Title:

Amended and Restated Guaranty and Security Amendment

Acknowledged and Agreed to with respect to Section 4.25:

EDC:

EXPORT DEVELOPMENT CANADA

By:
Name: Title:

By:
Name: Title:

Amended and Restated Guaranty and Security Amendment

EXHIBIT A

LIST OF GUARANTORS

	Guarantor Name	Form of Organization	Jurisdiction of Organization
1.	Chevrolet-Saturn of Harlem, Inc.	Corporation	Delaware
2.	Environmental Corporate Remediation Company, Inc.	Corporation	Delaware
3.	Remediation and Liability Management Company, Inc.	Corporation	Michigan
4.	Saturn, LLC	Limited Liability Company	Delaware
5.	Saturn Distribution Corporation	Corporation	Delaware

Amended and Restated Guaranty and Security Amendment

Annex 1 to Amended and Restated

Guaranty and Security Agreement

JOINDER AGREEMENT, dated as of                                         , 20     (the “Joinder Agreement”), made by                                          (the “Additional Grantor”), in favor of the United States Department of the Treasury and Export Development Canada (the “Secured Parties”) in connection with the Guaranty and Security Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guaranty and Security Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, MOTORS LIQUIDATION COMPANY (f/k/a General Motors Corporation) (together with its successors and assigns, the “Borrower”) and certain of its Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Guaranty and Security Agreement, dated as of July     , 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty and Security Agreement”) in favor of the Secured Parties;

WHEREAS, pursuant to Section 5.23 of the Credit Agreement the Additional Grantor is required to become a party to the Guaranty and Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Guaranty and Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guaranty and Security Agreement. By executing and delivering this Joinder Agreement, the Additional Grantor, as provided in Section 4.24 of the Guaranty and Security Agreement and Section 5.23 of the Credit Agreement, hereby becomes a party to the Guaranty and Security Agreement and the Credit Agreement as a Grantor and Guarantor, respectively, thereunder with the same force and effect as if originally named therein as a Grantor (except that its obligations thereunder including the obligation to make representations thereunder shall take effect from the date hereof) and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and hereby grants to the Secured Parties, as collateral security for the prompt and complete payment of performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a security interest in, all of its Property constituting Collateral. The information set forth in Annex I-A hereto is hereby added to the indicated Schedules for the indicated Loan Document.

2. Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signatures follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name: Title:

Annex I-A to Joinder Agreement

Supplement to Schedule 1.1B of the Credit

Agreement

Name	Jurisdiction	Tax ID #

X

X

Supplement to Exhibit A of the Guaranty and

Security Agreement.

Name	Jurisdiction	Tax ID #

X

X

Schedule 1

Pledged Notes (each individually exceeding $25,000,000)

None.

Schedule 2

Commercial Tort Claims (each individually exceeding $25,000,000)

1.	General Motors Corporation v. Fuci-Metals USA, Inc. et al (Case No. 04 L 280 in the Circuit Court of the Nineteenth Judicial Circuit—Lake County, Illinois): On May 1, 2007, General Motors Corporation was granted motion for summary judgment in the amount of $83 million in respect of this supplier fraud case. The motion was uncontested and the judgment has not been collected to date.

EXHIBIT B-1

ASSISTANT SECRETARY’S CERTIFICATE OF THE GUARANTORS

July __, 2009

Reference is made to that certain $1,175,000,000 Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of the date hereof (the “Loan Agreement”; terms defined therein being used herein as therein defined), among Motors Liquidation Company, a debtor and debtor-in-possession under Chapter 11 of the United States Bankruptcy Code (the “Borrower”), as borrower, certain Subsidiaries of the Borrower listed on Appendix A attached hereto, as guarantors (each, a “Guarantor and collectively, the “Guarantors”), and the United States Department of Treasury and Export Development Canada, as lenders (each, “Lender” and together, the “Lenders”).

Pursuant to Section 4.1(p) of the Loan Agreement, the undersigned, a duly elected Responsible Officer of each Guarantor hereby certifies, to my actual knowledge, in the name and on behalf of each Guarantor listed on and not individually, the following:

1. Attached hereto as Annex 1 is a certified and valid copy of the Certificate of Good Standing of each Guarantor, issued by the Secretary of State or comparable state officials of each Guarantor’s jurisdiction of organization (the “Officials”).

2. The Certificates or Articles of Incorporation or similar organizational documents (the “Guarantor Organizational Documents”) of each Guarantor, true copies of which were last certified to you on June 3, 2009, have not been amended or repealed and such Guarantor Organizational Documents are in full force and effect as of the date hereof.

3. The By-Laws, Limited Liability Company Operating Agreement or other governance documents (the “Guarantor Governance Documents”) of each Guarantor. true copies of which were last certified to you on June 3, 2009, have not been amended or repealed and such Guarantor Governance Documents are in full force and effect as of the date hereof.

4. Attached hereto as Annex 2 is a true and complete copy of the written consents duly adopted by the Board of Directors, Board of Managers, Sole Member or similar governing body of each Guarantor on the date indicated thereon, authorizing the execution, delivery and performance of the Loan Documents to which such Guarantor is a party and each other document to be delivered by such Guarantor from time to time in connection thereof and such written consents have not been modified, rescinded or amended and are now in full force and effect.

5. As of the date hereof, the persons listed on Annex 3 below are duly elected and qualified officers of each Guarantor holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are true and genuine signatures of such officers, and each of such officers (i) is duly authorized to execute and deliver on behalf of each of the Guarantors each of the Loan Documents to which each Guarantor is a party and any certificate or other document in connection with the Loan Documents on behalf of each Guarantor and (ii) constitute Responsible Officers of each of the Guarantors for purposes of the Loan Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

By:
Name:
Title:

[Amended and Restated Loan Agreement—Signature page to Assistant Secretary’s Certificate of the Guarantors]

ANNEX 1

Certificates of Good Standing

ANNEX 2

Written Consents

ANNEX 3

Incumbency

Name	Title	Signature

Incumbency—Guarantors

APPENDIX A

Guarantors

Chevrolet-Saturn of Harlem, Inc.

Environmental Corporate Remediation Company, Inc.

Remediation and Liability Management Company, Inc.

Saturn, LLC

Saturn Distribution Corporation

EXHIBIT B-2

OFFICER’S CERTIFICATE

Motors Liquidation Company

July __, 2009

Reference is made to that certain $1,175,000,000 Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of the date hereof (the “Loan Agreement”; terms defined therein being used herein as therein defined), among Motors Liquidation Company (the “Company”), as borrower, and the United States Department of the Treasury and Export Development Canada as lenders (each, a “Lender” and together, the “Lenders”).

Pursuant to Section 4.1(p) of the Loan Agreement, the undersigned, a duly elected and appointed Responsible Officer of the Company, hereby certifies, to my actual knowledge, in the name and on behalf of the Company, and not individually, the following:

1.	Each of the conditions set forth in Section 4.1 of the Loan Agreement have been satisfied (or waived by the Lenders) as of the Effective Date.

2.	The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

3.	No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof.

4.	Since the Petition Date, there has been no event or circumstance that either individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

[Remainder of Page Intentionally Left Blank]

Exh. B-2-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

Name:

Exh. B-2

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION

See Executed Version

[Signature Page to Assignment and Assumption]

EXECUTION COPY

TRANCHE B TERM LOAN ASSIGNMENT AND ASSUMPTION AGREEMENT

This TRANCHE B TERM LOAN ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of July 10, 2009, is made by and among GENERAL MOTORS CORPORATION, a Delaware corporation, a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, as the assignor (the “Assignor”), GENERAL MOTORS COMPANY (formerly known as NGMCO, Inc.), a Delaware corporation, as the assignee (the “Assignee”) THE UNITED STATES DEPARTMENT OF THE TREASURY (the “Treasury”) and EXPORT DEVELOPMENT CANADA (“EDC”).

W I T N E S S E T H:

WHEREAS, on June 3, 2009, the Assignor, as borrower, entered into that certain $33,300,000,000 Secured Superpriority Debtor-in-Possession Credit Agreement (as amended, supplemented or otherwise modified prior to the date hereof, the “DIP Credit Agreement”; unless otherwise defined herein, terms defined in the DIP Credit Agreement and used herein shall have the meanings given to them in the DIP Credit Agreement), with the guarantors named therein and the Treasury and EDC as lenders;

WHEREAS, on June 26, 2009, the Assignor entered into that certain Amended and Restated Master Sale and Purchase Agreement, as amended (the “Purchase Agreement”) with Saturn LLC, Saturn Distribution Corporation, Chevrolet-Saturn of Harlem, Inc. (together with the Assignor, as sellers) and the Assignee, (as purchaser), pursuant to the Purchase Agreement, the sellers, including the Assignor, will sell, transfer, assign, convey and deliver to the Assignee, and the Assignee will purchase, accept and acquire from sellers, including the Assignor, all of the Purchased Assets (as defined therein) and assume and thereafter pay or perform as and when due, or otherwise discharge, all of the Assumed Liabilities (as defined therein);

WHEREAS, pursuant to Section 6.9(a) of the Purchase Agreement, the Assignor will assign, and the Assignee will assume that portion of the Obligations under the Tranche B Term Loan made by the Treasury pursuant to the DIP Credit Agreement in a principal amount of $7,072,488,605 (the “Assigned Obligations”);

WHEREAS, for the avoidance of doubt from and after the Effective Date (as defined below), any Tranche B Term Loans held by EDC are expressly excluded from the Assigned Obligations;

WHEREAS, the Assignor, certain of its affiliates which are guarantors under the DIP Credit Agreement and Treasury intend to amend and restate the portion of the DIP Credit Agreement related to the Tranche B Term Loans immediately following the consummation of the transactions contemplated by the Purchase Agreement on the Effective Date pursuant to that certain $7,072,488,605 Secured Credit Agreement among Assignee, as borrower, the Guarantors a party thereto, and the Treasury, as lender, to be dated as of the date hereof (the “UST Credit Agreement”); and

WHEREAS, concurrently with the execution and delivery of the UST Credit Agreement, the Assignor, certain of its affiliates which are guarantors under the DIP Credit Agreement and Treasury intend to amended and restated the other Loan Documents (as defined in the UST Credit Agreement).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Agreement, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

ARTICLE I

ASSIGNMENT AND ASSUMPTION

Section 1.1 Assignment. Pursuant to, and in accordance with, the Purchase Agreement, the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, the Assigned Obligations.

Section 1.2 Payments. From and after the Effective Date, the Assignee shall make all payments in respect of the Assigned Obligations (including payments of principal, interest, fees and other amounts) to the Treasury for amounts which have accrued subsequent to the Effective Date pursuant to the terms and conditions of UST Credit Agreement.

Section 1.3 Release. From and after the Effective Date, Assignor shall be released from its Obligations to repay the principal of, or to pay interest, fees and other amounts with respect to the Assigned Obligations under the DIP Credit Agreement; provided that, Assignor shall continue to comply with, and be bound by all other Obligations set forth in the DIP Credit Agreement other than the Assigned Obligations.

Section 1.4 EDC. For the avoidance of doubt, from and after the Effective Date, the Tranche B Term Loans held by EDC under the DIP Credit Agreement are expressly excluded from the Assigned Obligations.

Section 1.5 Guarantors. Each Guarantor ratifies and confirms their obligations under the Guaranty and the other Collateral Documents (as such terms are defined in the UST Credit Agreement) with respect to the Assigned Obligations in favor of the Treasury. For the avoidance of doubt, from and after the Effective Date, EDC is no longer a beneficiary under the Guaranty and the other Collateral Documents with respect to the Assigned Obligations.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Assignor Representations. Assignor hereby represents and warrants, in each case subject to the Orders, the Related Section 363 Transactions, the Cases, the Bankruptcy Code and all orders of the Bankruptcy Court issued in connection with the Cases, that:

(i) it is a corporation, duly organized, validly existing and in good standing under the laws of Delaware;

(ii) it has the full corporate power, authority, legal right and has taken all necessary action to sell, assign and transfer the Assigned Obligations;

(iii) the execution and delivery of this Agreement by Assignor, and the performance of, and compliance with, the terms of this Agreement by Assignor, will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to Assignor or any of its assets, in each case which materially and adversely affect its ability to carry out the transactions contemplated by this Agreement; and

(iv) the Agreement constitutes a valid and legally binding obligation of Assignor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and by principles of equity (regardless of whether enforceability is considered in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

Section 2.2 Assignee Representations. Assignee hereby represents and warrants that:

(i) it is a corporation, duly organized, validly existing and in good standing under the laws of Delaware;

(ii) it has the full power, authority, legal right and has taken all necessary action to purchase and assume the Assigned Obligations;

(iii) the execution and delivery of this Agreement by Assignee, and the performance of, and compliance with, the terms of this Agreement by Assignee, will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to Assignee or any of its assets, in each case which materially and adversely affect its ability to carry out the transactions contemplated by this Agreement; and

(iv) the Agreement constitutes a valid and legally binding obligation of Assignee enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and by principles of equity (regardless of whether enforceability is considered in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

Section 3.1 Conditions to Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) each of the following conditions is satisfied:

(i) this Agreement shall be executed and delivered by each party hereto; and

(ii) the “Closing” pursuant to the Purchase Agreement has occurred.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Treasury and EDC Consent. By causing a duly authorized officer or representative to sign the signature page hereto on its behalf, each of the Treasury and EDC consent to the terms and conditions set forth in this Agreement and the transactions contemplated hereby. EDC acknowledges and agrees that, as of the Effective Date, it is not a mortgagee or obligee or guarantee with respect to the Assigned Obligations.

Section 4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

Section 4.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective duly authorized officers or representatives.

GENERAL MOTORS CORPORATION, as Assignor

By:
Name:
Title:

Tranche B Term Loan Assignment and Assumption Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective duly authorized officers or representatives.

GENERAL MOTORS COMPANY, as Assignor

By:
Name:
Title:

Tranche B Term Loan Assignment and Assumption Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective duly authorized officers or representatives.

TREASURY: THE UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name:	Herbert M. Allison, Jr.
Title:	Assistant Secretary for Financial Stability

Tranche B Term Loan Assignment and Assumption Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective duly authorized officers or representatives.

EDC: EXPORT DEVELOPMENT CANADA

By:
Name: Title:

By:
Name: Title:

Tranche B Term Loan Assignment and Assumption Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective duly authorized officers or representatives.

[GUARANTOR]

By:
Name: Title:

[Signature Page to Tranche B Term Loan Assignment and Assumption Agreement]

EXHIBIT D-1

FORM OF WAIVER FOR THE LOAN PARTIES

In consideration for the benefits that it will receive as a result of its or its Affiliate’s participation in the United States Department of the Treasury’s (the “Lender”) Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Department of the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other law or regulation in existence either prior to or subsequent to the date of this letter (any such program, including the Automotive Industry Financing Program, a “Program”), [LOAN PARTY] (together with its subsidiaries and affiliates, the “Company”) hereby voluntarily waives any claim against any of the United States (and each of its departments and agencies) for any changes to compensation or benefits of the Company’s employees that are required to comply with the executive compensation and corporate governance requirements of Section 111 of the EESA, as implemented by any guidance or related laws and regulations issued and/or to be issued thereunder (whether or not in existence as of the date hereof), including without limitation the provisions of the Capital Purchase Program and the TARP Standards for Compensation and Corporate Governance, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 CFR Part 30, or any other guidance or regulations promulgated under the EESA and the requirements of the $[1,175,000,000] Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement among [Motors Liquidation Company] (the “Borrower”), the Company, the Lender and others, entered into on or about July [__], 2009, as amended, restated, supplemented or otherwise modified (each of the foregoing, collectively, the “Limitations”).

The Company acknowledges that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including, without limitation, so-called “golden parachute” agreements and “gross up” arrangements), whether or not in writing, that the Company may have with its employees or in which such employees may participate as the regulations and Limitations relate to (i) the period the United States holds any equity or debt securities of the Company acquired through a Program, including without limitation the Automotive Industry Financing Program, or (ii) any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims the Company may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits the Company’s employees would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on the Company’s employment relationship with its employees.

[signatures follow]

[LOAN PARTY]

By:
Name: Title:

Date: July     , 2009

Signature Page to Form of Waiver for the Loan Parties

EXHIBIT D-2

FORM OF WAIVER OF SEO TO LENDERS

In consideration for the benefits I will receive as a result of the participation of [Motors Liquidation Company] (together with its subsidiaries and affiliates, the “Company”) in the United States Department of the Treasury’s (“Treasury”) Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Department of the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other law or regulation in existence either prior to or subsequent to the date of this letter from me (any such program, including the Automotive Industry Financing Program, a “Program”), I hereby voluntarily waive any claim against the United States (and each of its departments and agencies), the Loan Parties (as defined in the $[1,175,000,000] Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement among [Motors Liquidation Company] (the “Borrower”), the Company, the Lender and others, entered into on or about July [__], 2009 or my employer for any changes to my compensation or benefits that are required to comply with the executive compensation and corporate governance requirements of Section 111 of the EESA, as implemented by any guidance or related laws and regulations issued and/or to be issued thereunder (whether or not in existence as of the date hereof), including without limitation the provisions of the Capital Purchase Program and the TARP Standards for Compensation and Corporate Governance, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 CFR Part 30, or any other guidance or regulations promulgated under the EESA and the requirements of the $[1,175,000,000] Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement among [Motors Liquidation Company] (the “Borrower”), the Company, the Lender and others, entered into on or about July [__], 2009, as amended, restated, supplemented or otherwise modified (each of the foregoing, collectively, the “Limitations”).

I acknowledge that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including, without limitation, so-called “golden parachute” agreements and tax “gross up” arrangements), whether or not in writing, that I may have with the Company or in which I may participate as they relate to (i) the period the United States holds any equity or debt securities of the Company acquired through a Program, including without limitation the Automotive Industry Financing Program, or (ii) any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims I may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on my employment relationship.

[signatures follow]

Intending to be legally bound, I have executed this Waiver as of this          day of July, 2009.

Name:

[Signature Page to Waiver of SEO to Lender]

EXHIBIT D-3

FORM OF CONSENT AND WAIVER OF SEO TO THE LOAN PARTIES

In consideration for the benefits I will receive as a result of the participation of [Motors Liquidation Company] (together with its subsidiaries and affiliates, the “Company”) in the United States Department of the Treasury’s (“Treasury”) Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Department of the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other law or regulation in existence either prior to or subsequent to the date of this letter from me (any such program, including the Automotive Industry Financing Program, a “Program”), I hereby voluntarily consent to and waive any claim against any of the United States (and its departments and agencies), the Loan Parties (as defined in the $[1,175,000,000] Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement among [Motors Liquidation Company] (the “Borrower”), the Company, the Lender and others, entered into on or about July [__], 2009, the Company, the Company’s Board of Directors (or similar governing body), any individual member of the Company’s Board of Directors (or similar governing body) and the Company’s officers, employees, representatives and agents for any changes to my compensation or benefits that are required to comply with the executive compensation and corporate governance requirements of Section 111 of the EESA, as implemented by any guidance or related laws and regulations issued and/or to be issued thereunder (whether or not in existence as of the date hereof), including without limitation the provisions of the Capital Purchase Program and the TARP Standards for Compensation and Corporate Governance, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 CFR Part 30, or any other guidance or regulations promulgated under the EESA and the requirements of the $[1,175,000,000] Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement among [Motors Liquidation Company] (the “Borrower”), the Company, the Lender and others, entered into on or about July [__], 2009, as amended, restated, supplemented or otherwise modified (each of the foregoing, collectively, the “Limitations”).

I acknowledge that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements and tax “gross-up” arrangements), whether or not in writing, that I may have with the Company or in which I may participate as they relate to (i) the period the United States holds any equity or debt securities of the Company acquired through a Program, including without limitation the Automotive Industry Financing Program, or (ii) any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims I may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on my employment relationship.

I agree that, in the event and to the extent that the Compensation Committee of the Board of Directors of the Company or similar governing body (the “Committee”) reasonably determines that any compensatory payment or benefit provided to me, including any bonus or incentive compensation based on materially inaccurate financial statements or performance criteria, would cause the Company to fail to be in compliance with the terms and conditions of any laws, regulations or the Limitations (such payment or

D-3-1

benefit, an “Excess Payment”), upon notification from the Company, I shall promptly repay such Excess Payment to the Company. In addition, I agree that the Company shall have the right to postpone any such payment or benefit for a reasonable period of time to enable the Committee to determine whether such payment or benefit would constitute an Excess Payment.

I understand that any determination by the Committee as to whether or not, including the manner in which, a payment or benefit needs to be modified, terminated or repaid in order for the Company to be in compliance with Section 111 of the EESA and/or the aforementioned laws, regulations or Limitations shall be final, conclusive and binding. I further understand that the Company is relying on this letter from me in connection with its participation in a Program.

[signatures follow]

Intending to be legally bound, I have executed this Consent and Waiver as of this          day of July, 2009.

Name:

[Signature Page to Consent and Waiver of SEO to the Loan Parties]

EXHIBIT D-4

FORM OF WAIVER OF SENIOR EMPLOYEES TO LENDERS

In consideration for the benefits I will receive as a result of the participation of [Motors Liquidation Company] (together with its subsidiaries and affiliates, the “Company”) in the United States Department of the Treasury’s (“Treasury”) Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Department of the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other law or regulation in existence either prior to or subsequent to the date of this letter from me (any such program, including the Automotive Industry Financing Program, a “Program”), I hereby voluntarily waive any claim against the United States (and each of its departments and agencies), the Loan Parties (as defined in the $[1,175,000,000] Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement among [Motors Liquidation Company] (the “Borrower”), the Company, the Lender and others, entered into on or about July [__], 2009 or my employer for any failure to pay or accrue any bonus or incentive compensation or other compensation as a result of compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA, as implemented by any guidance or related laws and regulations issued and/or to be issued thereunder (whether or not in existence as of the date hereof), including without limitation the provisions of the Capital Purchase Program and the TARP Standards for Compensation and Corporate Governance, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 CFR Part 30, or any other guidance or regulations promulgated under the EESA and the requirements of the $[1,175,000,000] Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement among [Motors Liquidation Company] (the “Borrower”), the Company, the Lender and others, entered into on or about July [__], 2009, as amended, restated, supplemented or otherwise modified (each of the foregoing, collectively, the “Limitations”).

I acknowledge that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including, without limitation, so-called “golden parachute” agreements and tax “gross-up” arrangements), whether or not in writing, that I may have with the Company or in which I may participate as they relate to (i) the period the United States holds any equity or debt securities of the Company acquired through a Program, including without limitation the Automotive Industry Financing Program, or (ii) any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims I may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on my employment relationship.

[signatures follow]

Intending to be legally bound, I have executed this Waiver as of this          day of July, 2009.

Name:

[Signature Page to Waiver of Senior Employees to Lenders]

EXHIBIT D-5

FORM OF CONSENT AND WAIVER OF SENIOR EMPLOYEES TO THE COMPANY

In consideration for the benefits I will receive as a result of the participation of [Motors Liquidation Company] (together with its subsidiaries and affiliates, the “Company”) in the United States Department of the Treasury’s (“Treasury”) Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Department of the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other law or regulation in existence either prior to or subsequent to the date of this letter from me (any such program, including the Automotive Industry Financing Program, a “Program”), I hereby voluntarily consent to and waive any claim against any of the Company, the United States (and each of its departments and agencies), the Loan Parties (as defined in the $[1,175,000,000] Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement among [Motors Liquidation Company] (the “Borrower”), the Company, the Lender and others, entered into on or about July [__], 2009 the Company’s Board of Directors (or similar governing body), any individual member of the Company’s Board of Directors (or similar governing body) and the Company’s officers, employees, representatives and agents for any failure to pay or accrue any bonus or incentive compensation or other compensation as a result of compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA, as implemented by any guidance or related laws and regulations issued and/or to be issued thereunder (whether or not in existence as of the date hereof), including without limitation the provisions of the Capital Purchase Program and the TARP Standards for Compensation and Corporate Governance, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 CFR Part 30, or any other guidance or regulations promulgated under the EESA and the requirements of the $[1,175,000,000] Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement among [Motors Liquidation Company] (the “Borrower”), the Company, the Lender and others, entered into on or about July [__], 2009, as amended, restated, supplemented or otherwise modified (each of the foregoing, collectively, the “Limitations”).

I acknowledge that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including, without limitation, so-called “golden parachute” agreements and tax “gross-up” arrangements), whether or not in writing, that I may have with the Company or in which I may participate as they relate to (i) the period the United States holds any equity or debt securities of the Company acquired through a Program, including without limitation the Automotive Industry Financing Program, or (ii) for any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims I may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on my employment relationship.

I agree that, in the event and to the extent that the Compensation Committee of the Board of Directors of the Company or similar governing body (the “Committee”) reasonably determines that any compensatory payment or benefit provided to me would cause the Company to fail to be in compliance with the terms and conditions of any laws, regulations or the Limitations (such payment or benefit, an “Excess Payment”), upon notification from the Company, I shall promptly repay such Excess Payment to the Company. In addition, I agree that the Company shall have the right to postpone any such payment or benefit for a reasonable period of time to enable the Committee to determine whether such payment or benefit would constitute an Excess Payment.

D-5-1

I understand that any determination by the Committee as to whether or not, including the manner in which, a payment or benefit needs to be modified, terminated or repaid in order for the Company to be in compliance with Section 111 of the EESA and/or the aforementioned laws, regulations or Limitations shall be final, conclusive and binding. I further understand that the Company is relying on this consent and waiver from me in connection with its participation in a Program.

[signatures follow]

Intending to be legally bound, I have executed this Consent and Waiver as of this          day of July, 2009.

Name:

[Signature Page of Consent and Waiver of Senior Employees to Loan Parties]

EXHIBIT E

FORM OF LEGAL OPINION OF WEIL, GOTSHAL & MANGES LLP

See Executed Version

Exh. E-1

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

                             , 20__

Pursuant to Section 5.2(h) of the $1,175,000,000 Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement, dated as July 6, 2009, as amended, supplemented or modified from time to time (the “Credit Agreement”), among Motors Liquidation Company (formerly known as General Motors Corporation), a Delaware corporation (“Borrower”), the Guarantors named therein and The United States Department of the Treasury and Export Development Canada (collectively, the “Lenders”), the undersigned hereby certifies in [his] [her] capacity as an Officer of the Borrower and not in [his] [her] individual capacity, as follows:

1. I am the duly elected [insert title of Responsible Officer] of the Borrower;

2. I have reviewed and am familiar with the contents of this Certificate;

3. I have reviewed the terms of the Credit Agreement and the Loan Documents and based upon such review, to my knowledge, no Default or Event of Default has occurred [except as set forth on Annex I hereto]; and

[signature page follows]

Exh. F-1

The foregoing certifications, together with the calculations set forth in Schedule I hereto, are made and delivered in my capacity described in paragraph 1 above, and not in my individual capacity for and on behalf of the Borrower as of the date first written above.

MOTORS LIQUIDATION COMPANY (f/k/a General Motors Corporation)

By:
Name: Title:

[Signature Page to Compliance Certificate]

SCHEDULE I

Financial Information and Calculations

Sch. I-1

EXHIBIT G

FORM OF AMENDED AND RESTATED NOTE

See Executed Version

THIS NOTE HAS BEEN ISSUED WITH AN ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT 767 FIFTH AVENUE, NEW YORK NY 10153.

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE LENDER PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

PROMISSORY NOTE

$985,805,085
July 10, 2009	New York, New York

FOR VALUE RECEIVED, MOTORS LIQUIDATION COMPANY (f/k/a General Motors Corporation), a Delaware corporation (together with its permitted successors and assigns the “Borrower”), hereby promises to pay to the order of THE UNITED STATES DEPARTMENT OF THE TREASURY (the “Lender”), at the Funding Office of the Lender specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States, and in immediately available funds, the principal sum of NINE HUNDRED EIGHTY-FIVE MILLION EIGHT HUNDRED FIVE THOUSAND EIGHTY-FIVE AND NO/100 ($985,805,085) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans of the Lender to the Borrower outstanding under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement. The principal amount shall be paid on the Maturity Date. The Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.6 of the Credit Agreement. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement (as defined below).

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, type and amount of the Loans and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another type, each continuation of all or a portion thereof as the same type. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Loans.

This Note (a) is one of the Notes referred to in the $1,175,000,000 Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of July 10, 2009 between the Borrower, the Lender and others (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and evidences the Loans made by the Lender thereunder; (b) is subject to the provisions of the Credit Agreement; and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted.

The Borrower and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

The Lender shall not enforce the liability and obligation of the Borrower to perform and observe the obligations evidenced by this Note by any action or proceeding wherein a money judgment shall be sought against the Borrower, except that the Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable the Lender to enforce and realize upon its interest under this Note or in the Collateral given to Lender pursuant to the Loan Documents to secure this Note; provided, however, that, any judgment in any such action or proceeding shall be enforceable against the Borrower only to the extent of the Borrower’s interest in the Collateral given to the Lender to secure this Note, and the Lender, by accepting this Note, shall not sue for, seek or demand any deficiency judgment against the Borrower in any such action or proceeding under or by reason of or under or in connection with this Note.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

BORROWER:

MOTORS LIQUIDATION COMPANY, a Delaware corporation

By:
Name: Title:

[Signature Page to Promissory Note]

SCHEDULE OF LOANS

This Note evidences the Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

Schedule A

to Initial Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By
XXX
XXX
XXX
XXX
XXX
XXX
XXX
XXX
XXX
XXX
XXX
XXX
XXX

Schedule B

to Initial Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By
XXX
XXX
XXX
XXX
XXX
XXX
XXX
XXX
XXX
XXX
XXX
XXX

EXHIBIT H

Intentionally Omitted

EXHIBIT I

FORM OF ENVIRONMENTAL AGREEMENT

See Executed Version

EXECUTION VERSION

ENVIRONMENTAL AGREEMENT

This ENVIRONMENTAL AGREEMENT (this “Agreement”) made as of the 10th day of July, 2009, by MOTORS LIQUIDATION COMPANY (f/k/a General Motors Corporation), a Delaware corporation (together with its successors and assigns, the “Borrower”) and the Guarantors party to the Credit Agreement, in favor of THE UNITED STATES DEPARTMENT OF THE TREASURY (the “Treasury”) and EXPORT DEVELOPMENT CANADA (each a “Lender” and collectively, the “Lenders”).

W I T N E S S E T H:

WHEREAS, on June 1, 2009 (the “Petition Date”), the Borrower, Saturn, LLC, a Delaware limited liability company, Saturn Distribution Corporation, a Delaware corporation, and Chevrolet-Saturn of Harlem, Inc., a Delaware corporation (each an “Initial Debtor” and collectively, the “Initial Debtors”), filed voluntary petitions in the Bankruptcy Court (as defined below) for relief, and commenced cases (each an “Initial Case” and collectively, the “Initial Cases”) under the Bankruptcy Code and have continued in the possession of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, on June 3, 2009, the Borrower and the Guarantors entered into the Secured Superpriority Debtor-In-Possession Credit Agreement, among the Borrower, the Guarantors party thereto and the Lenders (the “Existing Credit Agreement”);

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders provided the Borrower with (i) term loans in an aggregate amount equal to $32,125,000,000 (the “Tranche B Term Loans”) and (ii) term loans in an aggregate amount equal to $1,175,000,000 (the “Tranche C Term Loans”);

WHEREAS, on June 25, 2009, the Bankruptcy Court entered the Final Order pursuant to the Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (the “Final Order”) approving the terms and conditions of the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement);

WHEREAS, on July 5, 2009, the Bankruptcy Court entered the Wind-Down Order pursuant to the Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (the “Wind-Down Order”) approving the amendment to the Existing Credit Agreement to provide the Debtors with post-petition, wind-down financing;

WHEREAS, pursuant to the Amended and Restated Master Sale and Purchase Agreement dated as of June 26, 2009 (as amended, modified or supplemented from time to time, the “Master Transaction Agreement”), on July 10, 2009, Treasury exchanged a portion of its Tranche B Term Loans in an amount equal to $22,041,706,310 together with, its Additional Notes (as defined in the Existing Credit Agreement) and its rights under the Existing UST Term Loan Agreement including the Warrant Note and the

Additional Notes (as each such term is defined in the Existing UST Loan Agreement) to General Motors Company, f/k/a NGMCO, Inc.) (together with its successors and assigns, “New CarCo”) (in exchange for common and preferred Capital Stock of New CarCo;

WHEREAS, pursuant to the Master Transaction Agreement, on July 10, 2009, EDC exchanged a portion of its Tranche B Term Loans in an amount equal to $3,081,085,085 together with its Additional Notes to New CarCo in exchange for common and preferred Capital Stock of New CarCo;

WHEREAS, pursuant to the Master Transaction Agreement and in accordance with the Section 363 Sale Order, the Borrower and the other Debtors sold to New CarCo certain of its assets and properties, and New CarCo assumed certain liabilities of the Borrower and the other Debtors and their Subsidiaries, including a portion of the Treasury’s Tranche B Term Loans in an aggregate amount equal to $7,072,488,605 pursuant to the Tranche B Assignment and Assumption Agreement, dated as of the date hereof (the “New CarCo Assignment and Assumption”), among the Borrower, New CarCo and EDC (collectively, and together with the other transactions contemplated by the Transaction Documents, the “Related Section 363 Transactions”);

WHEREAS, the Borrower and the Lenders have agreed to amend and restate the terms and provisions of the Existing Credit Agreement as more particularly set forth in that certain $1,175,000,000 Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement among the Grantors and the Lenders (as amended, modified, or supplemented from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, it is a condition precedent to the Lenders entering into the Credit Agreement that the Borrower and Guarantors shall have executed and delivered this Agreement to the Lenders.

NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Collateral Property” means any real property and physical facilities thereon included as Collateral.

“Environmental Laws” means any and all foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, permits, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or natural resources, as now or may at any time hereafter be in effect.

“Hazardous Materials” shall mean any material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste”, “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including petroleum and petroleum products, derivatives and compounds, including gasoline, diesel fuel, and oil; explosives, flammable materials; radioactive material; soil vapors; polychlorinated biphenyls; lead and lead-based paint; asbestos or asbestos-containing materials; and any substance the presence of which on, at or from any Collateral Property is prohibited by any foreign, federal, state or local authority.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts and all actual damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including, but not limited to, costs of investigations, natural resource damages, reasonable attorneys’ fees and other costs of defense).

“Properties” shall mean, collectively, each and every Collateral Property.

“Release” and “Released” with respect to any Hazardous Materials means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping or disposing of Hazardous Materials into the environment.

“Responsible Environmental Person” shall mean, with respect to the Borrower, any Person with direct knowledge and responsibility for monitoring environmental conditions and assuring compliance with Environmental Laws.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1 Intentionally Omitted.

Section 2.2 Environmental Representations and Warranties. As of the date hereof, the Borrower represents and warrants that, to the best of any Responsible Environmental Person’s knowledge and belief after reasonable due inquiry, except as either disclosed on Schedule A attached hereto, or as provided to the Lenders prior to the date hereof (including, without limitation, in connection with that certain Environmental Indemnity Agreement made by Borrower and certain of its Subsidiaries in favor of the Treasury, dated as of December 31, 2008 and in connection with that certain Environmental Indemnity Agreement made by the Borrower and certain of its Subsidiaries in favor of the Lenders, dated as of June 3, 2009) or which would not reasonably be expected to give rise to material liabilities under Environmental Laws:

(a) Hazardous Materials and underground storage tanks at each Collateral Property are in compliance with Environmental Law; (b) Releases of Hazardous Materials at the Mortgage Properties for which investigation or remediation is required by a Governmental Authority are being investigated and remediated in material compliance with Environmental Law; (c) there is no non-compliance with current Environmental Laws; (d) to any Responsible Environmental Person’s actual knowledge after reasonable inquiry there is no known threat of any Release of Hazardous Materials migrating to any Collateral Property; (e) no Responsible Environmental Person knows of, nor has any Responsible Environmental Person received, any written notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials at, on, under or from any Collateral Property; (f) the Borrower and Guarantors have (1) disclosed to the Lenders, in writing, (A) all outstanding notices or claims of alleged non-compliance with applicable Environmental Laws and (B) each Collateral Property where investigation or remediation activities are ongoing, and (2) made available (or otherwise shall use diligent efforts to promptly make available) any and all material information relating to adverse environmental conditions at, on, under or from any Collateral Property that would reasonably be expected to result in material liabilities under Environmental Laws, including but not limited to any reports relating to Hazardous Materials at, on, under or migrating to or from any Collateral Property and/or to the environmental condition of any Collateral Property for which investigation or remediation is required by a Governmental Authority; (g) as of 5 p.m. EDT on July 9, 2009, Schedule A lists all Environmental Liens (as defined below) in regard to the Collateral Properties; (h) there is no judicial, administrative, or arbitral proceeding under or relating to any Environmental Law that is pending or, to the knowledge of the Borrower, threatened, naming the Borrower; (i) except as provided for in the Loan Documents and the Master Transaction Agreement, the Borrower has not entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law; and (j) except as provided for in the Loan Documents and the Master Transaction Agreement, the Borrower has not assumed or retained, by contract, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Hazardous Materials.

Section 2.3 Environmental Covenants.

(a) Except as would not reasonably be expected to give rise to material liabilities under Environmental Laws, Borrower and, with respect to itself and the Properties it owns, each Guarantor, covenants and agrees that so long as the Loans are outstanding, and until payment in full of all Obligations and termination of the Loan Documents, and subject to the Orders, the Related Section 363 Transactions and the Cases: (i) all uses and operations on or of the Properties, whether by such Borrower, Guarantor, or to the extent commercially reasonable any other Person, shall be in compliance with all Environmental Laws; (ii) there shall be no Releases of Hazardous Materials at, on, under or from any of the Properties at concentrations exceeding those allowed by Environmental Law; (iii) Hazardous Materials at, on, or under any of the Properties for which investigation or remediation is required by a Governmental Authority shall be investigated and remediated in compliance with Environmental Laws; and (iv) except for environmental deed restrictions, institutional controls and access agreements required by agency order or a voluntary remedial action, the Borrower and each Guarantor shall keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of the Borrower any Guarantor or any other Person (the “Environmental Liens”).

(b) Borrower and, with respect to itself and the Properties it owns, each Guarantor, shall, subject to the Orders, the Related Section 363 Transactions and the Cases: (i) promptly and reasonably cooperate, at its sole cost and expense, in all reasonable activities pursuant to Section 2.3(c) below, including but not limited to providing all material, non-privileged information and making knowledgeable persons reasonably available for interviews; (ii) perform any environmental compliance or site assessment or other investigation of environmental conditions in connection with any of the Properties, at its sole cost and expense, pursuant to any reasonable written request of the Lenders, upon the Lender’s reasonable belief that conditions at a Collateral Property not in compliance with Environmental Law and could result in material liability under Environmental Laws or that a Release of Hazardous Materials at, on, or from or migrating to any Collateral Property, could result in material liabilites under Environmental Laws, and share with the Lenders the reports and other results thereof, and the Lenders shall be entitled to rely on such reports and other results thereof; (iii) comply with all reasonable written requests of the Lenders, at its sole cost and expense, to reasonably effectuate investigation or remediation of any Hazardous Materials Released at, on, under, from or migrating to any Collateral Property that the Lenders reasonably believe could result in material liabilities under Environmental Laws; (iv) use commercially reasonable efforts to cause all tenants and other users of any of the Properties to materially comply with all Environmental Laws; and (v) except for those events and conditions disclosed to the Lenders prior to the date hereof and except for those which would not reasonably be expected to give rise to material liabilities under Environmental Laws, within ten (10) Business Days notify the Lenders in writing after a Responsible Environmental Person has become aware of (A) any Release of Hazardous Materials at, on, under, from or migrating towards any of the Properties; (B) any non-compliance with any Environmental Laws related to any of the Properties; (C) any actual Environmental Lien imposed on any Collateral Property; (D) any required or proposed investigation or remediation relating to a Release of Hazardous Materials at, on, under, from or migrating to any of the Properties; and (E) any written notice or other communication of which any Responsible Environmental Person receives from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Releases of Hazardous Materials at, on, under or from any Collateral Property.

(c) Upon (i)(A) the occurrence and during the continuance of an Event of Default or (B) the Lenders’ reasonable belief that a Collateral Property is not in compliance with all Environmental Laws and such noncompliance would reasonably be expected to result in material liabilities under Environmental Laws, or (C) the Lenders’ reasonable belief that a Release of Hazardous Materials at, on, from or migrating to any of the Collateral Properties has occurred or is occurring and would reasonably be expected to result in the Borrower or any Guarantor incurring material liabilities under Environmental Laws and (ii) reasonable notice to the Borrower and any Guarantor that owns the Collateral Property at issue, the Lenders and any other Person designated by the Lenders, including but not limited to any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon such Collateral Property at all reasonable times, subject to the terms of any applicable lease in place for a Collateral Property, to assess any and all aspects of the environmental condition of such Collateral Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the Lenders’ reasonable discretion taking into account the perceived environmental risk and the magnitude of the potential liability) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Each Borrower or Guarantor shall cooperate with and provide reasonable access to the Lenders and any such Person or entity designated by the Lenders. Upon prior written request to the Lenders, the Borrower and Guarantors shall be entitled at their sole cost and expense to take split samples of any samples collected by the Lenders or its designees.

ARTICLE III

MISCELLANEOUS

Section 3.1 Notices. All notices required or permitted hereunder shall be given and shall become effective as provided in the Credit Agreement.

Section 3.2 No Third-Party Beneficiary. The terms of this Agreement are for the sole and exclusive protection and use of the Lenders. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party.

Section 3.3 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lenders.

Section 3.4 No Oral Change. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.1 of the Credit Agreement.

Section 3.5 Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 3.6 Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the terms “Borrower” and “Guarantor” shall be deemed to refer to each and every person or entity comprising a Borrower or Guarantor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of such Borrower or Guarantor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of any Borrower or Guarantor may be assigned except with the written consent of the Lenders. Each reference herein to the Lenders shall be deemed to include its successors and assigns.

Section 3.7 Joint and Several Liability. The Borrower and Guarantors hereby acknowledge and agree that the Borrower and each of the Guarantors are jointly and severally liable to the Lenders for all representations, warranties, covenants, and other obligations of the Borrower and Guarantors hereunder. The Borrower and Guarantors hereby further acknowledge and agree that (a) any Event of Default or any default, or breach of a representation, warranty or covenant by any Guarantor or Borrower hereunder is hereby considered a default or breach by the Borrower or Guarantor, as applicable, and (b) the Lenders shall have no obligation to proceed against the Borrower or any Guarantor before proceeding against the others. The Borrower and Guarantors hereby waive any defense to its obligations under this Agreement based upon or arising out of the disability or other defense or cessation of liability of one versus the other. Any Borrower or Guarantor’s subrogation claim arising from payments to the Lenders shall constitute a capital investment in the other (Borrower or Guarantor, as the case may be) subordinated to any claims of the Lenders and equal to a ratable share of the equity interests in the Borrower or Guarantor.

Section 3.8 Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

Section 3.9 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lenders, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 3.10 Severability. Any provision of this Agreement that is held to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 3.11 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 3.12 Submission to Jurisdiction; Waivers. All judicial proceedings brought against Borrower or any Guarantor arising out of or relating to this Agreement or any other Loan Document, or any Obligations hereunder and thereunder, may be brought in the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof. Each Loan Party hereby irrevocably and unconditionally:

(a) submits for itself and its property in any such legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 3.1; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Section 3.13 Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 3.14 Exculpation. Notwithstanding anything appearing to the contrary in this Agreement, or in the Notes, the Credit Agreement, the Mortgages or any of the other Loan Documents, Lenders shall not be entitled to enforce the liability and obligation of the Borrower or any Guarantor to perform and observe the obligations contained in this Agreement by any action or proceeding against any member, shareholder, partner, manager, director, officer, agent, affiliate, beneficiary, trustee or employee of Borrower or any Guarantor (or any direct or indirect member, shareholder, partner or other owner of any such member, shareholder, partner, manager, director, officer, agent, affiliate or employee of Borrower or any Guarantor, or any director, officer, employee, agent, manager or trustee of any of the foregoing); provided, however, for purposes of clarification, the foregoing is not intended to exempt any Loan Parties from their respective obligations and liabilities under this Agreement or any of the other Loan Documents.

Section 3.15 Effect of Amendment and Restatement of the Original Environmental Indemnity Agreement. Section 3.16 On the Effective Date, the Original Environmental Indemnity shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Newco Credit Facility) under the Newco Credit Facility as in effect prior to the Effective Date and (b) such “Obligations” are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement and the Credit Agreement.

Section 3.17 Orders. This Agreement shall be subject to the terms and conditions of the Orders,, the Related Section 363 Transactions, the Cases, the Bankruptcy Code and all orders of the Bankruptcy Court. In the event of any inconsistency between the terms or conditions of this Agreement and the terms and conditions of the applicable orders related to the foregoing, the terms and conditions of such orders shall control.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, each Borrower and Guarantor has caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWER:

MOTORS LIQUIDATION COMPANY

By:
Name
Title:

[Signature Page to Environmental Agreement]

GUARANTORS:

CHEVROLET-SATURN OF HARLEM, INC.
ENVIRONMENTAL CORPORATE REMEDIATION COMPANY, INC.
REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC.
SATURN, LLC
SATURN DISTRIBUTION CORPORATION

By:
Name:
Title:

ADDRESS FOR NOTICES:
767 Fifth Avenue, 14th Floor New York, New York 10153 Attention: Telephone: Facsimile:

[Signature Page to Environmental Agreement]

LENDER:

THE UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name:
Title:

Address for Notices:

The United States Department of the Treasury 1500 Pennsylvania Avenue, NW, Room 2312 Washington, D.C. 20220 Attention: Assistant General Counsel (Banking and Finance) Facsimile: (202) 622-1974

[Signature Page to Environmental Agreement]

LENDER:

EXPORT DEVELOPMENT CANADA

By:
Name:
Title:

By:
Name:
Title:

Address for Notices: 151 O’Connor Street Ottawa, Ontario Canada

[Signature Page to Environmental Agreement]

SCHEDULE A

Environmental Liens Known as of 5:00 pm, July 8, 2009

•	On or about May 5, 2009, the United States Environmental Protection Agency recorded a lien on the GM Central Foundry Superfund Site in Massena, NY.

•	On or about May 15, 2009, the Michigan Department of Environmental Quality recorded liens on the following GM properties:

1.	GM Die Storage Lot, Genesee County, MI
2.	GM Chevrolet-Pontiac Canada Group Metals, Kent County, MI
3.	Hemphill Landfill, Genesee County, MI
4.	Pontiac Employee Development Center, Oakland County, MI
5.	GM Malleable Plant, Saginaw County, MI
6.	GM Lansing No. 6 Car Assembly, Ingham County, MI
7.	GM Pontiac Centerpoint Campus – West Engineering, Oakland County, MI

Schedule A

EXHIBIT J

FORM OF AMENDED AND RESTATED MORTGAGE

See Executed Version

MORTGAGE

GENERAL MOTORS CORPORATION, as mortgagor

(Mortgagor)

to

THE UNITED STATES DEPARTMENT OF THE TREASURY, EXPORT

DEVELOPMENT CANADA, and the several lenders as mortgagee

(Lender)

Dated:	As of July , 2009

Address:	Saginaw Vacant Land
2100 Veterans Memorial Pkwy. Saginaw, MI

County:	Saginaw County, MI

PIN:

THIS MORTGAGE (the “Security Instrument”) is made as of the         day of July, 2009, by GENERAL MOTORS CORPORATION, a Delaware corporation, having its principal place of business at 300 Renaissance Center, Detroit, Michigan 48265, as mortgagor (the “Mortgagor” or “Borrower”), in favor of THE UNITED STATES DEPARTMENT OF THE TREASURY having an address at 1500 Pennsylvania Avenue NW, Room 3426, Washington, DC 20220, EXPORT DEVELOPMENT CANADA, and the several lenders (collectively, (the “Lender”) pursuant to that certain Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 3, 2009 (the “Credit Agreement”), between Borrower a debtor-in-possession in a case pending under chapter 11 of title 11 of the United States Code § 101 et seq., and the regulations adopted and promulgated thereto (as the same may be amended from time to time, the “Bankruptcy Code”) and the Lender.

RECITALS:

WHEREAS, this Security Instrument is given to secure Borrower’s obligations under the Credit Agreement. The Credit Agreement concerns a loan (the “Loan”) made to Borrower by Lender in the maximum principal sum of THIRTY-THREE BILLION THREE HUNDRED MILLION AND 00/100 DOLLARS ($33,300,000,000), which Loan is evidenced by (i) that certain Initial Note, dated June 3, 2009, made by Borrower in favor of The United States Department of the Treasury and (ii) that certain Initial Note, dated June 3, 2009, made by Borrower in favor of Export Development Canada (such Initial Notes, together with all extensions, renewals, replacements, restatements, amendments, supplements, severances or modifications thereof, are hereinafter referred to collectively as the “Notes”). Each of the Notes is due by its terms on the Maturity Date, or upon an earlier date for reason of acceleration, unless extended by the Lender.

WHEREAS, on June 1, 2009 (the “Petition Date”), the Borrower filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (together with the District Court for the Southern District of New York, where applicable, the “Bankruptcy Court”), and commenced chapter 11 cases (collectively, the “Cases”) under the Bankruptcy Code and have continued in the possession of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code.

WHEREAS, Mortgagor is the owner of the real property described in Exhibit A attached hereto and made a part hereof (the “Land”).

WHEREAS, Mortgagor has agreed to execute and deliver this Security Instrument in accordance with the provisions of the Credit Agreement and of the Final Order in order to secure the payment and performance of all of the Obligations (as defined in Section 2.3 hereof). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

ARTICLE 1

GRANTS OF SECURITY

Section 1.1 Property Mortgaged. Mortgagor does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to and grants a security interest to Lender and its successors and assigns in, the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor (collectively, the “Property”):

(a) Land. The Land described in Exhibit A attached hereto and made a part hereof;

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures, inventory and goods) and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(f) Leases and Rents. All leases, subleases and other agreements, whether or not in writing, to which Mortgagor is a party, affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto, to the extent assignable, whether before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (collectively, the “Leases”) and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees’ obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, payments in connection with any termination, cancellation or surrender of any Lease, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and/or the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code and all proceeds from the sale or other disposition of the Leases (the “Rents”) and the right to receive and apply the Rents to the payment of the Obligations;

(g) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(h) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies of the Mortgagor covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction, subject, in each case, to the rights of tenants;

(j) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(k) Rights. The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(l) Agreements. To the extent assignable, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening and during the continuance of an Event of Default, to receive and collect any sums payable to Mortgagor thereunder;

(m) Intangibles. All trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(n) Causes of Action. All causes of action and claims (including, without limitation, all causes of action or claims arising in tort, by contract, by fraud or by concealment of material fact) against any Person for damages or injury to the Property or in connection with any transactions financed in whole or in part by the proceeds of the Loan (“Causes of Action”); and

(o) Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (n) above;

in each case subject to the Permitted Encumbrances (as defined in Section 3.4 below).

Section 1.2 Assignment of Leases And Rents. Mortgagor hereby absolutely and unconditionally assigns to Lender all of Mortgagor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 9.1(h) below, Lender grants to Mortgagor a revocable license to collect and receive the Rents.

Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Security Instrument, Mortgagor hereby grants to Lender, as security for the Obligations, (as herein defined) a security interest in the Personal Property, to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

Section 1.4 Pledge of Monies Held. Mortgagor hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any insurance proceeds and condemnation awards, as additional security for the Obligations until expended or applied as provided in the Credit Agreement or this Security Instrument, as applicable.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if (a)(i) Borrower shall well and truly pay to Lender the outstanding principal amount of the Loan set forth in, and evidenced by, the Credit Agreement and the Notes, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Notes, the Credit

Agreement or any other Loan Document (such amounts being herein referred to, collectively, as the “Debt”) at the time and in the manner provided in the Notes, the Credit Agreement and the other Loan Documents, and the Credit Agreement is terminated or (ii) Mortgagor and the other Guarantors shall pay the obligations to Lender as provided in the Guaranty, and each Guarantor shall well and truly perform each and every covenant and condition set forth in the Guaranty and each of the other Loan Documents to which it is a party, and the Guaranty is terminated, and (b) Mortgagor shall well and truly perform the Other Obligations (as herein defined) as set forth in this Security Instrument, these presents and the estate hereby granted shall cease, terminate and be void.

ARTICLE 2

OBLIGATIONS SECURED

Section 2.1 Obligations Secured. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment and performance of the obligations of Mortgagor under the Credit Agreement (the “Credit Agreement Obligations”).

Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):

(a) the performance of all obligations of Mortgagor contained herein;

(b) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby;

(c) the performance of each obligation of Mortgagor contained in any other agreement given by Mortgagor to Lender which is for the purpose of further securing the obligations secured hereby, and any renewals, extensions, substitutions, replacements, amendments, modifications and changes thereto; and

(d) the performance of each obligation of Mortgagor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, any of the other Loan Documents to which Mortgagor is a party.

Section 2.3 Obligations. Mortgagor’s obligation for the payment and performance of the Credit Agreement Obligations and the Other Obligations are referred to collectively below as the “Obligations.”

ARTICLE 3

MORTGAGOR COVENANTS

Mortgagor covenants and agrees that:

Section 3.1 Payment and Performance of the Obligations. Mortgagor will pay and perform the Obligations at the time and in the manner provided in the Credit Agreement, this Security Agreement and the other Loan Documents, as applicable.

Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in each of the other Loan Documents executed by Mortgagor are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3 Insurance. Mortgagor shall obtain and maintain, or cause to be maintained, insurance in full force and effect at all times with respect to Mortgagor and the Property as required pursuant to the Credit Agreement.

Section 3.4 Liens. Mortgagor shall not, create, incur, assume or suffer to exist, directly or indirectly, any Lien (as defined herein) on the Property, other than the following (collectively, the “Permitted Encumbrances”):

(a) Permitted Liens existing on the date hereof or hereafter created in accordance with the terms of the Credit Agreement and/or this Security Instrument;

(b) Leases existing on the date hereof, if any or hereafter entered into in accordance with the terms of the Credit Agreement and/or this Security Instrument, excluding any Leases entered into in connection with the Section 363 Sale;

(c) Liens for Taxes (as defined in Section 3.5 below) and Other Charges (as defined in Section 3.5 below) not yet subject to penalties for non-payment or which are being contested in accordance with Section 3.5 hereof; provided that adequate reserves with respect thereto are maintained on the books of Mortgagor in conformity with GAAP;

(d) Liens of mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in accordance with Section 3.8 hereof and will not cause a Material Adverse Effect;

(e) Easements, rights-of-way, covenants, restrictions, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of Mortgagor and will not cause a Material Adverse Effect; and

(f) this Security Instrument.

As used in this Security Instrument, the term “Lien” means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances, excluding any leases entered into in connection with the Section 363 Sale, and permitted Dispositions.

Section 3.5 Payment of Taxes, Etc. Mortgagor shall pay or cause to be paid, as the same become due and payable, all (i) real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof (collectively, the “Taxes”) and (ii) ground rents, maintenance charges, impositions and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof (collectively, the “Other Charges”). At Lender’s request, Mortgagor shall furnish to Lender receipts, or other evidence of the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any Lien or charge (other than Permitted Encumbrances) which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property (provided however this applies only to utility services the failure to pay could result in the creation of a lien that has a Material Adverse Effect). After prior written notice to Lender, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, other than ground rent, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Requirements of Laws; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Mortgagor shall furnish such security as may be required in the proceeding to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.

Section 3.6 Maintenance and Use of Property. Mortgagor shall cause the Property to be maintained in a good and safe condition and as otherwise required under the terms of the Credit Agreement. The Improvements and the Personal Property shall not be removed, demolished or materially altered or expanded (except for normal replacement of the Personal Property) in any respect that could reasonably be expected to have a Material Adverse Effect without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof if doing so would have a Material Adverse Effect. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Mortgagor will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned if doing so would have a Material Adverse Effect.

Section 3.7 Waste. Mortgagor shall not commit or suffer any intentional physical waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any insurance policy related to the Property, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument in any, material respect. Mortgagor will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.8 Payment for Labor and Materials. Mortgagor will pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property in accordance with the requirements of Section 5.4 of the Credit Agreement unless such bills and costs are being contested in accordance with Section 5.4 of the Credit Agreement.

Section 3.9 Performance of Other Agreements. Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any of the Loan Documents given by Mortgagor to Lender for the purpose of further securing the Obligations, and any amendments, modifications or changes thereto. Mortgagor shall observe and perform all of its obligations under any agreement or recorded instrument affecting or pertaining to the Property, the failure of which, if not observed or performed, could reasonably be expected to have a Material Adverse Effect.

Section 3.10 Change of Name, Identity or Structure. If Mortgagor shall (i) change the location of its chief executive office/chief place of business from that set forth in the introductory paragraph hereof, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains records with respect to the Property, or (iii) reincorporate or reorganize under the laws of another jurisdiction, it shall give Lender written notice thereof not less than ten (10) days after such event occurs, and shall deliver to Lender all Uniform Commercial Code financing statements and amendments as Lender shall request and take all other actions deemed reasonably necessary by Lender to continue its perfected status in the Property with the same or better priority. Mortgagor hereby authorizes Lender, prior to or contemporaneously with the effective date of any such change, to file any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Mortgagor shall execute a certificate in form satisfactory to Lender listing the trade names under which Mortgagor intends to operate the Property, and representing and warranting that Mortgagor does business under no other trade name with respect to the Property.

Section 3.11 Access to Properties. Mortgagor shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of tenants under their respective Leases.

Section 3.12 Cooperate in Legal Proceedings. Mortgagor shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under this Security Instrument or any of the other Loan Documents to which Mortgagor is a party, and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 3.13 Awards and Insurance Benefits. Mortgagor shall cooperate with Lender in obtaining for Lender the benefits of any condemnation awards or insurance proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith out of such condemnation award or insurance proceeds. All Net Cash Proceeds received in connection with any casualty or condemnation relating to the Property shall be applied as set forth in the Credit Agreement.

Section 3.14 Mortgage and Intangible Taxes. Mortgagor shall pay or cause to be paid all State, county and municipal recording, mortgage, intangible, and all other taxes imposed upon the execution and recordation of this Security Instrument.

Section 3.15 Leasing Matters. Mortgagor shall not enter into any new Lease other than Leases entered into in connection with the Section 363 Sale, or renew or extend any existing Lease unless such proposed Lease or renewed or extended Lease, as applicable, (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Mortgagor, (ii) does not have a Material Adverse Effect, and (iii) is subject and subordinate to this Security Instrument and the lessee thereunder agrees to attorn to Lender. All proposed Leases which do not satisfy the requirements set forth in this Section 3.15 shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Mortgagor shall not amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) if such action would have a Material Adverse Effect.

Section 3.16 Management Agreement. Mortgagor shall not engage a property manager without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) unless (i) such agreement is with a reputable and experienced professional management organization which manages properties of a type, quality and size similar to the Property, (ii) such agreement provides for management fees that are customary and reasonable management fees for properties of a type, quality and size similar to the Property and is otherwise on market terms and conditions for properties of a type, quality and size similar to the Property, (iii) entering into such agreement could not reasonably be expected to have a Material Adverse Effect, (iv) such agreement is pursuant to an arms length transaction with a property manager that is not an affiliate of any Loan Party, (v) such agreement is terminable upon thirty (30) days prior written notice by Mortgagor for any reason, and (vi) such property manager executes an agreement in accordance with the terms of the following sentence. In the event that Lender approve the engagement of a property manager or Mortgagor shall, without Lender’s consent, engage a property manager pursuant to the terms of the immediately preceding sentence, Mortgagor and such property manager shall execute an agreement reasonably acceptable to

Lender conditionally assigning Mortgagor’s interest in such management agreement to Lender and subordinating, during the continuance of an Event of Default, manager’s right to receive fees and expenses under such agreement while the Obligations remain outstanding.

Section 3.17 Alterations. Mortgagor shall not make any alterations to the Improvements that have a Material Adverse Effect.

Section 3.18 Zoning. Mortgagor shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in a Material Adverse Effect.

Section 3.19 No Joint Assessment. Mortgagor shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

Section 3.20 Intentionally deleted.

Section 3.21 Intentionally deleted.

Section 3.22 Intentionally deleted.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Mortgagor represents and warrants to Lender that:

Section 4.1 Warranty of Title. Mortgagor has good and marketable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Mortgagor possesses a fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. To Mortgagor’s knowledge, this Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection herewith, will create (i) a valid, perfected lien on the Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, subject only to Permitted Encumbrances to the extent a security interest in personalty may be perfected by the filing of a mortgage. No Person other than Mortgagor owns any interest in any payments due under such Leases that is superior to or of equal priority with Lender’s interest therein except as may be reflected by the Permitted Encumbrances. Mortgagor shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

Section 4.2 Organization. Mortgagor is duly organized or formed, as the case may be, and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the Property and to transact the businesses in which it is now engaged. Mortgagor is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Property, its businesses and operations, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. Mortgagor possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Property and to transact the businesses in which it is now engaged, except to the extent the failure to possess the same will not have a Material Adverse Effect.

Section 4.3 Proceedings. This Security Instrument has been duly executed and delivered by or on behalf of Mortgagor and constitutes the legal, valid and binding obligations of Mortgagor enforceable against Mortgagor in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 4.4 Intentionally deleted.

Section 4.5 Compliance. To the Mortgagor’s actual knowledge, Mortgagor and the Property and the use thereof comply in all respects with all Requirements of Law, including, without limitation, all applicable environmental laws, building and zoning ordinances and codes, except where the failure to do so would not have a Material Adverse Effect.

Section 4.6 Condemnation. No condemnation, eminent domain or other similar proceeding has been commenced or, to the best of Mortgagor’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

Section 4.7 Separate Lots. The Land is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Land.

Section 4.8 Enforceability. The Loan Documents to which Mortgagor is a party are not subject to any right of rescission, set-off, counterclaim or defense by Mortgagor, including the defense of usury, and Mortgagor has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Section 4.9 Filing and Recording Taxes. Except as permitted by the Credit Agreement, all transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under Requirements of Law currently in effect in connection with the transfer of the Property to Mortgagor have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under Requirements of Law currently in effect in connection with the execution, delivery, recordation, filing, registration and perfection of this Security Instrument, have been paid or will be paid simultaneously with the recordation hereof.

Section 4.10 Intentionally deleted.

Section 4.11 Forfeiture. Neither Mortgagor nor, to Mortgagor’s actual knowledge, any other Person in occupancy of or involved with the operation or use any of the Property has committed any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof. Mortgagor hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

Section 4.12 Intentionally deleted.

ARTICLE 5

OBLIGATIONS AND RELIANCES

Section 5.1 Relationship of Mortgagor and Lender. The relationship between Mortgagor and Lender with respect to the Property and the Obligations is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Mortgagor, and no term or condition of this Security Instrument and of any of the other Loan Documents shall be construed so as to deem the relationship between Mortgagor and Lender to be other than that of debtor and creditor.

Section 5.2 No Reliance On Lender. The officers, members, general partners, employees, principals and (if Mortgagor is a trust) beneficial owners of Mortgagor are, collectively, experienced in the ownership and operation of properties similar to the Property, and Mortgagor and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Mortgagor is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 5.3 No Lender Obligations. (a) Notwithstanding the provisions of Section 1.1(a), (f), (l) and (m) or Section 1.2 hereof, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to any of the agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents referred to in Section 1.1 hereof.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument and the other Loan Documents to which Mortgagor is a party, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 5.4 Reliance. Mortgagor recognizes and acknowledges that in accepting the Notes, the Credit Agreement, the Guaranty, this Security Instrument and the other Loan Documents, (i) Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations of Mortgagor set forth in Article 4 hereof and in each of the other Loan Documents executed by Mortgagor, without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; (ii) that such reliance existed on the part of Lender prior to the date hereof; (iii) that the warranties and representations of Mortgagor are a material inducement to Lender in accepting the Notes, the Credit Agreement, the Guaranty, this Security Instrument and the other Loan Documents; and (iv) that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations of Mortgagor set forth in Article 4 hereof and in each of the other Loan Documents executed by Mortgagor.

ARTICLE 6

FURTHER ASSURANCES

Section 6.1 Recording of Security Instrument, Etc. Mortgagor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Mortgagor will pay, or cause to be paid, all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of this Security Instrument and any instrument of further assurance, and any modification or amendment of this Security Instrument, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, or any instrument of further assurance, and any modification or amendment of this Security Instrument, except where prohibited by law so to do.

Section 6.2 Further Acts, Etc. Mortgagor will, at the cost of Mortgagor, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property and rights hereby deeded, mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Requirements of Law. Mortgagor hereby authorizes Lender to file one or more financing statements or execute in the name of Mortgagor to the extent Lender may lawfully do so, one or more chattel mortgages or other instruments, to evidence more effectively the lien and security interest of Lender in the Property. Mortgagor grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 6.2; provided, however, Lender agree not to exercise such power of attorney unless an Event of Default has occurred and is continuing.

Section 6.3 Intentionally deleted.

Section 6.4 Replacement Documents. Upon receipt of an affidavit of an officer or agent of Lender as to the loss, theft, destruction or mutilation of any Loan Document which Mortgagor is a party to and which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Loan Document that Mortgagor is a party to, Mortgagor will issue, in lieu thereof, a replacement Loan Document in the same form as, and dated the date of, such lost, stolen, destroyed or mutilated Loan Document.

Section 6.5 Legal Fees for Enforcement. Mortgagor shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys’ fees, incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property (including commencing any foreclosure action), whether or not any legal proceeding is commenced hereunder or thereunder, together with interest thereon at the Post-Default Rate from the date paid or incurred by Lender until such expenses are paid by Mortgagor, in accordance with Section 8.5 of the Credit Agreement.

ARTICLE 7

DUE ON SALE/ENCUMBRANCE

Section 7.1 Lender Reliance. Mortgagor acknowledges that Lender has examined and relied on the experience of Mortgagor and its officers, partners, members, principals and (if Mortgagor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Mortgagor’s ownership of the Property as a means of maintaining the value of the Property as security for payment and performance of the Obligations. Mortgagor acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Mortgagor default in the payment and performance of the Obligations, Lender can recover the Obligations by a sale of the Property.

Section 7.2 No Sale/Encumbrance. Mortgagor shall not Dispose of or suffer to permit or grant a Lien on the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be Disposed of or encumbered by a Lien other than as expressly permitted pursuant to the terms of this Security Instrument or the Credit Agreement. Upon any permitted sale or other Disposition of the Property or any portion thereof, Lender shall execute and deliver to Mortgagor, at Mortgagor’s reasonable cost and expense, all documents or instruments, in recordable form, necessary to (i) release the Property or such portion thereof from and satisfy and/or terminate the lien of this Security Instrument and the other Loan Documents, or (ii) transfer and assign this Security Instrument to Mortgagor or its designee.

ARTICLE 8

PREPAYMENT

Section 8.1 Prepayment. The Debt may be prepaid in whole or in part in accordance with the express terms and conditions of the Credit Agreement.

ARTICLE 9

RIGHTS AND REMEDIES

Section 9.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Mortgagor agrees that Lender may take such action, without notice or demand (except for such notice or demand as may be expressly required (during identical circumstances) pursuant to this Security Instrument or such other Loan Document that both Mortgagor and Lender are parties to), as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a) reserved;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by Requirements of Law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Obligations then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Obligations not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein;

(f) recover judgment against Borrower on the Notes either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of Mortgagor, any Guarantor or of any Person liable for the payment of the Obligations;

(h) subject to any Requirements of Law, the license granted to Mortgagor under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct business thereon; (ii) complete any construction on the Property in such manner and form as Lender deem advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Mortgagor to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (vi) require Mortgagor to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Obligations, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of any Collateral owned by Mortgagor (including, without limitation, the Personal Property) or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral owned by Mortgagor (including, without limitation, the Personal Property), and (ii) request Mortgagor at its expense to assemble the Collateral it owns, including, without limitation, the Personal Property, and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral owned by Mortgagor, including, without limitation, the Personal Property, sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor;

(j) apply any sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any other Loan Document to which Mortgagor is a party to the payment of the Obligations in such priority and proportions as Lender in its discretion shall deem proper;

(k) surrender any insurance policies relating to the Property, collect the unearned insurance premiums thereon and apply such sums as a credit on the Obligations in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Mortgagor hereby appoints Lender as agent and attorney-in-fact (which appointment is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such insurance premiums during the continuance of an Event of Default;

(l) foreclose by STATUTORY POWER OF SALE or otherwise and apply the proceeds of any recovery to the Obligations in accordance with Section 9.2 hereof or to any deficiency under this Security Instrument;

(m) exercise all rights and remedies under any Causes of Action, whether before or after any sale of the Property by foreclosure, power of sale, or otherwise and apply the proceeds of any recovery to the Obligations in accordance with Section 9.2 hereof or to any deficiency under this Security Instrument; or

(n) pursue such other remedies as Lender may have under Requirements of Law.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 9.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to this Security Instrument may be applied by Lender upon the occurrence and during the continuance of an Event of Default to the payment of the Obligations in such priority and proportions as Lender in its discretion shall deem proper.

Section 9.3 Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, or any default which in Lender’s reasonable opinion constitutes an emergency or dangerous condition at the Property, Lender may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Obligations. The cost and expense of any cure hereunder (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided below, shall constitute a portion of the Obligations and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such default or Event of Default shall bear interest at the rate provided for in the Credit Agreement for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender and shall be deemed to constitute a portion of the Obligations and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 9.4 Actions and Proceedings. Lender has the right (but not the obligation) to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Lender, in its discretion, decides should be brought to protect its interest in the Property; provided, however, that Lender agrees not to exercise any of the rights set forth in this Section 9.4 unless an Event of Default, or any default which in Lender’s reasonable opinion constitutes an emergency or dangerous condition at the Property, has occurred and is continuing.

Section 9.5 Recovery of Sums Required to be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for an Event of Default by Mortgagor existing at the time such earlier action was commenced.

Section 9.6 Other Rights, Etc.

(a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of any Guarantor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Notes or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any other Obligations or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Notes, the Credit Agreement, the Guaranty, this Security Instrument or the other Loan Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the insurance policies required hereunder or under the Credit Agreement with respect to the Property, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to the Property or any other Collateral not in Lender’s possession.

(c) Lender may resort for the payment of the Debt or other Obligations to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 9.7 Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and Lender may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 9.8 Violation of Laws. Subject to the terms of the Credit Agreement (including the right, if any, for Mortgagor to contest non-compliance with any Requirements of Laws), if the Property is not in compliance with Requirements of Law and such non-compliance is reasonably likely to have a Material Adverse Effect, Lender may impose such additional reasonable requirements upon Mortgagor in connection herewith including, without limitation, monetary reserves or financial equivalents as is permitted under the Credit Agreement.

Section 9.9 Right of Entry. Subject to the terms of the Credit Agreement and the rights of tenants under their respective Leases, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

Section 9.10 Subrogation. If any or all of the proceeds of the Notes have been used to extinguish, extend or renew any Indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such Indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment, performance and discharge of the Obligations.

ARTICLE 10

INDEMNIFICATIONS

Section 10.1 General Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the each Indemnitee from and against any Losses imposed upon or incurred by or asserted against any Indemnitee and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Requirements of Law; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; provided, however, that Mortgagor shall not be liable for the payment of any Losses to the extent the same arise (x) by reason of the gross negligence or willful misconduct of Lender or (y) solely after Lender or any agent or successor thereof takes title and possession of the Property through foreclosure, exercise of a power of sale or a deed in lieu of foreclosure, unless such Losses are a result of the acts or omissions of Mortgagor. Any amounts payable to Lender by reason of the application of this Section 10.1 shall become immediately due and payable and shall bear interest at the rate provided for in the Credit Agreement from the date loss or damage is sustained by Lender until paid. As used in this Security Instrument, the term “Losses” means any and all claims, suits, actions, proceedings, obligations, liabilities (including, without limitation, strict liabilities) and debts, and all actual damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including, but not limited to, reasonable attorneys’ fees and other costs of defense).

Section 10.2 Mortgage and/or Intangible Tax. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Indemnitee from and against any and all Losses imposed upon or incurred by or asserted against any such Indemnitee and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument.

ARTICLE 11

WAIVERS

Section 11.1 Waiver of Counterclaim. To the extent permitted by Requirements of Law, Mortgagor hereby waives its right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument.

Section 11.2 Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Mortgagor, and on behalf of each Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Requirements of Law.

Section 11.3 Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Security Instrument, the Credit Agreement, the Guaranty or any other Loan Document, specifically and expressly provides for the giving of notice by Lender to Mortgagor, and (b) with respect to matters for which Lender is required by any Requirements of Law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Mortgagor.

Section 11.4 Intentionally deleted.

Section 11.5 Waiver of Trial by Jury. EACH OF MORTGAGOR, AND BY ITS ACCEPTANCE HEREOF, LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT.

ARTICLE 12

SUBMISSION TO JURISDICTION

Section 12.1 Submission to Jurisdiction. With respect to any claim or action arising hereunder, Mortgagor irrevocably and unconditionally: (a) submits to the exclusive jurisdiction of any court of the State and County of New York, or in the United States District Court for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that, to the extent permitted by Requirements of Law, service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in the Credit Agreement or at such other address of which Lender shall have been notified; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

ARTICLE 13

APPLICABLE LAW

Section 13.1 Choice of Law. INSOFAR AS THERE MAY BE NO APPLICABLE FEDERAL LAW, THIS SECURITY INSTRUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY RULE OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST OF THIS SECURITY INSTRUMENT, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE LAND IS LOCATED SHALL APPLY; PROVIDED, HOWEVER, THAT THE BANKRUPTCY COURT SHALL RETAIN JURISDICTION TO HEAR ANY AND ALL CLAIMS, ISSUES AND/OR DISPUTES REGARDING THIS SECURITY

INSTRUMENT. NOTHING IN THIS SECURITY INSTRUMENT SHALL REQUIRE ANY UNLAWFUL ACTION OR INACTION BY EITHER PARTY.

Section 13.2 Provisions Subject to Requirements of Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Requirements of Law.

ARTICLE 14

DEFINITIONS

Section 14.1 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Notes,” the word “Notes,” shall mean “the Notes and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “legal fees”, “attorneys’ fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

Section 14.2 Headings, Etc. The headings and captions of various Articles and Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 14.3 Defined Terms. Defined terms used herein but not defined herein shall have the meanings as defined in the Credit Agreement.

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.1 No Oral Change. This Security Instrument and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 15.2 Liability. (a) If Mortgagor consists of more than one person (each such person, a “Borrower Party”), the obligations and liabilities of each such Borrower Party hereunder shall be joint and several. Each Borrower Party hereby acknowledges and agrees that the Borrower Parties are jointly and severally liable to Lender for all representations, warranties, covenants, obligations and liabilities of each Borrower Party hereunder. Each Borrower Party hereby further acknowledges and agrees that (a) any Event of Default or any default, or breach of a representation, warranty or covenant by any Borrower Party hereunder or under any Loan Document to which Mortgagor is a party is hereby considered a default or breach by each Borrower Party, as applicable, and (b) Lender shall have no obligation to proceed against one Borrower Party before proceeding against the other Borrower Parties. Each Borrower Party hereby waives any defense to its obligations under this Security Instrument based upon or arising out of the disability or other defense or cessation of liability of one Borrower Party versus the other. A Borrower Party’s subrogation claim arising from payments to Lender shall constitute a capital investment in the other Borrower Party subordinated to any claims of Lender and equal to a ratable share of the equity interests in such Borrower Party.

(a) Notwithstanding anything appearing to the contrary in this Security Instrument, or in the Notes, the Credit Agreement or any of the other Loan Documents, neither Lender nor any other Indemnitee shall be entitled to enforce the liability and obligation of Mortgagor to pay, perform and observe the obligations contained in this Security Instrument by any action or proceeding against any member, shareholder, partner, manager, director, officer, agent, affiliate, beneficiary, trustee or employee of Mortgagor (or any direct or indirect member, shareholder, partner or other owner of any such member, shareholder, partner, manager, director, officer, agent, affiliate or employee of Mortgagor, or any director, officer, employee, agent, manager or trustee of any of the foregoing); provided, however, for purposes of clarification, the foregoing is not intended to exempt any of the Loan Parties from its obligations and liabilities under any of the Loan Documents to which such Loan Party is a party.

Section 15.3 Inapplicable Provisions. If any term, covenant or condition of this Security Instrument is held to be invalid, illegal or unenforceable in any respect, this Security Instrument shall be construed without such provision.

Section 15.4 Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 15.5 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6 Notices. All notices required or permitted under this Security Instrument shall be given and be effective in accordance with the notice provisions of the Credit Agreement.

Section 15.7 Fixture Filing Provisions. This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included in the Property and is to be filed and recorded in the real estate records of the county where the Property is located. For this purpose the following information is included: (i) Mortgagor shall be deemed the “Debtor” and is a corporation organized under the laws of the state of Delaware with the address set forth on the first page hereof and the organization number assigned Debtor by the state in which Debtor is organized is 0056825; (ii) Lender shall be deemed the “Secured Party” with the address set forth on the first page hereof; (iii) this Security Instrument covers goods which are or are to become fixtures; and (iv) the name of the record owner of the Land is the Debtor.

Section 15.8 Intentionally deleted.

Section 15.9 Conflicts. In the event of any conflict, inconsistency or ambiguity between the provisions of this Security Instrument and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control.

Section 15.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under Article 9 hereof, the assignment of the Rents and Leases under Article 1 hereof, the security interests under Article 1 hereof, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity, other than taking of title to the Property by foreclosure or otherwise, shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Property, to obligate Mortgagee to lease the Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise. Mortgagor shall, and hereby agrees to indemnify Mortgagee for, and to hold Mortgagee harmless from and against, any and all claims, liability, expenses, losses or damages which may or might be asserted against or incurred by Mortgagee, as the case may be, solely by reason of Mortgagee’s status as an assignee pursuant to the assignment of Rents and Leases contained herein, but excluding any claim to the extent of Mortgagee’s gross negligence or willful misconduct. Should Mortgagee incur any such claim, liability, expense, loss or damage, which is required to be reimbursed under Section 8.5 of the Credit Agreement, the amount thereof, including all actual expenses and reasonable fees of attorneys, shall constitute Obligations secured hereby, and Mortgagor shall reimburse Mortgagee, as the case may be, therefor as provided in Section 8.5 of the Credit Agreement.

Section 15.11 Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 15.12 Covenant Running with the Land. All representations, warranties, covenants and Obligations contained in the Credit Agreement are incorporated herein by this reference and, to the extent relating to the Property, are intended by the parties to be, and shall be construed as, covenants running with the land. All persons or entities who may have or acquire an interest in the

Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

Section 15.13 Last Dollars Secured. The parties agree that any payments or repayments of Obligations by Mortgagor shall be and be deemed to be applied first to the portion of the Obligations that is not secured hereby, if any, it being the parties’ intent that the portion of the Obligations last remaining unpaid shall be secured hereby.

ARTICLE 16

CROSS-COLLATERALIZATION

Section 16.1 Cross-Collateralization. Mortgagor acknowledges that the Obligations are secured by this Security Instrument together with those additional security instruments given by Mortgagor and/or certain Affiliates of Mortgagor to Lender, together with the other Loan Documents securing or evidencing the Obligations, and encumbering the Collateral and other real and personal property, all as more specifically set forth in the Credit Agreement and the other Loan Documents. Upon the occurrence of an Event of Default, Lender shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Security Instrument and any or all of such other security instruments whether by court action, power of sale or otherwise, under any applicable provision of law, for all or any portion of the Obligations, and the lien and the security interest created by such other security instruments shall continue in full force and effect without loss of priority as a lien and security interest securing the payment of that portion of the Obligations then due and payable but still outstanding. Mortgagor acknowledges and agrees that the Property and the other real and personal property securing the Obligations are located in one or more States and counties, and therefore Lender shall be permitted to enforce payment of the Obligations and the performance of any term, covenant or condition of the Guaranty, this Security Instrument or the other Loan Documents and exercise any and all rights and remedies under the Guaranty, this Security Instrument or the other Loan Documents, or as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Lender, in its sole discretion, in any one or more of the States or counties in which the Property, the Collateral or any other real or personal property securing the Obligations is located. Neither the acceptance of this Security Instrument or the other Loan Documents nor the enforcement thereof in any one State or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Notes, this Security Instrument or any of the other Loan Documents through one or more additional proceedings in that State or county or in any other State or county. Any and all sums received by Lender under the Guaranty, this Security Instrument and the other Loan Documents on account of the Obligations shall be applied to the Obligations in such order and priority as Lender shall determine, in its sole discretion.

ARTICLE 17

INTENTIONALLY DELETED

ARTICLE 18

STATE SPECIFIC PROVISIONS

Section 18.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 18 and the other provisions of this Security Instrument, the terms and conditions of this Article 18 shall control and be binding.

Section 18.2 Granting Clause. The preamble to Section 1.1 is hereby modified in its entirety to state as follows:

Mortgagor does hereby irrevocably mortgage and warrant to Lender and its successors and assigns, and does hereby assign and grant a security interest to Lender and its successors and assigns in, the following property, rights, interests and estates now owned or hereafter acquired by Mortgagor (collectively, the “Property”):

Section 18.3 Leases and Rents. The following sentences are hereby added at the end of subparagraph (f) of Section 1.1 entitled “Leases and Rents” and after the first sentence of Section 1.2 hereof entitled “Assignment of Leases and Rents”:

Lender shall also be entitled to all the rights and remedies conferred by Act No. 210 of the Michigan Public Acts of 1953 as amended by Act No. 151 of the Michigan Public Acts of 1966 (M.C.L.A. 554.231, et seq.), or Act No. 228 of the Michigan Public Acts of 1925, as amended by Act No. 55 of the Michigan Public Acts of 1933 (M.C.L.A. 554.211, et seq.), whichever is applicable, and pursuant to Act No. 66 of the Michigan Public Acts of 1956 (M.C.L.A. 565.81, et seq.). The assignment of leases and rents provided for in this Security Instrument shall, notwithstanding anything to the contrary contained herein, constitute an assignment of rents pursuant to M.C.L.A. 554.231, et seq., or M.C.L.A. 554.211, et seq., whichever is applicable, and M.C.L.A. 565.81, et seq., and shall be interpreted and applied in accordance therewith.

Section 18.4 Foreclosure. The word “or” is hereby deleted at the end of Subsection (m) of Section 9.1 of this Security Instrument entitled “Remedies,” and the following text is hereby added after Subsection (m):

(n) commence (i) foreclosure proceedings against the Property through judicial proceedings or (ii) foreclosure proceedings against the Property constituting real estate by advertisement pursuant to the applicable statute in such case made and provided and to sell the Property or to cause the same to be sold at public sale in accordance with the applicable statute in a single parcel or in several parcels at the option of Lender. Mortgagor hereby acknowledges that this Security Instrument contains a POWER OF SALE and that in the event Lender elect to foreclose by advertisement pursuant to the POWER OF SALE, in accordance with M.C.L.A. 600.3201, et seq., MORTGAGOR EXPRESSLY WAIVES NOTICE THEREOF (EXCEPT ANY NOTICE REQUIRED UNDER THE AFORESAID STATUTE), A HEARING PRIOR TO SALE AND ANY RIGHT, CONSTITUTIONAL OR OTHERWISE, THAT MORTGAGOR MIGHT OTHERWISE HAVE TO REQUIRE A JUDICIAL FORECLOSURE.

Subsection (n) is renumbered as subsection (o),

Section 18.5 Appointment of Receiver. The following is hereby added to the end of Section 9.1, subparagraph (g):

The failure of Mortgagor to pay any taxes or assessments assessed against the Property, or any installment thereof, or any premiums payable with respect to any insurance policies covering the Property, shall constitute waste as provided by Act No. 236 of the Michigan Public Acts of 1961, as amended (M.C.L.A. 600.2927). Mortgagor further hereby consents to the appointment of a receiver under said statute, should Lender elect to seek such relief thereunder;

Section 18.6 Future Advances. (THIS SECURITY INSTRUMENT IS ALSO A FUTURE ADVANCE MORTGAGE UNDER APPLICABLE MICHIGAN LAW). THIS SECURITY INSTRUMENT IS A “FUTURE ADVANCE MORTGAGE” UNDER PUBLIC ACT 348 OF PUBLIC ACTS OF 1990, AS AMENDED (M.C.L.A. 565.901 ET SEQ.). ALL FUTURE ADVANCES UNDER THE NOTES, THE CREDIT AGREEMENT, THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS SHALL HAVE THE SAME PRIORITY AS IF THE FUTURE ADVANCE WAS MADE ON THE DATE THAT THIS SECURITY INSTRUMENT WAS RECORDED. THIS SECURITY INSTRUMENT SHALL SECURE ALL INDEBTEDNESS OF MORTGAGOR, ITS AFFILIATES, SUCCESSORS AND ASSIGNS UNDER THE NOTES, THE CREDIT AGREEMENT, THIS SECURITY INSTRUMENT OR ANY OF THE LOAN DOCUMENTS, WHENEVER INCURRED, INDEBTEDNESS TO BE DUE AT THE TIMES PROVIDED IN THE NOTES, THE CREDIT AGREEMENT, THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS. NOTICE IS HEREBY GIVEN THAT THE INDEBTEDNESS SECURED HEREBY MAY INCREASE AS A RESULT OF ANY ADVANCES, VOLUNTARY OR INVOLUNTARY, UNDER THE NOTE, THE CREDIT AGREEMENT, THIS SECURITY INSTRUMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY DEFAULTS HEREUNDER BY THE MORTGAGOR DUE TO, FOR EXAMPLE, AND WITHOUT LIMITATION, UNPAID

INTEREST OR LATE CHARGES, UNPAID TAXES OR INSURANCE PREMIUMS WHICH LENDERS ELECT TO ADVANCE, DEFAULTS UNDER LEASES THAT LENDERS ELECT TO CURE, ATTORNEY FEES OR COSTS INCURRED IN ENFORCING THE LOAN DOCUMENTS OR OTHER EXPENSES INCURRED BY LENDERS IN PROTECTING THE PROPERTY, THE SECURITY OF THIS SECURITY INSTRUMENT OR LENDERS’ RIGHTS AND INTERESTS.

Section 18.7 Michigan Law. The following is hereby added to the end of Section 9.1, subparagraph (h):

In connection with Lender’ right to possession of the Property Mortgagor acknowledges that it has been advised that there is a significant body of law in Michigan which purportedly provides that in the absence of a showing of waste of a character sufficient to endanger the value of the Property (or of other special factors) a person in the role of Mortgagor is entitled to remain in possession of the Property and to enjoy the earnings, revenues, rents, issues, profits and income of the Property during the pendency of foreclosure proceedings and until the expiration of the redemption period, notwithstanding that the mortgage expressly provides to the contrary. Mortgagor further acknowledges that it has been advised that Lender consider that the value of the security granted hereby is inextricably intertwined with the effectiveness of the management, maintenance and general operation of the Property and that the Lender would not make the loan secured hereby unless they could be assured that they would have the right to enjoy the earnings, revenues, rents, issues, profits and income of the Property therefrom and/or take possession of the Property and manage or control management thereof immediately upon an Event of Default notwithstanding that foreclosure proceedings may not have been instituted or are pending or that the redemption period, if any, may not have expired. Mortgagor hereby knowingly, intelligently and voluntarily waives all rights to possession of the Property from and after the occurrence of an Event of Default and upon demand for possession by Lender Mortgagor agrees not to assert any objection or defense to Lender’ request or to petition to a court for possession, and hereby consents to this appointment of a receiver for the Property. The rights hereby conferred upon Lender have been agreed upon prior to the occurrence of an Event of Default and the exercise by Lender of these rights shall not be deemed to put Lender in the status of a “mortgagee in possession.” Mortgagor acknowledges that this provision is material to this transaction and that the Lender would not make the loan secured hereby but for this paragraph.

Section 18.8 Additional Fixture Filing Provisions. This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included in the Property and is to be filed and recorded in the real estate records of the county where the Property is located. For this purpose the following information is included: (i) Mortgagor shall be deemed the “Debtor” and is a corporation organized under the laws of the state of Delaware with the address set forth on the first page hereof and the organization number assigned Debtor by the state in which Debtor is organized is 0056825; (ii) Lender shall be deemed the “Secured Party” with the address set forth on the first page hereof; (iii) this Security Instrument covers goods which are or are to become fixtures; and (iv) the name of the record owner of the Land is the Debtor.

Section 18.9 Waiver of Priority. The Lender reserve the right to waive the priority of this Security Instrument as to any Lease otherwise subordinate to this Security Instrument by recording a declaration of subordination in the public records at any time prior to a sale on foreclosure of this Security Instrument.

Section 18.10 Marshalling and Other Matters. The word “law” in the first sentence of Section 11.2 of this Security Instrument is hereby deleted and the words “Applicable Law” are replaced in its stead. The following is hereby added after the word “Further,” and before the word “Mortgagor” at the beginning of the second sentence in Section 11.2 hereof: “to the extent permitted by Applicable Law”.

ARTICLE 19

FINAL ORDER

Section 19.1 The Governing Order. The terms and conditions hereunder shall be subject to the terms and conditions of the Final Order.

Section 19.2 The Final Order. This Security Instrument is being recorded pursuant to the Final Order entered with respect to the Cases, which provides, in part, that the DIP Credit Facility (as defined in paragraph (i) of the Final Order), and all Obligations in respect of the Credit Agreement shall at all times provide to the Lender:

(a) an allowed administrative expense claim pursuant to section 364(c)(1) of the Bankruptcy Code in each of the Cases having priority over all administrative expenses of the kind specified in, or arising under, sections 503(b) and 507(a) of the Bankruptcy Code and any and all expenses and claims of the Borrower and the Guarantors, whether heretofore or hereafter incurred, including, but not limited to, the kind specified in sections 105, 326, 328, 506(c), 507(a) or 1114 of the Bankruptcy Code, subject only to the Carve-Out;

(b) valid, perfected security interests in and liens pursuant to section 364(c)(2) of the Bankruptcy Code on all property and assets of the Borrower, the Guarantors and their estates, of every kind or type whatsoever, including tangible, intangible, real, personal or mixed, whether now owned or hereafter acquired or arising, wherever located, all property of the estates of each of the Borrower and the Guarantors within the meaning of section 541 of the Bankruptcy Code (including avoidance actions arising under Chapter 5 of the Bankruptcy Code and applicable state law); and all proceeds, rents and products of the foregoing (collectively, as to the Borrower and each Guarantor, the “Collateral”) that is not subject to non-avoidable, valid and perfected liens in existence as of the

Petition Date (or to non-avoidable valid liens in existence as of the Petition Date that are subsequently perfected as permitted by section 546(b) of the Bankruptcy Code), subject only to the Permitted Liens (as defined in the Credit Agreement) and the Carve-Out;

(c) valid, perfected, junior security interests and liens pursuant to section 364(c)(3) of the Bankruptcy Code on all of the Collateral that is subject to non-avoidable, valid and perfected liens (other than the Primed Liens) in existence as of the Petition Date, or to non-avoidable valid liens in existence as of the Petition Date that are subsequently perfected as permitted by section 546(b) of the Bankruptcy Code, subject only to the Carve-Out; and

(d) valid, perfected, priming security interests and liens pursuant to section 364(d)(1) of the Bankruptcy Code on the Collateral securing the Second Lien Prepetition Facility and the Existing UST Loan Agreement, senior in all respects to the Primed Liens, subject only to the security interests in and liens on all property securing the First Lien Prepetition Facility, the Permitted Liens and the Carve-Out.

ARTICLE 20

ADJUSTMENT AFTER SECTION 363 SALE

Section 20.1 The amount secured by this Security Instrument is subject to reduction under the below circumstances.

(a) Lender, Mortgagor and Borrower anticipate that a sale of certain of the assets of Borrower pursuant to Section 363 of the Bankruptcy Code will occur pursuant to that certain Amended and Restated Master Sale and Purchase Agreement, dated as of June 26, 2009 by and among Borrower, et al., as sellers and General Motors Company, a Delaware corporation (formerly known as NGMCO, Inc.) (collectively, the “Purchaser”) as purchaser (the “Purchase and Sale Agreement”) and that pursuant to such sale, certain assets of Borrower, but not including the Property, will be sold to Purchaser.

(b) Upon the “Closing Date” (as such term is defined in the Purchase and Sale Agreement), the principal amount secured by this Security Instrument shall be $1,175,000,000.00, and the Credit Agreement shall be amended and restated by that certain Amended and Restated Secured Superpriority Debtor-In-Possession Credit Agreement to be executed by the parties hereto and dated to be effective on the Closing Date (the “Wind Down Credit Agreement”). Notwithstanding such reduction in the principal amount secured, additional amounts including, without limitation, protective advances, interest, costs and attorney’s fees, that constitute Credit Agreement Obligations and/or Other Obligations, shall continue to be secured by this Security Instrument.

(c) From and after the Closing Date, the defined term “Lender”, “Guaranty”, “Guarantors”, “Loans” and “Notes” shall have the meaning assigned to that term in the Wind Down Credit Agreement. All other terms not otherwise defined in this Security Instrument shall have the respective meanings assigned to them in the Wind Down Credit Agreement.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first above written.

MORTGAGOR:

GENERAL MOTORS CORPORATION, a Delaware corporation

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF	)
	)	ss.:
COUNTY OF	)

The foregoing instrument was acknowledged before me this              day of July, 2009, by                                         , as the                                          of General Motors Corporation, a Delaware limited liability company.

Notary Public

[SEAL]

My commission expires:

LEGAL DESCRIPTION

EXHIBIT “A”

A-1

EXHIBIT K

Intentionally Omitted

EXHIBIT L

FORM OF AMENDED AND RESTATED EQUITY PLEDGE AGREEMENT

See Executed Version

EXECUTION VERSION

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

AMENDED AND RESTATED EQUITY PLEDGE AGREEMENT

made by

THE PARTIES SET FORTH ON ANNEX A HERETO

in favor of

THE UNITED STATES DEPARTMENT OF THE TREASURY

and

EXPORT DEVELOPMENT CANADA

Dated July 10, 2009

TABLE OF CONTENTS

		Page
SECTION 1	DEFINITIONS	3
1.1	Definitions.	3
1.2	Other Definitional Provisions.	4

SECTION 2	PLEDGE OF CAPITAL STOCK	4
2.1	Pledge.	4
2.2	Subsequently Acquired Capital Stock.	5
2.3	Delivery of Share Certificates and Powers of Attorney.	5
2.4	Uncertificated Securities.	4

SECTION 3	APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.	5

SECTION 4	VOTING, ETC. PRIOR TO AN EVENT OF DEFAULT	5

SECTION 5	DIVIDENDS AND OTHER DISTRIBUTIONS	6

SECTION 6	REPRESENTATION AND WARRANTIES OF THE PLEDGOR	6
6.1	Representations and Warranties.	6

SECTION 7	FURTHER ASSURANCES; POWER-OF-ATTORNEY	7

SECTION 8	TRANSFER BY THE PLEDGOR	8

SECTION 9	REMEDIES; PRIVATE SALE	8
9.1	Remedies.	8
9.2	Registration Rights.	10
9.3	Private Sale.	10
9.4	Cooperation.	10
9.5	Deficiency.	10
9.6	Revocation of Existing Proxies.	10
9.7	No Duty to Others.	11

SECTION 10	COVENANTS OF THE PLEDGOR	11
10.1	Maintenance of Perfected Security Interest.	11
10.2	No Other Liens.	11
10.3	Restrictions on Voting and Transfers.	12
10.4	Books and Records.	12
10.5	Investment Property.	12

SECTION 11	PLEDGOR’S OBLIGATIONS ABSOLUTE, ETC.	13

SECTION 12	NOTICES, ETC.	13

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AMENDED AND RESTATED EQUITY PLEDGE AGREEMENT

This AMENDED AND RESTATED EQUITY PLEDGE AGREEMENT, dated as of July 10, 2009 (as amended, modified or supplemented from time to time, this “Agreement”), made by the undersigned, each of which is further identified on Annex A hereto (each, a “Pledgor” and together with their respective successors and assigns, collectively, the “Pledgors”), in favor of THE UNITED STATES DEPARTMENT OF THE TREASURY (together with its successors and assigns, the “Treasury”) and EXPORT DEVELOPMENT CANADA (together with its successors and assigns, “EDC”, and collectively with Treasury, the “Lender” or the “Pledgee”). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement referred to below shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, on June 1, 2009 (the “Petition Date”), Motors Liquidation Company (f/k/a General Motors Corporation) (together with its permitted successors and assigns, the “Borrower”), Saturn, LLC, a Delaware limited liability company, Saturn Distribution Corporation, a Delaware corporation, and Chevrolet-Saturn of Harlem, Inc., a Delaware corporation (each an “Initial Debtor” and collectively, the “Initial Debtors”) filed voluntary petitions in the Bankruptcy Court (as defined below) for relief, and commenced cases (each an “Initial Case” and collectively, the “Initial Cases”) under the Bankruptcy Code and have continued in the possession of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, on June 3, 2009, the Pledgors entered into the Secured Superpriority Debtor-In-Possession Credit Agreement, among the Borrower, the Guarantors party thereto and the Lenders (the “Existing Credit Agreement”);

WHEREAS, pursuant to the terms of Existing Credit Agreement, each Pledgor entered into that certain Equity Pledge Agreement, dated as of June 3, 2009 (the “Original Pledge Agreement”) pursuant to which each Pledgor granted a security interest in its assets and guaranteed the payment and performance of the Obligations (as defined in the Existing Credit Agreement) in favor of the Lenders;

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders provided the Borrower with (i) term loans in an aggregate amount equal to $32,125,000,000 (the “Tranche B Term Loans”) and (ii) term loans in an aggregate amount equal to $1,175,000,000 (the “Tranche C Term Loans”);

WHEREAS, on June 25, 2009, the Bankruptcy Court entered the Final Order pursuant to the Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (the “Final Order”) approving the terms and conditions of the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement;

WHEREAS, on July 5, 2009, the Bankruptcy Court entered the Wind-Down Order pursuant to the Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (the “Wind-Down Order”) approving the amendment to the Existing Credit Agreement to provide the Debtors with post-petition, wind-down financing;

WHEREAS, pursuant to the Amended and Restated Master Sale and Purchase Agreement dated as of June 26, 2009 (as amended, modified or supplemented from time to time, the “Master Transaction Agreement”), on July 10, 2009, the Lender exchanged a portion of its Tranche B Term Loans in an amount equal to $25,052,511,395 together with, its Additional Notes (as defined in the Existing Credit Agreement) and its rights under the Existing UST Term Loan Agreement including the Warrant Note and the Additional Notes (as each such term is defined in the Existing UST Loan Agreement) to General Motors Company, f/k/a NGMCO, Inc.) (together with its successors and assigns, “New CarCo”) in exchange for common and preferred Capital Stock of New CarCo;

WHEREAS, pursuant to the Master Transaction Agreement, on July 10, 2009, the Canadian Lender exchanged a portion of its Tranche B Term Loans in an amount equal to $3,010,805,085 together with its Additional Notes to New CarCo in exchange for common and preferred Capital Stock of New CarCo;

WHEREAS, pursuant to the Master Transaction Agreement and in accordance with the Section 363 Sale Order, the Borrower and the Debtors sold to New CarCo certain of its assets and property, and New CarCo assumed certain liabilities of the Borrower and its Subsidiaries, including a portion of the Treasury’s Tranche B Term Loans in an aggregate amount equal to $7,072,488,605 pursuant to the Assignment and Assumption Agreement, dated as of the date hereof (the “New CarCo Assignment and Assumption”), among the Borrower, New CarCo and EDC (collectively, and together with the other transactions contemplated by the Transaction Documents, the “Related Section 363 Transactions”);

WHEREAS, the Borrower and the Lenders have agreed to amend and restate the terms and provisions of the Existing Credit Agreement as more particularly set forth in that certain $1,175,000,000 Amended and Restated Secured Superpriority Debtor-in-Possession Credit Agreement among the Grantors and the Lenders (as amended, modified, or supplemented from time to time prior to the date hereof, the “Credit Agreement”); and

WHEREAS, in connection with the Credit Agreement it is necessary and advisable to amend and restate the terms and provisions of the Original Pledge Agreement as more particularly set forth herein.

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NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree that on the Effective Date, the Original Pledge Agreement shall be amended and restated in its entirety as follows:

SECTION 1

DEFINITIONS

1.1 Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Certificated Security, Chattel Paper, Documents, Instruments and General Intangibles.

(a) The following terms shall have the following meanings:

“Agreement”: this Amended and Restated Equity Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral”: the Pledged Equity Interests, together with (i) all Chattel Paper, Investment Property, Documents, Instruments and General Intangibles attributable solely to the Pledged Equity Interests; (ii) all rights of any Pledgor to receive moneys (including dividends) due but unpaid or to become due with respect to the Pledged Equity Interests and all property received in substitution or exchange therefor; (iii) all of Pledgors’ rights and privileges with respect to the Pledged Equity Interests; (iv) all rights of Pledgors to property of the related Issuing Entities with respect to the Pledged Equity Interests; and (v) all Proceeds with respect to the foregoing clauses (i) through (iv); and (vi) to the extent not included in the foregoing, all proceeds, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the foregoing; provided that, notwithstanding anything to the contrary contained herein or in any other Loan Document, the term Collateral and each other term used in the definition thereof shall not include, and the Pledgee shall not have a pledge or any other Lien pursuant to this Agreement on, any of the Excluded Collateral of any Pledgor.

“Collateral Agent”: the Treasury, on behalf of the Pledgees, pursuant to Section 17.10.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and Pledged Equity Interests, in each case of clauses (i) and (ii) above, other than such property constituting Excluded Collateral.

“Issuing Entity”: each of the entities listed under the heading “Issuing Entity” on Annex A hereto.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Original Pledge Agreement”: as defined in the Recitals.

“Pledged Equity Interests”: the shares of Capital Stock set forth on Annex A hereto, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Pledgor while this Agreement is in effect; provided, that in no event shall any Excluded Collateral be required to be pledged hereunder.

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“Proceeds”: all “proceeds” as that term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity Interests, collections thereon or distributions or payments with respect thereto.

“Securities Act”: the Securities Act of 1933, as amended.

1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2

PLEDGE OF CAPITAL STOCK

2.1 Pledge. As collateral security for the prompt satisfaction and performance of the Obligations when due (whether at the stated maturity, by acceleration or otherwise), each Pledgor hereby: (i) pledges, collaterally assigns and hypothecates to the Pledgee and hereby grants to the Pledgee for the benefit of the Pledgee and its assigns a first priority security interest in all of the Collateral now or from time to time, which such Pledgor now has or at any time in the future may acquire any right, title or interest in; (ii) pledges and deposits as security with the Collateral Agent the Pledged Equity Interests of the related Issuing Entities owned by such Pledgor on the date hereof and delivers to the Collateral Agent, any certificates therefor or instruments thereof, accompanied by such other instruments of transfer as are reasonably acceptable to the Pledgee; and (iii) collaterally assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of such Pledgor’s right, title and interest in and to the Pledged Equity Interests of the related Issuing Entities (and in and to the certificates or instruments evidencing such Pledged Equity Interests of the related Issuing Entities) to be held by the Collateral Agent, upon the terms and conditions set forth in this Agreement.

2.2 Subsequently Acquired Capital Stock. If, at any time or from time to time after the date hereof, a Pledgor acquires (by purchase, stock dividend or otherwise) any additional Capital Stock (other than any such Capital Stock constituting Excluded Collateral) of the related Issuing Entities or, if any Capital Stock constituting Excluded Collateral ceases to be Excluded Collateral, such Pledgor hereby automatically pledges and shall forthwith deposit such Capital Stock of the related Issuing Entities (including any certificates or instruments representing such Capital Stock of the related Issuing Entities) as security with the Collateral Agent, together with related stock powers duly executed in blank by such Pledgor authorizing Pledgee to transfer ownership of any Pledged Equity Interests acquired or received by such Pledgor after the date of this Agreement to a third party in accordance with the terms of this Agreement.

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2.3 Delivery of Share Certificates and Powers of Attorney. Simultaneously with the delivery of this Agreement, each Pledgor is delivering to the Collateral Agent, all certificated securities (including, without limitation, stock certificates) representing the Pledged Equity Interests, together with related stock powers duly executed in blank by the relevant Pledgor authorizing Collateral Agent to transfer ownership of such Pledged Equity Interests to a third party in accordance with the terms of this Agreement. Each Pledgor shall promptly deliver to the Collateral Agent, or cause the Borrower or any Issuing Entity to deliver directly to the Collateral Agent, (i) share certificates or other instruments representing any Pledged Equity Interests acquired or received by such Pledgor after the date of this Agreement and (ii) related stock powers duly executed in blank by such Pledgor authorizing Collateral Agent to transfer ownership of any Pledged Equity Interests acquired or received by such Pledgor after the date of this Agreement to a third party in accordance with the terms of this Agreement.

2.4 Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 2.1 and 2.2, if any Pledged Equity Interests are uncertificated securities, the respective Pledgor hereby notifies the Pledgee thereof in Annex A hereof, and hereby covenants that it shall take all actions reasonably required by the Lenders to perfect the security interest of the Pledgee in such uncertificated Pledged Equity Interests under Applicable Law. Each Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder and under applicable law.

SECTION 3

APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.

The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of any certificated Pledged Equity Interests, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or, if an Event of Default shall have occurred and be continuing, in the name of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee; provided that, prior to any transfer resulting from the Lenders exercise of remedies under this Agreement, the Pledgee shall remain primarily liable for any and all actions and inactions of any such sub-agent or nominee of the Pledgee.

SECTION 4

VOTING, ETC. PRIOR TO AN EVENT OF DEFAULT

Unless and until an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise all voting rights attaching to any and all Pledged Equity Interests owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate,

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result in a breach of any covenant contained in, or be materially inconsistent with, any of the terms of this Agreement, the Credit Agreement or any other Loan Document or that would have the effect of materially impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee therein. All such rights of a Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing and Section 9 hereof shall become applicable; provided that, the Pledgee shall have the right from time to time during the continuance of an Event of Default to permit such Pledgor to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of this Section 4.

SECTION 5

DIVIDENDS AND OTHER DISTRIBUTIONS

Unless and until an Event of Default shall have occurred and be continuing, all cash dividends, interest and principal or other amounts payable in respect of the Pledged Equity Interests shall be paid to the Pledgors in accordance with the related certificate of incorporation, by-laws, certificate of formation, or operating agreement (or equivalent thereof), as the case may be. On and after the date on which an Event of Default shall have occurred and be continuing, all such amounts shall be paid to and shall constitute Collateral of the Pledgee under the Loan Documents. All dividends, distributions or other payments which are received by a Pledgor contrary to the provisions of this Section 5 or Section 9 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Collateral Agent for the benefit of the Pledgee as collateral for the Obligations in the same form as so received (with any necessary endorsement).

SECTION 6

REPRESENTATION AND WARRANTIES OF THE PLEDGOR

6.1 Representations and Warranties. Each Pledgor represents, warrants and covenants that:

(a) it is the sole owner of the Pledged Equity Interests pledged by it hereunder, free and clear of all claims, mortgages, pledges, Liens, security interests and other encumbrances of any nature whatsoever (and no right or option to acquire the same exists in favor of any other person or entity), except for the assignment, pledge and security interest in favor of the Pledgee created or provided for herein or under any other Loan Document and Permitted Liens, and (except to the Pledgee hereunder) such Pledgor agrees that, except as permitted by the Credit Agreement, it will not encumber or grant any Lien in or with respect to the Pledged Equity Interest or permit any of the foregoing;

(b) except in connection with the Permitted Liens, no options, warrants or other agreements with respect to the Collateral owned by such Pledgor are outstanding;

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(c) except for Excluded Collateral, the Pledged Equity Interests pledged by such Pledgor hereunder, represent all of the shares of Capital Stock of the Issuing Entities owned by such Pledgor;

(d) to the knowledge of such Pledgor, all of the Pledged Equity Interests owned by it have been duly and validly issued, are fully paid and non-assessable; and

(e) the pledge and collateral assignment to the Pledgee of the Pledged Equity Interests by such Pledgor pursuant to this Agreement, together with the delivery in the State of New York by such Pledgor to the Collateral Agent of all certificated Pledged Equity Interests together with related stock powers with respect thereto in blank, and the filing of New York UCC financing statements in the applicable filing jurisdiction set forth on Annex A, will create a valid and perfected first priority Lien in the Collateral, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Collateral other than a Permitted Lien allowable under the Credit Agreement.

SECTION 7

FURTHER ASSURANCES; POWER-OF-ATTORNEY

7.1 Further Assurances. Each Pledgor agrees that it will cooperate with the Pledgee in filing and refiling under the New York UCC such financing statements, continuation statements and other documents in such filing offices in any New York UCC jurisdiction as may reasonably be necessary or advisable and wherever required or advisable by law in order to perfect and preserve the Pledgee’s first priority security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or reasonably deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder. Each Pledgor authorizes the Pledgee to use the collateral description “all personal property” or words of similar effect in any such financing statements.

7.2 Power-of-Attorney. Each Pledgor hereby constitutes and irrevocably appoints the Pledgee as its true and lawful attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, at any time and from time to time after an Event of Default shall have occurred and be continuing, to (i) affix to any documents representing the Collateral, the stock powers delivered with respect thereto, (ii) transfer or cause the transfer of the Collateral, or any part thereof, on the books of the Issuing Entity, to the name of the Pledgee or any nominee, (iii) exercise with respect to such Collateral, all the rights, powers and remedies of an owner, and (iv) take any action and execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which such Pledgor is required to do hereunder but has failed to do within the required time frames hereunder. The power of attorney granted pursuant to this Section 7.2 and all authority hereby conferred are granted and conferred solely to protect the Pledgee’s interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest until the Obligations are paid in full and the Loan Documents have been terminated.

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SECTION 8

TRANSFER BY THE PLEDGOR

No Pledgor will sell or otherwise dispose of, grant any Lien or option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral except in accordance with the terms of this Agreement and the Loan Documents or as may otherwise be agreed to in writing by the Pledgee.

SECTION 9

REMEDIES; PRIVATE SALE

9.1 Remedies. During the period during which an Event of Default is continuing:

(a) the Pledgee shall have all of the rights and remedies with respect to the Collateral of a secured party under the New York UCC and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted (including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Pledgee was the sole and absolute owner thereof (and the Pledgors agree to take all such action as may be appropriate to give effect to such right));

(b) the Pledgee may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Pledgee may, in its name or in the name of related Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or in exchange for, any of the Collateral, but shall be under no obligation to do so;

(d) the Pledgee may, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Pledgee or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Pledgee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Person may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by Applicable Law, at any private sale) and thereafter hold the same absolutely free from

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any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of any Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;

(e) the Pledgee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Collateral and make application thereof to the Obligations in such order as the Pledgee shall elect; and

(f) any or all of the Collateral may be registered in the name of the Pledgee or its nominee, and the Pledgee or its nominee may thereafter exercise, (A) all voting, corporate or other organizational and other rights pertaining to such Collateral at any meeting of shareholders or other equity holders of the relevant Issuing Entities or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuing Entity, or upon the exercise by any Pledgor or the Pledgee of any right, privilege or option pertaining to such Collateral, and in connection therewith, the right to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it, but the Lender shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

The Pledgors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws (to the extent not preempted), the Pledgee may be compelled, with respect to any sale of all or any part of the Collateral which constitutes a “security” under the Securities Act, to limit purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sale may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall not have any obligation to engage in public sales and no obligation to delay the sale of any such Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

9.2 Registration Rights. If the Pledgee shall determine to exercise its right to sell any or all of the Collateral pursuant to Section 9 at any time when an Event of Default has occurred and is continuing, and if in the opinion of the Pledgee it is necessary or advisable to have the Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use commercially reasonable efforts to cause the Issuing Entity thereof to (i) execute and deliver, and cause the directors

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and officers of such Issuing Entity to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Pledgee, necessary or advisable to register the Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of two years from the date of the first public offering of the Collateral, or that portion thereof to be sold, and (iii) use commercially reasonable efforts to make all amendments thereto and/or to the related prospectus which, in the opinion of the Pledgee, are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor agrees to cause such Issuing Entity to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Pledgee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

9.3 Private Sale. The Pledgee shall not incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 9.1 of this Agreement conducted in good faith. Each Pledgor hereby waives any claims against the Pledgee by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of any obligations.

9.4 Cooperation. Each Pledgor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 9 valid and binding and in compliance with any and all other Applicable Law. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Pledgee, that the Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees (to the extent not prohibited by Applicable Law) not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

9.5 Deficiency. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Pledgee to collect such deficiency.

9.6 Revocation of Existing Proxies. Without limitation to Section 9.1 and subject to restrictions in the documents governing the Permitted Liens, each Pledgor hereby revokes all previous proxies with regard to the Collateral and appoints the Pledgee as its proxy holder to attend and vote at any and all meetings of the shareholders (or other equity holders, as applicable) of the Issuing Entities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders (or other equity holders, as applicable) of such Issuing Entities executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Pledgor had personally attended the meetings or had personally voted the Collateral or had personally signed the written the consents;

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provided, however, that the proxy holder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default. Each Pledgor hereby authorizes the Pledgee to substitute another Person as the proxy holder and, upon the occurrence or during the continuance of an Event of Default, hereby authorizes and directs the proxy holder to file this proxy and the substitution instrument with the secretary or other appropriate officer of the appropriate Issuing Entity. This proxy is coupled with an interest and is irrevocable until the Obligations have been paid in full and the Loans have been terminated.

9.7 No Duty to Others. It shall not be necessary for any Pledgee (and the Pledgor hereby waives any right which the Pledgor may have to require any Pledgee), in order to enforce the obligations of the Pledgor hereunder, first to (i) institute suit or exhaust its remedies against the Pledgor or others liable on the Loan or the Obligations or any other person, (ii) enforce any Pledgee’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce any Pledgee’s rights against any other Pledgors of the Obligations, (iv) join the Pledgor or any others liable on the Obligations in any action seeking to enforce this Agreement, (v) exhaust any remedies available to the Pledgee against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Obligations. The Pledgee shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Obligations.

SECTION 10

COVENANTS OF THE PLEDGOR

10.1 Maintenance of Perfected Security Interest. Each Pledgor covenants and agrees that subject to the right, title and interest of holders of Permitted Liens, it will take all reasonable steps to defend the right, title and interest of the Pledgee in and to the Collateral and the Proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise take all reasonable steps to defend its rights thereto and interests therein.

10.2 No Other Liens. Each Pledgor covenants and agrees that it shall not (i) create, incur, assume or permit to exist any Lien or encumbrance on the Collateral (other than the Lien granted hereunder and Permitted Liens) and (ii) take any action which would have the effect of materially impairing the position or interests of the Pledgee hereunder except to the extent not prohibited by this Agreement.

No Pledgor will, nor will it permit any of the related Issuing Entities (for so long as all or a portion of its related Capital Stock constitutes Collateral hereunder) to, without the prior written consent of the Pledgee, (i) enter into or permit to exist any arrangement or agreement (excluding the Credit Agreement and the other Loan Documents) which directly or indirectly prohibits such Pledgor or any of the related Issuing Entities from creating, assuming or incurring any Lien upon such Pledgor’s properties, revenues or assets whether now owned or hereafter acquired other than as permitted in the Credit Agreement, (ii) permit any Lien to exist on any of the Capital Stock of the related Issuing Entities (other than the Lien granted to the Pledgee hereunder and Permitted

11

Liens), (iii) sell, transfer or otherwise dispose of any of the Capital Stock with respect to the Issuing Entities, regardless of whether such Capital Stock constitutes Collateral hereunder, other than in a transaction permitted under the Credit Agreement or (iv) except as otherwise permitted in the Credit Agreement, enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any Issuing Entity to pay or make dividends or distributions in cash or kind to the Pledgor or the Pledgee (to the extent the Pledgee is entitled hereunder to receive the payment of same), to make loans, advances or other payments of whatsoever nature to the Pledgor, or to make transfers or distributions of all or any part of its assets to the Pledgor or any Person owning or holding the Capital Stock with respect to such Issuing Entity; in each case other than (x) customary anti-assignment provisions contained in leases, permits, licensing agreements and other contracts entered into by the Pledgor or such Issuing Entity in the ordinary course of its business, (y) restrictions and conditions imposed by any laws, rules or regulations of any Governmental Authority, and (z) restrictions and conditions arising under the Credit Agreement and the other Loan Documents.

10.3 Restrictions on Voting and Transfers. Except as otherwise permitted under the Credit Agreement, without the prior written consent of the Pledgee, each Pledgor covenants and agrees that it will not (i) vote to enable, or take any other action to permit, any Issuing Entity to issue any stock or other equity securities or interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities or interests of any Issuing Entity or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Equity Interests.

10.4 Books and Records. Each Pledgor covenants and agrees that it will cause its pledge hereunder to be noted conspicuously on its books and records.

10.5 Investment Property. Except as indicated on Annex A hereto, with respect to each Issuing Entity that is a partnership or a limited liability company (i) each Pledgor confirms that none of the terms of any Capital Stock issued by the applicable Issuing Entity provides that such Capital Stock is a “security” within the meaning of Sections 8-102 and 8-103 of the New York UCC (a “Security”), (ii) each Pledgor agrees that it will not take and will cause the Issuing Entity not to take any action to cause or permit any such Capital Stock to become a Security, (iii) each Pledgor agrees that it will not permit the applicable Issuing Entity to issue any certificate representing any such Capital Stock and (iv) Pledgor agrees that if, notwithstanding the foregoing, any such Capital Stock shall be or become a Security, such Pledgor will (and will instruct such Issuing Entity to) comply with instructions originated by the Pledgee without further consent by such Pledgor. Each Pledgor covenants and agrees that those Pledged Equity Interests that are noted as uncertificated on Annex A hereto (the “Uncertificated Pledged Equity Interests”) are “general intangibles” under Article 9 of the New York UCC, and are not “securities” for purposes of Article 8 of the New York UCC or “investment property” for purposes of Article 9 of the New York UCC, and that it will not modify any organizational, operating or other agreements to permit such Capital Stock to be governed by Article 8 of the New York UCC without the prior written consent of the Pledgee.

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SECTION 11

PLEDGOR’S OBLIGATIONS ABSOLUTE, ETC.

Subject to Section 16, the obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

(a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any of the Loan Documents, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement;

(c) any furnishing of any additional security to Pledgee or its assignee or any acceptance thereof or any release of any security by Pledgee or its assignee;

(d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof;

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any Affiliate of such Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing; or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgors in respect of its obligations hereunder or the Pledgors in respect of this Agreement or otherwise.

SECTION 12

NOTICES, ETC.

Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the other Loan Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy or Electronic Transmission) delivered to the intended recipient at the “Address for Notices” specified (i) on the signatures pages hereof, beneath each party’s name or (ii) in Section 8.2 of the Credit Agreement or; (iii) as to any party, at such other address as shall be designated by such party in a written notice to each other party.

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SECTION 13

WAIVER; AMENDMENT

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.1 of the Credit Agreement.

SECTION 14

GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

SECTION 15

SUBMISSION TO JURISDICTION; WAIVERS.

15.1 Submission to Jurisdiction. All judicial proceedings brought against any Pledgor hereto arising out of or relating to this Agreement or any other Loan Document, or any Obligations hereunder and thereunder, may be brought in the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof. Each Pledgor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any such legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 12 or at such other address of which the Lenders shall have been notified pursuant thereto; and

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(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

15.2 Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 16

CONTINUING SECURITY INTEREST; RELEASE

(a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations have matured and have been paid and satisfied in full, (ii) be binding upon and inure to the benefit of the Pledgors, each of the Pledgors’ executors, administrators, successors and assigns, and (iii) inure to the benefit of and be binding upon the Pledgee and its successors, transferees and assigns. Upon the payment and satisfaction in full of the Obligations, each Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

(b) Upon termination of the Credit Agreement and repayment to the Lender of all Obligations and the performance of all obligations under the Loan Documents, the Pledgee shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Pledgee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for the Borrower or any substantial part of its Property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

(c) The Lender shall, in connection with any Disposition of any Collateral permitted under the Credit Agreement, release from the Lien of created hereby on such Collateral the portion of the Collateral Disposed of, upon any applicable Loan Parties’ satisfaction of the applicable conditions set forth in the Credit Agreement. In connection therewith, the Lender, at the request and sole cost and expense of the Pledgor, shall execute and deliver to the Pledgor all releases or other documents including, without limitation, UCC termination statements, reasonably necessary for the release of the Lien created hereby on such Collateral. For the avoidance of doubt, the Lien of the Lenders on the Collateral shall not be released in connection with the Disposition of Collateral between and among the Pledgors and the other Loan Parties.

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SECTION 17

MISCELLANEOUS

17.1 No Waiver; Cumulative Remedies. No failure to exercise and no delay in ..exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

17.2 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

17.3 Payment of Expenses. Each Pledgor hereby agrees to pay on demand by the Lender any and all reasonable out-of-pocket costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) incurred by the Lender or its agents, representatives, advisors in enforcing any of its rights or remedies under this Agreement, in each case in accordance with Section 8.5 of the Credit Agreement.

17.4 Successors and Assigns. This Agreement shall be binding upon the permitted successors and assigns of the each Pledgor and shall inure to the benefit of each Lender and its respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by any Pledgor without such consent shall be null and void).

17.5 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lenders.

17.6 Severability. Any provision of this Agreement that is held to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.7 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Pledgors and the Pledgee with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

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17.8 Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

17.9 Additional Pledgors. Each Subsidiary of the Borrower that is required to become, or that the Borrower desires to become, a party to this Agreement pursuant to Section 5.23 of the Credit Agreement shall become a Pledgor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex C hereto.

17.10 Collateral Agent. Treasury and EDC, each in their capacity as a Lender, hereby appoint Treasury (or its agents or bailees), as collateral agent (in such capacity, the “Collateral Agent”) and bailee for purposes of perfecting Treasury’s and EDC’s respective Liens on any part of the Collateral required to be delivered hereunder that is in the Collateral Agent’s possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the New York UCC (such Collateral being the “Pledged Collateral”) as Collateral Agent and gratuitous bailee for the Lenders (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the New York UCC), and any assignee, solely for the purpose of perfecting the Liens granted under the Loan Documents, subject to the terms and conditions of this Section 17.10. Treasury shall not have any obligation whatsoever to the Lenders to ensure that the Pledged Collateral is genuine or owned by any of the Pledgors, or to preserve rights or benefits of any Person except as expressly set forth in this Section 17.10. The duties or responsibilities of Treasury under this Section 17.10 shall be limited solely to holding the Pledged Collateral as Collateral Agent and as bailee in accordance with this Section 17.10. Treasury shall not have by reason of this Agreement or any other document a fiduciary relationship in respect of the Lenders and each Lender hereby waives and releases Treasury from all claims and liabilities arising pursuant to the Treasury’s role under this Section 17.10 as gratuitous bailee and Collateral Agent with respect to the Pledged Collateral including, without limitation, for loss or damage to the Pledged Collateral. Each Pledgor hereby acknowledges and agrees to this Section 17.10.

SECTION 18

THE ORDERS

This Agreement shall be subject to the terms and conditions of the Credit Agreement, the Orders, the Related Section 363 Transactions, the Cases, the Bankruptcy Code and all orders of the Bankruptcy Court. In the event of any inconsistency between the terms or conditions of this Agreement and the terms and conditions of the applicable orders related to the foregoing, the terms and conditions of such orders shall control.

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SECTION 19

JOINT AND SEVERAL LIABILITY

Each Pledgor hereby acknowledges and agrees that the Pledgors are jointly and severally liable to the Lender for all representations, warranties, covenants, obligations and liabilities of each Pledgor hereunder and under the Loan Documents. Each Pledgor hereby further acknowledges and agrees that (a) any Event of Default or any default, or breach of a representation, warranty or covenant by any Pledgor hereunder or under any Loan Document is hereby considered a default or breach by each Pledgor, as applicable, and (b) the Lender shall have no obligation to proceed against one Pledgor before proceeding against the other Pledgors. Each Pledgor hereby waives any defense to its obligations under this Agreement based upon or arising out of the disability or other defense or cessation of liability of one Pledgor versus the other. A Pledgor’s subrogation claim arising from payments to the Lender shall constitute a capital investment in the other Pledgor subordinated to any claims of the Lender and equal to a ratable share of the Capital Stock in such Pledgor.

SECTION 20

ENFORCEMENT EXPENSES; INDEMNIFICATION

20.1 Enforcement Expenses. Each Pledgor agrees to pay or reimburse each Lender for all its costs and expenses incurred in collecting against the Pledgor or enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel such Lender, in each case in accordance with Section 8.5 of the Credit Agreement.

20.2 Indemnification. The Pledgor agrees to pay, and to save the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of their Collateral or in connection with any of the transactions contemplated by this Agreement, in each case in accordance with Sections 2.12 and 8.5 of the Credit Agreement. The Pledgor agrees to pay, and to save the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement.

20.3 Survival of Agreements. The agreements in this Section 20 shall survive repayment of the Obligations and all other amounts payable under the Note.

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SECTION 21

EFFECT OF AMENDMENT AND RESTATEMENT

OF ORIGINAL PLEDGE AGREEMENT

On the Effective Date, the Original Pledge Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Effective Date and (b) such “Obligations” are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement and the Credit Agreement.

[remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be executed and delivered by its duly authorized officers as of the date first above written.

GENERAL MOTORS ASIA PACIFIC
HOLDINGS, LLC
GENERAL MOTORS ASIA, INC.
GENERAL MOTORS INTERNATIONAL
HOLDINGS, INC.
GENERAL MOTORS OVERSEAS
CORPORATION,
each as a Pledgor

By:
Name:
Title:

Address for Notices:

767 Fifth Avenue
14th Floor
New York, NY 10153

Amended and Restated Equity Pledge Agreement

GENERAL MOTORS OVERSEAS
DISTRIBUTION CORPORATION
GM APO HOLDINGS, LLC
GM FINANCE CO. HOLDINGS LLC
GM GEFS L.P.
GM LAAM HOLDINGS, LLC
GM PREFERRED FINANCE CO. HOLDINGS
LLC
GM TECHNOLOGIES, LLC,
each as a Pledgor

By:
Name:
Title:

Address for Notices:

767 Fifth Avenue
14th Floor
New York, NY 10153

Amended and Restated Equity Pledge Agreement

GM COMPONENTS HOLDINGS, LLC, as a Pledgor

By:
Name:
Title:

Address for Notices: 767 Fifth Avenue 14th Floor New York, NY 10153

Amended and Restated Equity Pledge Agreement

MOTORS LIQUIDATION COMPANY (f/k/a General Motors Corporation), as a Pledgor

By:
Name:
Title:
Address for Notices: 767 Fifth Avenue 14th Floor New York, NY 10153

Amended and Restated Equity Pledge Agreement

LENDER:

THE UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name:
Title:

Amended and Restated Equity Pledge Agreement

EDC:

EXPORT DEVELOPMENT CANADA

By:
Name:
Title:

By:
Name:
Title:

Amended and Restated Equity Pledge Agreement

ANNEX A

EQUITY INTERESTS IN ISSUING ENTITIES

PLEDGED BY ORIGINAL PLEDGORS

Issuing Entity	Jurisdiction of Organization	Pledgor of Equity Interests	Percentage Owned	Percentage Pledged	Number of Shares or Units Pledged	Certificate #
Part A – Certificated domestic Equity Interests
Alan Reuber Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	26 Preferred	6
					3,652 Common	2
Alhambra Pontiac GMC Buick, Inc.	Delaware	Motors Liquidation Company	100%	100%	6,491 Preferred	5
					2,415 Common	2
Amherst Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	12,295 Preferred	1
					3,000 Common	2
Auburn Chevrolet Oldsmobile Cadillac, Inc.	Delaware	Motors Liquidation Company	100%	100%	22,150 Preferred	1
					4,100 Common	2
Autocity Buick Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	100%	11,050 Preferred	1
					1,950 Common	2
Beacon Chevrolet Oldsmobile, Inc.	Delaware	Motors Liquidation Company	100%	100%	6,204 Preferred	4
					1,750 Common	2
Beil Acquisition Corporation	Delaware	Motors Liquidation Company	100%	100%	100 Shares	1
Bennett Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	100%	17,914 Preferred	3
					3,768 Common	2
Bensonhurst Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	10,920 Preferred	1
					853 Preferred	2
					1,930 Common	1
					147 Common	2
Buick-GMC Of Milford, Inc.	Delaware	Motors Liquidation Company	100%	100%	11,700 Preferred	1
					7,600 Preferred	2
					400 Common	3
					3,000 Common	4

Issuing Entity	Jurisdiction of Organization	Pledgor of Equity Interests	Percentage Owned	Percentage Pledged	Number of Shares or Units Pledged	Certificate #
Cadillac of Lynbrook, Inc.	Delaware	Motors Liquidation Company	100%	100%	19,040 Preferred	1
					4,000 Common	2
Carnahan Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	37,503 Preferred	10
					6,941 Common	2
Champion Buick Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	100%	4,114 Preferred	4
					3,569 Common	2
Chevrolet of Clarks Summit, Inc.	Delaware	Motors Liquidation Company	100%	100%	7,225 Preferred	1
					1,275 Common	1
Chevrolet Oldsmobile Cadillac of Chicopee, Inc.	Delaware	Motors Liquidation Company	100%	100%	11,065 Preferred	1
					1,985 Common	2
Chevrolet-Saturn Of Harlem, Inc.	Delaware	Motors Liquidation Company	100%	100%	10,791 Preferred	1
					5,000 Common	2
Cobb Parkway Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	8,444 Preferred	6
					19,487 Preferred	7
					7,500 Common	4
Colchester Chevrolet, Inc.	Delaware	Motors Liquidation Company	66%	66%	5,593 Preferred	11
Commerce Buick Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	100%	11,832 Preferred	1
					3,000 Common	1
Commonwealth on the Lynnway, Inc	Delaware	Motors Liquidation Company	100%	100%	19,962 Preferred	2
					7,000 Common	2
Dadeland Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	1,500 Preferred	1
					18,000 Preferred	2
					3,650 Preferred	3
					1500 Preferred	4
					4,350 Common	3

Issuing Entity	Jurisdiction of Organization	Pledgor of Equity Interests	Percentage Owned	Percentage Pledged	Number of Shares or Units Pledged	Certificate #
DDH Investment of South Texas, Inc.	Delaware	Motors Liquidation Company	85.6%	85.6%	72,426 Preferred	28
Decatur Buick Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	100%	21,000 Preferred	1
					5,000 Common	1
Douglaston Chevrolet-Geo, Inc.	Delaware	Motors Liquidation Company	100%	100%	260 Preferred	23
					3,962 Preferred	28
					2,592 Common	3
Elk Grove Buick-Pontiac-GMC, Inc.	Delaware	Motors Liquidation Company	100%	100%	5,649 Preferred	2
					2,250 Common	2
Elk Grove Saturn Auto, Inc.	Delaware	Motors Liquidation Company	100%	100%	6,523 Preferred	6
					3,100 Common	4
El-Mo Holding I Corporation	Delaware	Motors Liquidation Company	100%	100%	137,920 Shares	4
El-Mo Holding II Corporation	Delaware	Motors Liquidation Company	100%	100%	1,000 Shares	2
El-Mo Leasing II Corporation	Delaware	Motors Liquidation Company	100%	100%	1,000 Shares	01
El-Mo Leasing III Corporation	Delaware	Motors Liquidation Company	100%	100%	1,000 Shares	2
El-Mo-Mex, Inc.	Delaware	Motors Liquidation Company	100%	100%	10 Shares	01
					5 Shares	02
					5 Shares	03
					10 Shares	04
					3 Shares	05
					5 Shares	06
					5 Shares	07
					33 Shares	8
					8 Shares	9
					1 Share	10

Issuing Entity	Jurisdiction of Organization	Pledgor of Equity Interests	Percentage Owned	Percentage Pledged	Number of Shares or Units Pledged	Certificate #
Environmental Corporate Remediation Company, Inc.	Delaware	Motors Liquidation Company	100%	100%	127,400 Shares	01A
Ernie Patti Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	69%	69%	7,902 Preferred	18
Exeter Chevrolet-Buick-Pontiac, Inc.	Delaware	Motors Liquidation Company	100%	100%	17830 Preferred	2
					3,750 Common	2
Fairway Automotive Group, Inc.	Delaware	Motors Liquidation Company	100%	100%	30,824 Preferred	5
					7,000 Common	2
Falls Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	100%	41,550 Preferred	1
					950 Preferred	2
					7,500 Common	3
Family Buick Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	100%	15,411 Preferred	3
					2,733 Common	2
Fernandez-GMC-Pontiac Buick, Inc.	Delaware	Motors Liquidation Company	100%	100%	11,319 Preferred	1
					7,681 Preferred	2
					3,582 Preferred	3
					3,985 Common	3
Florence Buick-GMC, Inc.	Delaware	Motors Liquidation Company	100%	100%	3,355 Preferred	8
					3,568 Preferred	9
					8,478 Preferred	11
					4,842 Preferred	18
					5,895 Common	6
Freeborough Automotive, Inc. (Saturn Of Okemos)	Delaware	Motors Liquidation Company	82%	82%	17,539 Preferred	19
Freehold Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	4,900 Preferred	3
					342 Preferred	21
					23 Preferred	7
					1,350 Common	2
Frontier Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	9,792 Preferred 3,335 Common	8 5

Issuing Entity	Jurisdiction of Organization	Pledgor of Equity Interests	Percentage Owned	Percentage Pledged	Number of Shares or Units Pledged	Certificate #
GEM Motors, Inc.	Delaware	Motors Liquidation Company	100%	100%	3,053 Preferred	17
					1,050 Common	3
General Motors Commercial Corporation	Delaware	Motors Liquidation Company	100%	100%	10,000 Shares	1
General Motors Export Corporation	Delaware	Motors Liquidation Company	100%	100%	100 Shares	4
General Motors Indonesia, Inc.	Delaware	Motors Liquidation Company	100%	100%	1,000 Shares	1
General Motors International Operations, Inc.	Delaware	Motors Liquidation Company	100%	100%	1,000 Shares	2
General Motors Receivables Corporation	Delaware	Motors Liquidation Company	100%	100%	100 Common Shares	1
Gilroy Chevrolet Cadillac, Inc.	Delaware	Motors Liquidation Company	100%	100%	29,901 Preferred	1
					20,000 Common	2
GM Auto Receivables Co.	Delaware	Motors Liquidation Company	100%	100%	1000 Shares	2
GM Driversite Incorporated	Delaware	Motors Liquidation Company	100%	100%	10 Shares	01
GM National Car International, Ltd.	Delaware	Motors Liquidation Company	100%	100%	10 Shares	2
Hawaii Automotive Retailing Group, Inc.	Delaware	Motors Liquidation Company	75%	75%	20,886 Preferred	15
Hope Automotive, Inc.	Delaware	Motors Liquidation Company	100%	100%	5,713 Preferred	11
					1,550 Common	2
Integrity Saturn Of Chattanooga, Inc. (Saturn Of Chattanooga)	Delaware	Motors Liquidation Company	84%	84%	13,909 Preferred	18
Jennings Motors, Inc.	Delaware	Motors Liquidation Company	100%	100%	99 Preferred 1 Common	1 1

Issuing Entity	Jurisdiction of Organization	Pledgor of Equity Interests	Percentage Owned	Percentage Pledged	Number of Shares or Units Pledged	Certificate #
John H. Powell Jr. Chevrolet – Oldsmobile, Inc.	Delaware	Motors Liquidation Company	100%	100%	15,316 Preferred	18
					4,275 Common	2
Joseph Motors, Inc.	Delaware	Motors Liquidation Company	100%	100%	8500 Preferred	1
					2,500 Common	2
Kaufman Automotive Group, Inc.	Delaware	Motors Liquidation Company	100%	100%	18,275 Preferred	1
					3,225 Common	1
King’s Mountain Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	9,625 Preferred	7
					2,250 Common	2
Leo Stec Saturn, Inc. (Saturn Of Chicago)	Delaware	Motors Liquidation Company	100%	100%	37,008 Preferred	2
					10,000 Common	2
Lexington Motors, Inc.	Delaware	Motors Liquidation Company	72%	72%	8442 Preferred	1
Lou Sobh Cerritos Saturn, Inc.	Delaware	Motors Liquidation Company	82%	82%	30,021 Preferred	23
Lou Sobh Saturn, Inc.	Delaware	Motors Liquidation Company	85%	85%	19,550 Preferred	10
					41,478 Preferred	18
					40,727 Preferred	19
Lowell Pontiac Buick GMC, Inc.	Delaware	Motors Liquidation Company	100%	100%	5,684 Preferred	3
					2,000 Common	3
Martino Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	100%	10,274 Preferred	4
					15,494 Preferred	5
					2,260 Common	4
MDIP-Norcal, Inc.	Delaware	Motors Liquidation Company	100%	100%	1000	2
Merry Oldsmobile, Inc.	Delaware	Motors Liquidation Company	100%	100%	674 Class A Common	1
					2000 Class A Common	2

Issuing Entity	Jurisdiction of Organization	Pledgor of Equity Interests	Percentage Owned	Percentage Pledged	Number of Shares or Units Pledged	Certificate #
					150 Class A Common	3
					1,149 Class A Common	4
					750 Class A Common	6
					2,345 Class B Common	11
					3,000 Preferred	2
					3,000 Preferred	3
					3,000 Preferred	4
					5,791 Preferred	5
					771 Preferred	6
Metro Chevrolet, Inc	Delaware	Motors Liquidation Company	100%	100%	28,060 Preferred	1
					4952 Common	1
Metropolitan Auto Center, Inc.	Delaware	Motors Liquidation Company	100%	100%	11,836 Preferred	2
					4,250 Common	3
Miami Lakes Pontiac, Inc.	Delaware	Motors Liquidation Company	100%	100%	1,095 Preferred	12
					6,891 Preferred	18
					7,585 Common	6
Millington Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	8,144 Preferred	2
					3,000 Common	3
Miracle Mile Chevrolet Buick, Inc.	Delaware	Motors Liquidation Company	100%	100%	10,314 Preferred	1
					4,420 Common	4
Motor Enterprises, Inc.	Delaware	Motors Liquidation Company	100%	100%	8,500 Shares	1A
Motors Trading Corporation	Michigan	Motors Liquidation Company	100%	100%	10,000 Shares 11,000 Shares 5,000 Shares	1
						2
						3
					10,000 Shares	4

Issuing Entity	Jurisdiction of Organization	Pledgor of Equity Interests	Percentage Owned	Percentage Pledged	Number of Shares or Units Pledged	Certificate #
Multiple Dealerships Holdings of Albany, Inc.	Delaware	Motors Liquidation Company	100%	100%	10 Shares	2
New Castle Automotive, Inc. (Bill Walker Chev Pontiac Buick Cadillac)	Delaware	Motors Liquidation Company	100%	100%	13,341 Preferred	2
					2,420 Common	2
New-Cen Commercial Corporation	Michigan	Motors Liquidation Company	100%	100%	5,000 Shares	1
					4,000 Shares	2
					1,350 Shares	3
					3,400 Shares	4
					4,707 Shares	5
					870 Shares	6
					473 Shares	7
					200 Shares	8
					130 Shares	9
					570 Shares	10
					4,250 Shares	11
					7,420 Shares	12
					3,000 Shares	13
					6,000 Shares	14
					4,330 Shares	15
					8,870 Shares	16
					2,000 Shares	17
					15,000 Shares	18
New Rochelle Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	11,715 Preferred	2
					2,100 Common	3
North Orange County Saturn, Inc.	Delaware	Motors Liquidation Company	100%	100%	20,927 Preferred	1
					3,693 Common	1

Issuing Entity	Jurisdiction of Organization	Pledgor of Equity Interests	Percentage Owned	Percentage Pledged	Number of Shares or Units Pledged	Certificate #
Northpoint Pontiac Buick GMC Truck, Inc.	Delaware	Motors Liquidation Company	100%	100%	10,331 Preferred	4
					144 Preferred	7
					1000 Preferred	8
					10,070 Preferred	9
					2,025 Preferred	10
					4,160 Class A Common	2
Oakland Automotive Center, Inc.	Delaware	Motors Liquidation Company	100%	100%	20,404 Preferred	3
					5,250 Common	4
Pacific Dealership Group, Inc.	Delaware	Motors Liquidation Company	100%	100%	15,500 Preferred	1
					2,750 Common	2
Park Plaines Chevrolet-Geo, Inc.	Delaware	Motors Liquidation Company	100%	100%	2,394 Common	4
Peninsula Pontiac GMC Buick, Inc.	Delaware	Motors Liquidation Company	100%	100%	6,615 Preferred	23
					2,325 Common	2
Pontiac GMC of Latham, Inc.	Delaware	Motors Liquidation Company	100%	100%	18,201 Preferred	2
					5,500 Common	2
Pontiac-Buick-GMC of Abilene, Inc	Delaware	Motors Liquidation Company	100%	100%	14 Preferred	6
					14,400 Preferred	20
					3,900 Common	2
Port Arthur Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	17,833 Preferred	2
					3,228 Common	2
Premier Investment Group, Inc.	Delaware	Motors Liquidation Company	100%	100%	1,000 Shares	01
Prestige Saturn Of Jacksonville, Inc.	Delaware	Motors Liquidation Company	68%	68%	26,399 Preferred	16
Puente Hills Pontiac GMC Buick, Inc.	Delaware	Motors Liquidation Company	100%	100%	22,598 Preferred	5
					4,500 Common	2
					4,500 Common	3

Issuing Entity	Jurisdiction of Organization	Pledgor of Equity Interests	Percentage Owned	Percentage Pledged	Number of Shares or Units Pledged	Certificate #
Rancho Mirada Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	14,573 Preferred	9
					3,216 Common	2
Remediation and Liability Management Company, Inc.	Michigan	Motors Liquidation Company	100%	100%	100 Common	1
Riverfront Development Corporation	Delaware	Motors Liquidation Company	100%	100%	60,000 Shares	1
					30,000 Shares	2
					30,000 Shares	3
SAAB Cars Holdings Overseas Corp.	Delaware	Motors Liquidation Company	100%	100%	100 Shares	1
San Francisco Multiple Dealer Holdings, Inc	Delaware	Motors Liquidation Company	100%	100%	1000 Shares	2
Saturn Of Central Florida, Inc. (Orlando South)	Delaware	Motors Liquidation Company	88%	88%	80,528 Preferred	18
Saturn Of Charlotte Market Area, Inc.	Delaware	Motors Liquidation Company	67%	67%	22,894 Preferred	24
Saturn of New York City, Inc.	Delaware	Motors Liquidation Company	100%	100%	20,400 Preferred	1
					4,675 Preferred	2
					3,600 Common	1
					825 Common	2
Saturn of Ontario, Inc.	Delaware	Motors Liquidation Company	100%	100%	6,570 Preferred	5
					2,000 Common	2
Saturn Of Raleigh Market Area, Inc.	Delaware	Motors Liquidation Company	75%	75%	32,489 Preferred	23
Saturn Of Wilkes Barre, Inc.	Delaware	Motors Liquidation Company	79%	79%	8,595 Preferred	19
Saturn Retail of South Carolina, LLC	Delaware	Saturn Distribution Corporation	100%	100%	100 Membership Interests	N/A
Sherwood Pontiac Buick GMC, Inc.	Delaware	Motors Liquidation Company	100%	100%	18,187 Preferred	4
					3,450 Common	2

Issuing Entity	Jurisdiction of Organization	Pledgor of Equity Interests	Percentage Owned	Percentage Pledged	Number of Shares or Units Pledged	Certificate #
Simpsonville Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	15,433 Preferred	27
					4,650 Common	3
Tampa Bay Buick, Inc.	Delaware	Motors Liquidation Company	100%	100%	38,376 Preferred	8
					7,500 Common	2
Torrance Buick GMC, Inc.	Delaware	Motors Liquidation Company	100%	100%	250 Preferred	1
					33,750 Preferred	2
					6,000 Common	1
Tracy Pontiac GMC Cadillac, Inc.	Delaware	Motors Liquidation Company	100%	100%	50 Preferred	1
					1,200 Preferred	2
					1,782 Preferred	20
					5,112 Preferred	21
					3,009 Common	07
					1,677 Common	08
Trenton Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	2,268 Preferred	2
					2,000 Common	2
Valley Stream Automotive, Inc.	Delaware	Motors Liquidation Company	100%	100%	14,269 Preferred	7
					3,400 Common	4
Valley Stream Motors, Inc.	Delaware	Motors Liquidation Company	100%	100%	13,000 Preferred	1
					6,000 Common	1
W. Babylon Chevrolet Geo, Inc.	Delaware	Motors Liquidation Company	100%	100%	7,012 Preferred	19
					2,400 Common	2
Walsh Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	36,890 Preferred	1
					14,000 Common	2
Washington Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	100%	17,756 Preferred	15
					3500 Common	2
Westminster Pontiac GMC Buick, Inc.	Delaware	Motors Liquidation Company	100%	100%	21,403 Preferred	7
					3,992 Common	2

Issuing Entity	Jurisdiction of Organization	Pledgor of Equity Interests	Percentage Owned	Percentage Pledged	Number of Shares or Units Pledged	Certificate #
Part B – Uncertificated domestic Equity Interests
Albany Auto Group, LLC	Delaware	Motors Liquidation Company	100%	100%	N/A (uncertificated)	N/A
Alternative Energy Services LLC	Delaware	Motors Liquidation Company	100%	100%	N/A (uncertificated)	N/A
DP Compressors L.L.C.	Delaware	Motors Liquidation Company	100%	100%	N/A (uncertificated)	N/A
General Motors Trade Receivables LLC	Delaware	Motors Liquidation Company	100%	100%	N/A (uncertificated)	N/A
GMETR Finance Company Receivables LLC	Delaware	Motors Liquidation Company	100%	100%	N/A (uncertificated)	N/A
GMETR Service Parts Receivables LLC	Delaware	Motors Liquidation Company	100%	100%	N/A (uncertificated)	N/A
GMLG Ltd.	Delaware	Motors Liquidation Company	100%	100%	N/A (uncertificated)	N/A
Manual Transmissions Of Muncie, LLC	Delaware	Motors Liquidation Company	100%	100%	N/A (uncertificated)	N/A
North Bay Auto Group, LLC	Delaware	Motors Liquidation Company	100%	100%	N/A (uncertificated)	N/A
Saturn, LLC	Delaware	Motors Liquidation Company	100%	100%	N/A (uncertificated)	N/A
Saturn Distribution Corporation	Delaware	Saturn, LLC	100%	100%	N/A (uncertificated)	N/A
TX Holdco., LLC	Delaware	Motors Liquidation Company	99%	99%	N/A (uncertificated)	N/A
Vector SCM, LLC	Delaware	Motors Liquidation Company	100%	100%	N/A (uncertificated)	N/A

ANNEX B

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Equity Pledge Agreement dated as of July 10, 2009 (as amended, supplemented or modified from time to time, the “Pledge Agreement”) among Motors Liquidation Company (f/k/a General Motors Corporation) (together with its successors and assigns, the “Borrower”), the other parties thereto as pledgors (together with their respective successors and assigns, the “Pledgors”), the United States Department of the Treasury and Export Development Canada, each as a Secured Party (collectively, the “Secured Parties”) which Pledge Agreement contains the pledge of Capital Stock of the undersigned Issuing Entity. Capitalized terms used herein, but not herein defined, shall have the meanings ascribed thereto in the Pledge Agreement. The undersigned agrees for the benefit of the Secured Parties as follows:

1. The undersigned, together with its successors and assigns, will be bound by the terms of Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

[NAME OF ISSUING ENTITY]

By:
Name:
Title:

Address for Notices:

Fax:

B-1

ANNEX C

JOINDER AGREEMENT, dated as of                                         , 20     (the “Joinder Agreement”), made by                                          (the “Additional Pledgor”), in favor of The United States Department of the Treasury and Export Development Canada (the “Pledgee”) in connection with the Equity Pledge Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Equity Pledge Agreement.

W I T N E S S E T H:

WHEREAS, Motors Liquidation Company (f/k/a General Motors Corporation) (together with its successors and assigns, the “Borrower”) and certain of its Affiliates (other than the Additional Pledgor) have entered into the Amended and Restated Equity Pledge Agreement, dated as of July 10, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Equity Pledge Agreement”) in favor of the Pledgee;

WHEREAS, pursuant to the Credit Agreement the Additional Pledgor is required to become a party to the Equity Pledge Agreement; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Equity Pledge Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Equity Pledge Agreement. By executing and delivering this Joinder Agreement, the Additional Pledgor, as provided in Section 17.9 of the Equity Pledge Agreement, hereby becomes a party to the Equity Pledge Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder (except that its obligations thereunder, including the obligation to make representations thereunder shall take effect from the date hereof) and hereby grants to the Pledgee, as collateral security for the prompt and complete payment or performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Pledgor, a security interest in, all of the Collateral. The information set forth in Annex C-1 hereto is hereby added to the information set forth in the Schedules to the Equity Pledge Agreement.

2. Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

C-1

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:
Name:
Title:

C-2

Annex C-1 to

Joinder Agreement

Supplement to Annex A: Capital Stock in Issuing Entities Pledged by Pledgors

Annex C-1 to Joinder Agreement

EXECUTION VERSION

Schedule 1.1A

Outstanding Amount of Tranche C Term Loans

Lender	Funding Office	Principal Amount Outstanding as of the Effective Date
United States Department of the Treasury	The United States Department of the Treasury 1500 Pennsylvania Avenue, NW Washington, D.C. 20220 Attention: Cash Management Officer Telephone: (202) 622-9281	$985,805,085
Export Development Canada	Export Development Canada 151 O’Connor Street Ottawa, Ontario Canada K1A 1K3 Attention: Loans Services Fax #: (613) 598-2514	$189,194,915
Total Principal Amount Outstanding as of the Effective Date		$1,175,000,000

EXECUTION VERSION

Schedule 1.1B

Guarantors

	Guarantor Name	Form of Organization	Jurisdiction of Organization
1.	Chevrolet-Saturn of Harlem, Inc.	Corporation	Delaware

2.	Environmental Corporate Remediation Company, Inc.	Corporation	Delaware

3.	Remediation and Liability Management Company, Inc.	Corporation	Michigan

4.	Saturn, LLC	Limited Liability Company	Delaware

5.	Saturn Distribution Corporation	Corporation	Delaware

EXECUTION VERSION

Schedule 1.1C

Mortgaged Property

No.	Site Designation	County/State	Owner
1.	Saginaw Vacant Land (Saginaw Nodular Iron) 2100 Veterans Memorial Pkwy., Saginaw	Saginaw, MI	GENERAL MOTORS CORPORATION

2.	Fiero Site (includes Fiero Powerhouse and parking lot) 900 Baldwin Ave., Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

3.	Romulus Engineering Center 37350 Ecorse Road, Romulus	Wayne, MI	GENERAL MOTORS CORPORATION

4.	Buick City Vacant Land 902 E. Hamilton Ave., Flint	Genesee, MI	GENERAL MOTORS CORPORATION

5.	Grand Blanc Vacant Land (Dort Highway Land) 10800 S. Saginaw Road, Flint	Genesee, MI	GRANDE POINT HOLDINGS, INC.

6.	Lansing Vacant Land (Former Plants 2, 3 and 6) 2800-2801 W. Saginaw Street, Lansing	Ingham, MI	GENERAL MOTORS CORPORATION

7.	Validation Center Land 200 S. Blvd. W., Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

8.	Pontiac Centerpoint Campus-West 660 S. Blvd. W., Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

9.	Pontiac Centerpoint Campus-Central 1999-2000 Centerpoint Pkwy., Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

10.	Pontiac EDC Vacant Land 65 University, Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

No.	Site Designation	County/State	Owner
11.	Delphi Site Vacant Land 1445 Parkway Ave., Trenton/Ewing Township	Mercer, NJ	GENERAL MOTORS CORPORATION

12.	Janesville Training Center 1405 S. Jackson Street, Janesville	Rock, WI	GENERAL MOTORS CORPORATION

13.	One General Motors Circle Building One General Motors Circle, Syracuse	Onondaga, NY	GENERAL MOTORS CORPORATION

14.	Clark Street Redevelopment Former Cadillac Site, Detroit	Wayne, MI	GENERAL MOTORS CORPORATION

15.	Centerpoint Land (no Ettkin ground lease) Centerpoint Blvd. S. of South Blvd., Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

16.	Centerpoint Land (Ettkin ground lease) Centerpoint Blvd. S. of South Blvd., Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

17.	6560 Cass 6560 Cass Ave., Detroit	Wayne, MI	REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC.

18.	Bluff Street Chevrolet @ Glenwood, Flint	Genesee, MI	GENERAL MOTORS CORPORATION

19.	Atherton Road Land	Genesee, MI	GENERAL MOTORS CORPORATION

20.	Linden Road Landfill TBD	Genesee, MI	REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC.

21.	Windiate Park TBD	Genesee, MI	GENERAL MOTORS CORPORATION

22.	Anderson Land 2915 Pendleton Ave., Anderson	Madison, IN	GENERAL MOTORS CORPORATION

No.	Site Designation	County/State	Owner
23.	Kokomo Land 1723 N. Washington, Kokomo	Howard, IN	GENERAL MOTORS CORPORATION

24.	Lot 8 Parking Lot 6241 Cass Ave – Cass & Amsterdam Aves., Detroit	Wayne, MI	GENERAL MOTORS CORPORATION

25.	GM Powertrain Saginaw (Malleable Iron) (former MFD site) 77 W. Center Street, Saginaw	Saginaw, MI	GENERAL MOTORS CORPORATION

26.	Davison Road Land TBD	Genesee, MI	GENERAL MOTORS CORPORATION

27.	Hemphill Lot SEC Hemphill & Saginaw, Burton	Genesee, MI	GENERAL MOTORS CORPORATION

28.	Former Plant 5 2901 S. Canal Road, Lansing	Ingham, MI	GENERAL MOTORS CORPORATION

29.	Land along Stanley Road Stanley Road, Mt. Morris	Genesee, MI	REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC.

30.	652 Meadow Drive 652 Meadow Drive, Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

31.	642 Meadow Drive 642 Meadow Drive, Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

32.	631 Meadow Drive 631 Meadow Drive, Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

33.	607 Meadow Drive 607 Meadow Drivem Pontiac	Oakland., MI	GENERAL MOTORS CORPORATION

34.	ACG – Penske Site 675 Oakland Ave., Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

35.	Vacant Land 700 Garey Street, Saginaw	Saginaw, MI	GENERAL MOTORS CORPORATION

No.	Site Designation	County/State	Owner
36.	GM Assembly Saturn Wilmington 801 Boxwood Road, P.O. Box 1 512-19899, Wilmington	New Castle, DE	GENERAL MOTORS CORPORATION

37.	GM MFD Indianapolis 340 White River Pkwy W. Drive South 50, Indianapolis	Marion, IN	GENERAL MOTORS CORPORATION

38.	GM Assembly Shreveport 7600 General Motors Blvd., Shreveport	Caddo Parish, LA	GENERAL MOTORS CORPORATION

39.	GM Powertrain Flint North 902 E. Hamilton Ave., Flint	Genesee, MI	GENERAL MOTORS CORPORATION

40.	GM Powertrain Livonia 12200 Middlebelt, Livonia	Wayne, MI	GENERAL MOTORS CORPORATION

41.	GM Assembly Pontiac East 2100 S. Opdyke Road, Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

42.	GM MFD Pontiac 220 East Columbia, Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

43.	GM MFD Grand Rapids 300 36th Street SW, Wyoming	Kent, MI	GENERAL MOTORS CORPORATION

44.	GM Powertrain Willow Run 2930 Ecorse Road, Ypsilanti	Washtenaw, MI	GENERAL MOTORS CORPORATION

45.	GM Powertrain Tonawanda 2995 River Road, Buffalo *one parcel owned by ENCORE, Excluded Collateral	Erie, NY	ENCORE

46.	GM Powertrain Massena Route 37 East, Massena	St. Lawrence, NY	GENERAL MOTORS CORPORATION

47.	GM MFD Mansfield 2525 W. Fourth Street, Mansfield	Richland, OH	GENERAL MOTORS CORPORATION

48.	GM Assembly Moraine 2601 W. Stroop Road, Moraine	Montgomery, OH	GENERAL MOTORS CORPORATION

49.	GMPT – Parma Complex 5400 Chevrolet Blvd., Parma	Cuyahoga, OH	GENERAL MOTORS CORPORATION

50.	Stamping Pittsburgh 1451 Lebanon School Road, West Mifflin	Allegheny, PA	GENERAL MOTORS CORPORATION

No.	Site Designation	County/State	Owner
51.	GM Powertrain Fredericksburg 11032 Tidewater Trail, Fredericksburg	Spotsylvania, VA	GENERAL MOTORS CORPORATION

52.	GM MFD Shreveport 7600 GM Blvd., Shreveport	Caddo Parish, LA	GENERAL MOTORS CORPORATION

53.	RFO – Lordstown 1829 Hallock Young Road, Lordstown	Montgomery, OH	GENERAL MOTORS CORPORATION

54.	639 Riley Boulevard	Lawrence, IN	GENERAL MOTORS CORPORATION

55.	332 Breezy Hill Lane	Lawrence, IN	GENERAL MOTORS CORPORATION

56.	609 Rawlins Mill (Mount Pleasant) Road	Lawrence, IN	GENERAL MOTORS CORPORATION

57.	1609 Rawlins Mill Road	Lawrence, IN	GENERAL MOTORS CORPORATION

58.	145 Broomsage Road	Lawrence, IN	GENERAL MOTORS CORPORATION

59.	112 Bailey Scales Road	Lawrence, IN	GENERAL MOTORS CORPORATION

60.	641 Riley Boulevard	Lawrence, IN	GENERAL MOTORS CORPORATION

61.	1081 Breckenridge Road	Lawrence, IN	GENERAL MOTORS CORPORATION

62.	N/A (Vacant Lot, Inman Court)	Lawrence, IN	GENERAL MOTORS CORPORATION

63.	1119 Breckenridge Road	Lawrence, IN	GENERAL MOTORS CORPORATION

64.	N/A (Vacant lot north of GM Bedford Plant)	Lawrence, IN	GENERAL MOTORS CORPORATION

65.	402 Bailey Scales Road	Lawrence, IN	GENERAL MOTORS CORPORATION

66.	“M” Street Church	Lawrence, IN	GENERAL MOTORS CORPORATION

No.	Site Designation	County/State	Owner
67.	“M” Street Parsonage	Lawrence, IN	GENERAL MOTORS CORPORATION

68.	N/A (Five Acres – Danny Wall’s)	Lawrence, IN	GENERAL MOTORS CORPORATION

69.	224 Madison Street	Lawrence, IN	GENERAL MOTORS CORPORATION

70.	624 Riley Boulevard A, B	Lawrence, IN	GENERAL MOTORS CORPORATION

71.	626 Riley Boulevard A, B	Lawrence, IN	GENERAL MOTORS CORPORATION

72.	628 Riley Boulevard A, B	Lawrence, IN	GENERAL MOTORS CORPORATION

73.	630 Riley Boulevard A, B	Lawrence, IN	GENERAL MOTORS CORPORATION

74.	632 Riley Boulevard A, B	Lawrence, IN	GENERAL MOTORS CORPORATION

75.	634 Riley Boulevard A, B	Lawrence, IN	GENERAL MOTORS CORPORATION

76.	636 Riley Boulevard A, B	Lawrence, IN	GENERAL MOTORS CORPORATION

77.	637 Riley Boulevard A, B	Lawrence, IN	GENERAL MOTORS CORPORATION

78.	638 Riley Boulevard A, B	Lawrence, IN	GENERAL MOTORS CORPORATION

79.	640 Riley Boulevard A, B	Lawrence, IN	GENERAL MOTORS CORPORATION

80.	641 Riley Boulevard A, B	Lawrence, IN	GENERAL MOTORS CORPORATION

81.	643 Riley Boulevard A, B	Lawrence, IN	GENERAL MOTORS CORPORATION

82.	645 Riley Boulevard A, B	Lawrence, IN	GENERAL MOTORS CORPORATION

83.	330 Robins Way	Lawrence, IN	GENERAL MOTORS CORPORATION

No.	Site Designation	County/State	Owner
84.	126 Bailey Scales Road	Lawrence, IN	GENERAL MOTORS CORPORATION

85.	115 Bailey Scales Road	Lawrence, IN	GENERAL MOTORS CORPORATION

86	1589 Peerless Road	Lawrence, IN	GENERAL MOTORS CORPORATION

87.	1585 Peerless Road	Lawrence, IN	GENERAL MOTORS CORPORATION

88.	659 Riley Boulevard	Lawrence, IN	GENERAL MOTORS CORPORATION

89.	105 Valley Lane	Lawrence, IN	GENERAL MOTORS CORPORATION

90.	572 Broomsage Road	Lawrence, IN	GENERAL MOTORS CORPORATION

91.	222 Madison Street	Lawrence, IN	GENERAL MOTORS CORPORATION

92.	228 Madison Street	Lawrence, IN	GENERAL MOTORS CORPORATION

93.	640 Jackson Street	Lawrence, IN	GENERAL MOTORS CORPORATION

94.	Vacant Land (76 acres) NEC of Denton and Ecorse	Wayne, MI	GENERAL MOTORS CORPORATION

95.	GM Powertrain Toledo – REALM parcel 1455W. Alexis Road, Toledo	Lucas, OH	REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC

96.	GM Powertrain Bay City – REALM Parcel 1001 Woodside Ave., Bay City	Bay, MI	REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC

97.	Adjacent site to Salinas Industrial Park	Onondaga, NY	REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC

98.	Pontiac North Campus (includes Pontiac North PC Vacant Land and Pontiac North Plant 17 Vacant Land) 895 Joslyn Road, Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

No.	Site Designation	County/State	Owner
99.	SPO – Pontiac 1251 Joslyn Road, Pontiac	Oakland, MI	GENERAL MOTORS CORPORATION

100.	GM MFD Grand Blanc 10800 S. Saginaw Street, Grand Blanc	Genesee, MI	GENERAL MOTORS CORPORATION

101.	GM Powertrain Saginaw (Metal Casting) 1629 N. Washington Ave., Saginaw	Saginaw, MI	GENERAL MOTORS CORPORATION

102.	Saginaw Water Treatment Facility TBD	Saginaw, MI	GENERAL MOTORS CORPORATION

103.	GM Assembly Lordstown 2300 Hallock Young Road, Lordstown	Trumbull, OH	GENERAL MOTORS CORPORATION

104.	GM MFD Lordstown 2369 Ellsworth-Bailey Road, Lordstown	Trumbull, OH	GENERAL MOTORS CORPORATION

105.	GM Powertrain Toledo 1455W. Alexis Road, Toledo	Lucas, OH	GENERAL MOTORS CORPORATION

106.	GM Powertrain Romulus Engine 36380 Ecorse Road, Romulus	Wayne, MI	GENERAL MOTORS CORPORATION

107.	Stamping Pontiac Plant #14 220 East Columbia	Oakland, MI	GENERAL MOTORS CORPORATION

108.	GMPT – Moraine (DMAX) 2601 W. Stroop	Montgomery, OH	GENERAL MOTORS CORPORATION

109.	GMPT – Parma Stamping	Cuyahoga, OH	GENERAL MOTORS CORPORATION

110.	Former Delco Chassis Plant 13000 Eckles Road	Wayne, MI	GENERAL MOTORS CORPORATION

111.	Former Delco Chassis Plant 12950 Eckles Road	Wayne, MI	REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC

EXECUTION VERSION

Schedule 1.1D

Pledgors

	Pledgor Name	Form of Organization	Jurisdiction of Organization
1.	Motors Liquidation Company	Corporation	Delaware
2.	Saturn, LLC	Corporation	Delaware
3.	Saturn Distribution Corporation	Corporation	Delaware

Schedule 1.1G

Excluded Subsidiaries

Name of Entity	Jurisdiction of Organization
Alternative Energy Services LLC	Delaware
Beil Acquisition Corporation	Delaware
El-Mo Holding I Corporation	Delaware
El-Mo Holding II Corporation	Delaware
El-Mo Leasing II Corporation	Delaware
El-Mo Leasing III Corporation	Delaware
El-Mo-Mex, Inc.	Delaware
General Motors Capital Trust “D”	Delaware
General Motors Capital Trust “G”	Delaware
General Motors Commercial Corporation	Delaware
General Motors Export Corporation	Delaware
General Motors Indonesia, Inc.	Delaware
General Motors International Operations, Inc.	Delaware
General Motors Nova Scotia Finance Company	Canada
General Motors Receivables Corporation	Delaware
General Motors Trade Receivables LLC	Delaware
GM Auto Receivables Co.	Delaware
GM DriverSite Incorporated	Delaware
GM Facilities Trust No. 1999-1	Delaware
GM National Car International, Ltd.	Delaware
GMETR Finance Company Receivables LLC	Delaware
GMETR Service Parts Receivables LLC	Delaware
GMLG Ltd.	Delaware
LBK, LLC	Delaware
Manual Transmissions of Muncie, LLC	Delaware
MLS USA, Inc.	Delaware
Motor Enterprises, Inc.	Delaware
Motors Trading Corporation	Michigan
New-Cen Commercial Corporation	Michigan
SAAB Cars Holdings Overseas Corp.	Delaware

Schedule 3.10

Chief Executive Office and Chief Operating Office

Name	Main Office Address
Borrower

Motors Liquidation Company	300 Renaissance Center Detroit, MI 48265-3000

Guarantors

Chevrolet-Saturn of Harlem, Inc.	2485 Second Avenue New York, NY 10035

Environmental Corporate Remediation Company, Inc.	c/o Worldwide Real Estate 200 Renaissance Center Detroit, MI 48265

Remediation and Liability Management Company, Inc.	300 Renaissance Center Detroit, MI 48265-3000

Saturn, LLC	300 Renaissance Center Detroit, MI 48265-3000

Saturn Distribution Corporation	300 Renaissance Center Detroit, MI 48265-3000

Schedule 3.11

Location of Books and Records

Site/Property/Campus Designation	State /Province	City
Pontiac Centerpoint Campus - Central	Michigan	Pontiac
Pontiac Centerpoint Campus - West	Michigan	Pontiac
Pontiac North Campus (incl Lab)	Michigan	Pontiac
Saginaw Technical & Casting Center	Michigan	Saginaw
Romulus Transmission Center	Michigan	Romulus
Moraine Assembly Center	Ohio	Moraine
Massena Castings	New York	Massena
Pittsburgh Metal Stamping	Pennsylvania	West Miffin
Grand Rapids Metal Stamping	Michigan	Wyoming
Pontiac EDC	Michigan	Pontiac
Saginaw Administration Site	Michigan	Saginaw
Spring Hill Manufacturing Campus	Tennessee	Spring Hill
Willow Run PDC	Michigan	Belleville
Pontiac North Plt 17	Michigan	Pontiac
Pontiac North PC	Michigan	Pontiac
Flint PC	Michigan	Swartz Creek
Ypsilanti Vehicle Center	Michigan	Ypsilanti
SPO PDC IV (b)	Tennessee	Memphis

Schedule 3.15

Subsidiaries

See attached.

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Execution Version

Schedule 3.15

Subsidiaries

Excluded Subsidiary	Jurisdiction of Organization	Direct Owner	Percentage Owned	Number of Shares or Units Outstanding and Class of Shares	Authorized Shares
Alan Reuber Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	3,652 Common Shares 18,352 Preferred Shares	3,652 Common Shares 20,693 Preferred Shares
Albany Auto Group, LLC	Delaware	Motors Liquidation Company	100%	N/A (Uncertificated)	N/A (Uncertificated)
Alhambra Pontiac GMC Buick, Inc.	Delaware	Motors Liquidation Company	100%	6,491 Preferred Shares 2,415 Common Shares	7,585 Preferred Shares 2,415 Common Shares
Alternative Energy Services LLC	Delaware	Motors Liquidation Company	100%	N/A (Uncertificated)	N/A (Uncertificated)
Amherst Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	12,295 Preferred Shares 3,000 Common Shares	12,295 Preferred Shares 3,000 Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Anixter International, Inc.	Delaware	Motors Liquidation Company	<0.0001% (14 Common Shares)
Auburn Chevrolet Oldsmobile Cadillac, Inc.	Delaware	Motors Liquidation Company	100%	22,150 Preferred Shares 4,100 Common Shares	21,150 Preferred Shares 4,100 common Shares
Autocity Buick Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	11,050 Preferred Shares 1,950 Common Shares	11,050 Preferred Shares 1,950 Common Shares
Beacon Chevrolet Oldsmobile, Inc.	Delaware	Motors Liquidation Company	100%	6,204 Preferred Shares 1,750 Common Shares	7,250 preferred Shares 1,750 Common Shares
Beil Acquisition Corporation	Delaware	Motors Liquidation Company	100%	100 Common Shares	100 Common Shares
Bennett Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	17,914 Preferred Shares 3,786 Common Shares	21,454 Preferred Shares 3,786 Common Shares
Bensonhurst Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	11,773 Preferred Shares 2,077 Common Shares	11,773 Preferred Shares 2,077 Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Buick-GMC of Milford, Inc.	Delaware	Motors Liquidation Company	100%	19,300 Preferred Shares 3,400 Common Shares	19,300 Preferred Shares 3,400 Common Shares
Cadillac of Lynbrook, Inc.	Delaware	Motors Liquidation Company	100%	4,000 Common Shares 19,040 Preferred Shares	4,000 Common Shares 19,040 Preferred Shares
Carnahan Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	39,331 Preferred Shares 6,941 Common Shares	39,331 Preferred Shares 6,941 Common Shares
Champion Buick Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	4,114 Preferred Shares 3,569 Common Shares	4,476 Preferred Shares 3,569 Common Shares
Chevrolet of Clarks Summit, Inc.	Delaware	Motors Liquidation Company	100%	7,225 Preferred Shares 1,275 Common Shares	7,225 Preferred Shares 1,275 Common Shares
Chevrolet-Saturn of Harlem, Inc.	Delaware	Motors Liquidation Company	100%	10,971 Preferred Shares 5,000 Common Shares	10,971 Preferred Shares 5,000 Common Shares
Chevrolet-Oldsmobile-Cadillac of Chicopee, Inc.	Delaware	Motors Liquidation Company	100%	11,065 Preferred Shares 1,985 Common Shares	11,065 Preferred Shares 1,985 Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Cobb Parkway Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	27,931 Preferred Shares 7,500 Common Shares	29,347 Preferred Shares 7,500 Common Shares
Colchester Chevrolet, Inc.	Delaware	Motors Liquidation Company	65%	5,593 Preferred Shares 3,000 Common Shares	8,060 Preferred Shares 3,000 Common Shares
Commerce Buick Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	11,832 Preferred Shares 3,000 Common Shares	11,832 Preferred Shares 3,000 Common Shares
Commonwealth on the Lynnway, Inc.	Delaware	Motors Liquidation Company	100%	19,962 Preferred Shares 7,000 Common Shares	7,000 common shares and 20,500 preferred shares
Dadeland Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	24,650 Preferred Shares 4,350 Common Shares	4,350 common shares and 24,650 preferred shares
DDH Investments of South Texas, Inc.	Delaware	Motors Liquidation Company	86%	72,246 Preferred Shares 12,116 Common Shares	109,044 Preferred Shares 12,116 Common Shares
Decatur Buick Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	21,000 Preferred Shares 5,000 Common Shares	21,000 Preferred Shares 5,000 Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Douglaston Chevrolet-Geo, Inc.	Delaware	Motors Liquidation Company	100%	4,222 Preferred Shares 2,592 Common Shares	7,408 Preferred Shares 2,592 Common Shares
DP Compressors L.L.C.	Delaware	Motors Liquidation Company	100%	N/A (Uncertificated)	N/A (Uncertificated)
Elk Grove Buick Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	5,649 Preferred Shares 2,250 Common Shares	2,250 Common Shares 5,850 preferred shares
Elk Grove Saturn Auto, Inc.	Delaware	Motors Liquidation Company	100%	6,523 Preferred Shares 3,100 Common Shares	3,100 Common Shares 6,523 Preferred Shares
El-Mo Holding I Corporation	Delaware	Motors Liquidation Company	100%	137,920 Common Shares	140,000 Common Shares
El-Mo Holding II Corporation	Delaware	Motors Liquidation Company	100%	1,000 Common Shares	1,000 Common Shares
El-Mo Leasing II Corporation	Delaware	Motors Liquidation Company	100%	1,000 Common Shares	1,000 Common Shares
El-Mo Leasing III Corporation	Delaware	Motors Liquidation Company	100%	1,000 Common Shares	1,000 Common Shares
El-Mo-Mex, Inc.	Delaware	Motors Liquidation Company	100%	85 Common Shares	100 Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Environmental Corporate Remediation Company, Inc.	Delaware	Motors Liquidation Company	100%	127,400 Common Shares	128,800 Common Shares
Ernie Patti Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	69%	7,902 Preferred Shares 3,500 Common Shares	15,000 Preferred Shares 3,500 Common Shares
Exeter Chevrolet Buick Pontiac, Inc.	Delaware	Motors Liquidation Company	100%	17,830 Preferred Shares 3,750 Common Shares	17,850 Preferred Shares 3,750 Common Shares
Fairway Automotive Group, Inc.	Delaware	Motors Liquidation Company	100%	30,824 Preferred Shares 7,000 Common Shares	33,800 Preferred Shares 7,000 Common Shares
Falls Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	42,500 Preferred Shares 7,500 Common Shares	42,500 Preferred Shares 7,500 Common Shares
Family Buick Pontiac GMC, Inc.	Delaware	Motors Liquidation Company	100%	15,411 Preferred Shares 2,733 Common Shares	15,487 Preferred Shares 2,733 Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Fernandez GMC Pontiac Buick, Inc.	Delaware	Motors Liquidation Company	100%	22,582 Preferred Shares 3,985 Common Shares	22,582 Preferred Shares 3,985 Common Shares
Florence Buick GMC, Inc.	Delaware	Motors Liquidation Company	100%	20,243 Preferred Shares 5,895 Common Shares	20,243 Preferred Shares 5,895 Common Shares
Freeborough Automotive, Inc.	Delaware	Motors Liquidation Company	70%	16,932 Preferred Shares 7,250 Common Shares	20,629 Preferred Shares 7,250 Common Shares
Freehold Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	5,265 Preferred Shares 1,350 Common Shares	7,650 Preferred Shares 1,350 Common Shares
Frontier Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	9,792 Preferred Shares 3,335 Common Shares	3,335 Common Shares 11,165 Preferred Shares
GEM Motors, Inc.	Delaware	Motors Liquidation Company	100%	3,053 Preferred Shares 1,050 Common Shares	1,050 Common Shares 5,950 Preferred Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

General Motors Capital Trust “D”	Delaware	Motors Liquidation Company	100%
General Motors Capital Trust “G”	Delaware	Motors Liquidation Company	100%
General Motors Commercial Corporation	Delaware	Motors Liquidation Company	100%	10,000 Common Shares	10,000 Common Shares
General Motors Export Corporation	Delaware	Motors Liquidation Company	100%	100 Common Shares	100 Common Shares
General Motors Indonesia, Inc.	Delaware	Motors Liquidation Company	100%	1,000 Common Shares	100,000 Common Shares
General Motors International Operations, Inc.	Delaware	Motors Liquidation Company	100%	1,000 Common Shares	1,000 Common Shares
General Motors Nova Scotia Finance Company	Canada	Motors Liquidation Company	100%	18,599,748 Shares	100,000,000,000 Shares
General Motors Receivables Corporation	Delaware	Motors Liquidation Company	100%	100 Common Shares	1,000 Common Shares
General Motors Trade Receivables LLC	Delaware	Motors Liquidation Company	100%	N/A (uncertificated)	N/A (uncertificated)
Gilroy Chevrolet Cadillac, Inc.	Delaware	Motors Liquidation Company	100%	29,901 Preferred Shares 20,000 Common Shares	20,000 Common Shares 29,901 Preferred Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

GM Auto Receivables Co.	Delaware	Motors Liquidation Company	100%	1000 Common Shares	1,000 Common Shares
GM DriverSite Incorporated	Delaware	Motors Liquidation Company	100%	10 Common Shares	10,000 Common Shares
GM National Car International, Ltd.	Delaware	Motors Liquidation Company	100%	10 Common Shares	1,000 Common Shares
GMETR Finance Company Receivables LLC	Delaware	Motors Liquidation Company	100%	N/A (uncertificated)	N/A (uncertificated)
GMETR Service Parts Receivables LLC	Delaware	Motors Liquidation Company	100%	N/A (uncertificated)	N/A (uncertificated)
GMLG Ltd.	Delaware	Motors Liquidation Company	100%	N/A (uncertificated)	N/A (uncertificated)
Hawaii Automotive Retailing Group, Inc.	Delaware	Motors Liquidation Company	72%	20,645 Preferred Shares 8,000 Common Shares	28,000 Preferred Shares 8,000 Common Shares
Hope Automotive, Inc.	Delaware	Motors Liquidation Company	100%	5,713 Preferred Shares 1,550 Common Shares	9,272 Preferred Shares 1,625 Common Shares
InQBate Corporation	Delaware	Motors Liquidation Company	>1% (11 Common Shares)

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Integrity Saturn of Chattanooga, Inc.	Delaware	Motors Liquidation Company	80%	13,909 Preferred Shares 3,500 Common Shares	30,800 Preferred Shares 3,500 Common Shares
Jennings Motors, Inc.	Delaware	Motors Liquidation Company	100%	99 Preferred Shares 1 Common Shares	99 Preferred Shares 1 Common Shares
John H. Powell Jr. Chevrolet Oldsmobile, Inc.	Delaware	Motors Liquidation Company	100%	15,316 Preferred Shares 4,275 Common Shares	24,225 Preferred Shares 4,275 Common Shares
Joseph Motors, Inc.	Delaware	Motors Liquidation Company	100%	8,500 Preferred Shares 2,500 Common Shares	8,500 Preferred Shares 2,500 Common Shares
Kaufman Automotive Group, Inc.	Delaware	Motors Liquidation Company	100%	18,275 Preferred Shares 3,225 Common Shares	18,275 Preferred Shares 3,230 Common Shares
Kings Mountain Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	9,625 Preferred Shares 2,250 Common Shares	10,525 Preferred Shares 2,250 Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

LBK, LLC	Delaware	Motors Liquidation Company	100%	N/A (uncertificated)	N/A (uncertificated)
Leo Stec Saturn, Inc.	Delaware	Motors Liquidation Company	100%	37,008 Preferred Shares 10,000 Common Shares	37,219 Preferred Shares 10,000 Common Shares
Lexington Motors, Inc.	Delaware	Motors Liquidation Company	72%	8,442 Preferred Shares 3,250 Common Shares	8,442 Preferred Shares 3,250 Common Shares
Lou Sobh Cerritos Saturn, Inc.	Delaware	Motors Liquidation Company	82%	30,021 Preferred Shares 6,500 Common Shares	56,956 Preferred Shares 6,500 Common Shares
Lou Sobh Saturn of Elmhurst, Inc.	Delaware	Lou Sobh Saturn, Inc.	100%
Lou Sobh Saturn, Inc.	Delaware	Motors Liquidation Company	85%	61,028 Preferred Shares 10,557 Common Shares	71,724 Preferred Shares 10,557 Common Shares
Lowell Pontiac Buick GMC, Inc.	Delaware	Motors Liquidation Company	100%	5,684 Preferred Shares 2,000 Common Shares	6,359 Preferred Shares 2,000 Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Manual Transmissions of Muncie, LLC	Delaware	Motors Liquidation Company	100%	N/A (uncertificated)	N/A (uncertificated)
Martino Pontiac-GMC, Inc.	Delaware	Motors Liquidation Company	100%	25,768 Preferred Shares 2,260 Common Shares	25,821 Preferred Shares 5,140 Common Shares
MDIP-NorCal, Inc.	Delaware	Motors Liquidation Company	100%	100 Common Shares	1,000 Common Shares
Merry Oldsmobile, Inc.	Delaware	Motors Liquidation Company	100%	15,562 Preferred Shares 4,723 Class A Common Shares 2,345 Class B Common Shares	22,000 Preferred Shares 8,000 class A Common Shares 10,000 class B Common Shares
Metro Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	28,060 Preferred Shares 4,952 Common Shares	28,060 Preferred Shares 4,952 Common Shares
Metropolitan Auto Center, Inc.	Delaware	Motors Liquidation Company	100%	11,836 Preferred Shares 4,250 Common Shares	12,750 Preferred Shares 4,250 Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Miami Lakes Pontiac, Inc.	Delaware	Motors Liquidation Company	100%	7,986 Preferred Shares 7,585 Common Shares	9,672 Preferred Shares 7,585 Common Shares
Millington Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	8,144 Preferred Shares 3,000 Common Shares	8,144 Preferred Shares 3,000 Common Shares
Miracle Mile Chevrolet Buick, Inc.	Delaware	Motors Liquidation Company	100%	10,314 Preferred Shares 4,420 Common Shares	10,314 Preferred Shares 4,420 Common Shares
Motor Enterprises, Inc.	Delaware	Motors Liquidation Company	100%	10,000 Common Shares	80,000 Common Shares 20,000 Preferred Shares
Motors Trading Corporation	Michigan	Motors Liquidation Company	100%	36,000 Common Shares	50,000 Common Shares
Multiple Dealerships Holdings of Albany, Inc.	Delaware	Motors Liquidation Company	100%	10 Common Shares	100 Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

New Castle Automotive, Inc.	Delaware	Motors Liquidation Company	100%	13,341 Preferred Shares 2,420 Common Shares	13,683 Preferred Shares 2,420 Common Shares
New Rochelle Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	11,715 Preferred Shares 2,100 Common Shares	12,320 Preferred Shares 2,180 Common Shares
New United Motor Manufacturing Inc.	California	Motors Liquidation Company	50%		10,000 Series A Common Shares 10,000 Series B Common Shares
New-Cen Commercial Corporation	Michigan	Motors Liquidation Company	100%	71,570 Common Shares	85,300 Common Shares
North Bay Auto Group, LLC	Delaware	Motors Liquidation Company	100%	N/A (uncertificated)	N/A (uncertificated)
North Orange County Saturn, Inc.	Delaware	Motors Liquidation Company	100%	20,927 Preferred Shares 3,693 Common Shares	20,927 Preferred Shares 3,693 Common Shares
Northpoint Pontiac-Buick-GMC Truck, Inc.	Delaware	Motors Liquidation Company	100%	23,570 Preferred Shares 4,160 Class A Common Shares	23,570 Preferred Shares 4,160 Class A Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Oakland Automotive Center, Inc.	Delaware	Motors Liquidation Company	100%	20,404 Preferred Shares 5,250 Common Shares	21,230 Preferred Shares 5,250 Common Shares
Pacific Dealership Group, Inc.	Delaware	Motors Liquidation Company	100%	15,500 Preferred Shares 2,750 Common Shares	15,500 Preferred Shares 2,750 Common Shares
Park Plaines Chevrolet-Geo, Inc.	Delaware	Motors Liquidation Company	100%	2,394 Common Shares	2,394 Common Shares 9,106 Preferred Shares
Peninsula Pontiac GMC Buick, Inc.	Delaware	Motors Liquidation Company	100%	6,615 Preferred Shares 2,325 Common Shares	13,175 Preferred Shares 2,325 Common Shares
Pontiac Buick GMC of Abilene, Inc.	Delaware	Motors Liquidation Company	100%	14,414 Preferred Shares 3,900 Common Shares	22,100 Preferred Shares 3,900 Common Shares
Pontiac GMC of Latham, Inc.	Delaware	Motors Liquidation Company	100%	18,201 Preferred Shares 5,500 Common Shares	18,800 Preferred Shares 5,500 Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Port Arthur Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	17,833 Preferred Shares 3,228 Common Shares	18,289 Preferred Shares 3,228 Common Shares
Premier Investment Group, Inc.	Delaware	Motors Liquidation Company	100%	1,000 Common Shares	1,000 Common Shares
Prestige Saturn of Jacksonville, Inc.	Delaware	Motors Liquidation Company	65%	26,070 Preferred Shares 14,000 Common Shares	56,800 Preferred Shares 14,000 Common Shares
Puente Hills Pontiac GMC Buick, Inc.	Delaware	Motors Liquidation Company	100%	22,598 Preferred Shares 4,500 Common Shares	25,500 Preferred Shares 4,500 Common Shares
Rancho Mirada Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	14,573 Preferred Shares 3,216 Common Shares	18,224 Preferred Shares 3,216 Common Shares
Remediation and Liability Management Company, Inc.	Michigan	Motors Liquidation Company	100%	100 Common Shares	1,000 Common Shares 1,000,000 Preferred Shares
Riverfront Development Corporation	Delaware	Motors Liquidation Company	100%	120,000 Common Shares	120,000 Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

SAAB Cars Holdings Overseas Corp.	Delaware	Motors Liquidation Company	100%	100 Common Shares	5,000 Common Shares
San Francisco Multiple Dealer Holdings, Inc.	Delaware	Motors Liquidation Company	100%	1000 Common Shares	1,000 Shares
Saturn, LLC	Delaware	Motors Liquidation Company	100%	N/A (uncertificated)	N/A (uncertificated)
Saturn Distribution Corporation	Delaware	Saturn, LLC	100%	N/A (uncertificated)	N/A (uncertificated)
Saturn of Central Florida, Inc.	Delaware	Motors Liquidation Company	88%	80,528 Preferred Shares 11,555 Common Shares	103,993 Preferred Shares 11,555 Common Shares
Saturn of Charlotte Market Area, Inc.	Delaware	Motors Liquidation Company	57%	21,334 Preferred Shares 16,250 Common Shares	68,540 Preferred Shares 16,250 Common Shares
Saturn of New York City, Inc.	Delaware	Motors Liquidation Company	100%	25,075 Preferred Shares 4,425 Common Shares	4,425 Common Shares 25,075 Preferred Shares
Saturn of Ontario, Inc.	Delaware	Motors Liquidation Company	100%	6,570 Preferred Shares 2,000 Common Shares	2,000 Common Shares 8,000 Preferred Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Saturn of Raleigh Market Area, Inc.	Delaware	Motors Liquidation Company	69%	31,535 Preferred 14,100 Common Shares	76,823 Preferred Shares 14,100 Common Shares
Saturn of Wilkes Barre, Inc.	Delaware	Motors Liquidation Company	79%	8,595 Preferred Shares 2,430 Common Shares	13,233 Preferred Shares 2,430 Common Shares
Saturn Retail of South Carolina, LLC	Delaware	Motors Liquidation Company	100%	100 Membership Interests	100 Membership Interests
Sherwood Pontiac Buick GMC, Inc.	Delaware	Motors Liquidation Company	100%	18,187 Preferred Shares 3,450 Common Shares	19,550 Preferred Shares 3,450 Common Shares
Simpsonville Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	15,433 Preferred Shares 4,650 Common Shares	26,350 Preferred Shares 4,650 Common Shares
Tampa Bay Buick, Inc.	Delaware	Motors Liquidation Company	100%	38,376 Preferred Shares 7,500 Common Shares	42,500 Preferred Shares 7,500 Common Shares
Tiens Biotech Group (USA), Inc.	Delaware	Motors Liquidation Company	<0.1%

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Torrance Buick GMC, Inc.	Delaware	Motors Liquidation Company	100%	34,000 Preferred Shares 6,000 Common Shares	34,000 Preferred Shares 6,000 Common Shares
Tracy Pontiac GMC Cadillac, Inc.	Delaware	Motors Liquidation Company	100%	8,144 Preferred Shares 4,686 Common Shares	8,250 Preferred Shares 6,000 Common Shares
Trenton Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	2,268 Preferred Shares 2,000 Common Shares	9,768 Preferred Shares 2,000 Common Shares
TX Holdco, LLC	Delaware	Motors Liquidation Company	99%	N/A (Uncertificated)	N/A (uncertificated)
Valley Stream Automotive, Inc.	Delaware	Motors Liquidation Company	100%	14,269 Preferred Shares 3,400 Common Shares	18,100 Preferred Shares 3,400 Common Shares
Valley Stream Motors, Inc.	Delaware	Motors Liquidation Company	100%	13,000 Preferred Shares 6,000 Common Shares	13,000 Preferred Shares 6,000 Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Vanguard Car Rental USA Inc.	Delaware	Motors Liquidation Company	0.83%	N/A	200 Common Shares 1,000 Preferred Shares
Vector SCM, LLC	Delaware	Motors Liquidation Company	100%	N/A (Uncertificated)	N/A (uncertificated)
W. Babylon Chevrolet-Geo, Inc.	Delaware	Motors Liquidation Company	100%	7,012 Preferred Shares 2,400 Common Shares	12,600 Preferred Shares 2,400 Common Shares
Walsh Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	36,890 Preferred Shares 14,000 Common Shares	36,890 Preferred Shares 14,000 Common Shares
Washington Chevrolet, Inc.	Delaware	Motors Liquidation Company	100%	17,756 Preferred Shares 3,500 Common Shares	28,408 Preferred Shares 3,500 Common Shares
Westminster Pontiac GMC Buick, Inc.	Delaware	Motors Liquidation Company	100%	21,403 Preferred Shares 3,992 Common Shares	22,618 Preferred Shares 3,992 Common Shares
Vector SCM Asia Pacific Pte. Ltd.	Singapore	Vector SCM, LLC	100%	N/A (Uncertificated)	N/A (Uncertificated)

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

Vector SCM Shanghai Ltd.	China	Vector SCM, LLC	100%	N/A (Uncertificated)	N/A (Uncertificated)
Vector SCM do Brasil Ltda.	Brazil	Vector SCM, LLC	100%	N/A (Uncertificated)	N/A (Uncertificated)
Vector SCM Mexico S. Del C.B.	Mexico	Vector SCM, LLC	100%	N/A (Uncertificated)	N/A (Uncertificated)
MLS USA, Inc.	Delaware	GMLG Ltd.	100%	N/A	2,500 Class A Common Shares 2,500 Class B Common Shares
GMRH Kansas City, Inc.	Delaware	Multiple Dealerships Holdings of Albany, Inc.	100%	N/A	100 Common Shares
GMRH Philadelphia, Inc.	Delaware	Multiple Dealerships Holdings of Albany, Inc.	100%	N/A	100 Common Shares
GMRH Pittsburgh, Inc.	Delaware	Multiple Dealerships Holdings of Albany, Inc.	100%	N/A	100 Common Shares
GMRH Seattle, Inc.	Delaware	Multiple Dealerships Holdings of Albany, Inc.	100%	N/A	100 Common Shares

Confidential Treatment Requested by General Motors Corporation Pursuant to the Freedom of Information Act, the

Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

GMRH St. Louis, Inc.	Delaware	Multiple Dealerships Holdings of Albany, Inc.	100%	N/A	100 Common Shares
GMRHLA, Inc.	Delaware	Multiple Dealerships Holdings of Albany, Inc.	100%	N/A	100 Common Shares
GM Facilities Trust No. 1999-1	Delaware	Motors Liquidation Company	100%	N/A	N/A
General Motors Strasbourg, S.A.	France	General Motors International Holdings, Inc.	100%
General Motors Foreign Sales Corporation	Barbados	General Motors Company	100%	1,000 Shares	N/A

Schedule 3.16

Ownership of North American Group Members

Loan Party	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
Chevrolet-Saturn of Harlem, Inc.	Corporation	Delaware	Motors Liquidation Company	100%

Environmental Corporate Remediation Company, Inc.	Corporation	Delaware	Motors Liquidation Company	100%

Remediation and Liability Management Company, Inc.	Corporation	Michigan	Motors Liquidation Company	100%

Saturn, LLC	Corporation	Delaware	Motors Liquidation Company	100%

Saturn Distribution Corporation	Corporation	Delaware	Saturn Corporation	100%

Schedule 3.21

Jurisdictions and Recording Offices

A. UCC Filing Jurisdictions and Offices

Entity	Form of Organization	Jurisdiction of Organization	Filing Jurisdiction and Filing Office
Chevrolet Saturn of Harlem, Inc.	Corporation	Delaware	Delaware – Secretary of State

Motors Liquidation Company	Corporation	Delaware	Delaware – Secretary of State

Saturn, LLC	Corporation	Delaware	Delaware – Secretary of State

Saturn Distribution Corporation	Corporation	Delaware	Delaware – Secretary of State

Environmental Corporate Remediation Company, Inc.	Corporation	Delaware	Delaware – Secretary of State

Remediation and Liability Management Company, Inc.	Corporation	Michigan	Michigan – Secretary of State

B. Intellectual Property Filing Offices

U.S. Patent and Trademark Collateral	United States Patent and Trademark Office

U.S. Copyright Collateral	United States Copyright Office

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	GM Assembly Saturn Wilmington	New Castle	DE	County Recorder of New Castle, DE

GENERAL MOTORS CORPORATION	Kokomo Land	Howard	IN	County Recorder of Howard, IN

GENERAL MOTORS CORPORATION	639 Riley Boulevard	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	332 Breezy Hill Lane	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	609 Rawlins Mill (Mount Pleasant) Road	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	1609 Rawlins Mill Road	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	145 Broomsage Road	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	112 Bailey Scales Road	Lawrence	IN	County Recorder of Lawrence, IN

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	641 Riley Boulevard	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	1081 Breckenridge Road	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	N/A (Vacant Lot, Inman Court)	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	1119 Breckenridge Road	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	N/A (Vacant lot north of GM Bedford Plant)	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	402 Bailey Scales Road	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	“M” Street Church	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	“M” Street Parsonage	Lawrence	IN	County Recorder of Lawrence, IN

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	N/A (Five Acres – Danny Wall’s)	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	224 Madison Street	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	624 Riley Boulevard A, B	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	626 Riley Boulevard A, B	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	628 Riley Boulevard A, B	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	630 Riley Boulevard A, B	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	632 Riley Boulevard A, B	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	634 Riley Boulevard A, B	Lawrence	IN	County Recorder of Lawrence, IN

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	636 Riley Boulevard A, B	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	637 Riley Boulevard A, B	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	638 Riley Boulevard A, B	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	640 Riley Boulevard A, B	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	641 Riley Boulevard A, B	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	643 Riley Boulevard A, B	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	645 Riley Boulevard A, B	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	330 Robins Way	Lawrence	IN	County Recorder of Lawrence, IN

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	126 Bailey Scales Road	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	115 Bailey Scales Road	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	1589 Peerless Road	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	1585 Peerless Road	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	659 Riley Boulevard	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	105 Valley Lane	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	572 Broomsage Road	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	222 Madison Street	Lawrence	IN	County Recorder of Lawrence, IN

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	228 Madison Street	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	640 Jackson Street	Lawrence	IN	County Recorder of Lawrence, IN

GENERAL MOTORS CORPORATION	Anderson Land	Madison	IN	County Recorder of Madison, IN

GENERAL MOTORS CORPORATION	GM MFD Indianapolis	Marion	IN	County Recorder of Marion, IN

GENERAL MOTORS CORPORATION	GM Assembly Shreveport	Caddo Parish	LA	County Recorder of Caddo Parish, LA

GENERAL MOTORS CORPORATION	GM MFD Shreveport	Caddo Parish	LA	County Recorder of Caddo Parish, LA

REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC	GM Powertrain Bay City – REALM Parcel	Bay	MI	County Recorder of Bay, MI

GENERAL MOTORS CORPORATION	Buick City Vacant Land	Genesee	MI	County Recorder of Genesee, MI

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GRANDE POINT HOLDINGS, INC.	Grand Blanc Vacant Land (Dort Highway Land)	Genesee	MI	County Recorder of Genesee, MI

GENERAL MOTORS CORPORATION	Bluff Street	Genesee	MI	County Recorder of Genesee, MI

GENERAL MOTORS CORPORATION	Atherton Road Land	Genesee	MI	County Recorder of Genesee, MI

REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC.	Linden Road Landfill	Genesee	MI	County Recorder of Genesee, MI

GENERAL MOTORS CORPORATION	Windiate Park	Genesee	MI	County Recorder of Genesee, MI

GENERAL MOTORS CORPORATION	Davison Road Land	Genesee	MI	County Recorder of Genesee, MI

GENERAL MOTORS CORPORATION	Hemphill Lot	Genesee	MI	County Recorder of Genesee, MI

GENERAL MOTORS CORPORATION	GM MFD Grand Blanc	Genesee	MI	County Recorder of Genesee, MI

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC.	Land along Stanley Road	Genesee	MI	County Recorder of Genesee, MI

GENERAL MOTORS CORPORATION	GM Powertrain Flint North	Genesee	MI	County Recorder of Genesee, MI

GENERAL MOTORS CORPORATION	Lansing Vacant Land (Former Plants 2, 3 and 6)	Ingham	MI	County Recorder of Ingham, MI

GENERAL MOTORS CORPORATION	Former Plant 5	Ingham	MI	County Recorder of Ingham, MI

GENERAL MOTORS CORPORATION	GM MFD Grand Rapids	Kent	MI	County Recorder of Kent, MI

GENERAL MOTORS CORPORATION	Fiero Site (includes Fiero Powerhouse and parking lot)	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	Pontiac North Campus (includes Pontiac North PC Vacant Land and Pontiac North Plant 17 Vacant Land)	Oakland	MI	County Recorder of Oakland, MI

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	SPO - Pontiac	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	Validation Center Land	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	Pontiac Centerpoint Campus-West	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	Pontiac Centerpoint Campus-Central	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	Pontiac EDC Vacant Land	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	Centerpoint Land (no Etkin ground lease)	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	Centerpoint Land (Etkin ground lease)	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	652 Meadow Drive	Oakland	MI	County Recorder of Oakland, MI

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	642 Meadow Drive	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	631 Meadow Drive	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	ACG – Penske Site	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	GM Assembly Pontiac East	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	GM MFD Pontiac	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	607 Meadow Drive	Oakland.	MI	County Recorder of Oakland., MI

GENERAL MOTORS CORPORATION	Stamping Pontiac Plant #14	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	Saginaw Vacant Land (Saginaw Nodular Iron)	Saginaw	MI	County Recorder of Saginaw, MI

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	GM Powertrain Saginaw (Malleable Iron) (former MFD site)	Saginaw	MI	County Recorder of Saginaw, MI

GENERAL MOTORS CORPORATION	GM Powertrain Saginaw (Metal Casting)	Saginaw	MI	County Recorder of Saginaw, MI

GENERAL MOTORS CORPORATION	Saginaw Water Treatment Facility	Saginaw	MI	County Recorder of Saginaw, MI

GENERAL MOTORS CORPORATION	Vacant Land (700 Garey Street)	Saginaw	MI	County Recorder of Saginaw, MI

GENERAL MOTORS CORPORATION	GM Powertrain Willow Run	Washtenaw	MI	County Recorder of Washtenaw, MI

GENERAL MOTORS CORPORATION	Romulus Engineering Center	Wayne	MI	County Recorder of Wayne, MI

GENERAL MOTORS CORPORATION	Clark Street Redevelopment	Wayne	MI	County Recorder of Wayne, MI

REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC.,	6560 Cass	Wayne	MI	County Recorder of Wayne, MI

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	Lot 8 Parking Lot	Wayne	MI	County Recorder of Wayne, MI

GENERAL MOTORS CORPORATION	GM Powertrain Livonia	Wayne	MI	County Recorder of Wayne, MI

GENERAL MOTORS CORPORATION	Vacant Land (76 acres)	Wayne	MI	County Recorder of Wayne, MI

GENERAL MOTORS CORPORATION	GM Powertrain Romulus Engine	Wayne	MI	County Recorder of Wayne, MI

GENERAL MOTORS CORPORATION	Delphi Site Vacant Land	Mercer	NJ	County Recorder of Mercer, NJ

ENCORE	GM Powertrain Tonawanda	Erie	NY	County Recorder of Erie, NY

GENERAL MOTORS CORPORATION	One General Motors Circle Building	Onondaga	NY	County Recorder of Onondaga, NY

REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC	Adjacent site to Salinas Industrial Park	Onondaga	NY	County Recorder of Onondaga, NY

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	GM Powertrain Massena	St. Lawrence	NY	County Recorder of St. Lawrence, NY

GENERAL MOTORS CORPORATION	GMPT - Parma Complex	Cuyahoga	OH	County Recorder of Cuyahoga, OH

GENERAL MOTORS CORPORATION	GMPT - Parma Stamping	Cuyahoga	OH	County Recorder of Cuyahoga, OH

REMEDIATION AND LIABILITY MANAGEMENT COMPANY, INC	GM Powertrain Toledo – REALM parcel	Lucas	OH	County Recorder of Lucas, OH

GENERAL MOTORS CORPORATION	GM Assembly Moraine	Montgomery	OH	County Recorder of Montgomery, OH

GENERAL MOTORS CORPORATION	GMPT - Moraine (DMAX)	Montgomery	OH	County Recorder of Montgomery, OH

GENERAL MOTORS CORPORATION	RFO – Lordstown	Montgomery Co.	OH	County Recorder of Montgomery Co., OH

GENERAL MOTORS CORPORATION	GM MFD Lordstown	Trumbull	OH	County Recorder of Trumbull, OH

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	GM Assembly Lordstown	Trumbull	OH	County Recorder of Trumbull., OH

GENERAL MOTORS CORPORATION	GM Powertrain Toledo	Lucas	OH	County Recorder of Lucas, OH

GENERAL MOTORS CORPORATION	GM MFD Mansfield	Richland	OH	County Recorder of Richland, OH

GENERAL MOTORS CORPORATION	Stamping Pittsburgh	Allegheny	PA	County Recorder of Allegheny, PA

GENERAL MOTORS CORPORATION	GM Powertrain Fredericksburg	Spotsylvania	VA	County Recorder of Spotsylvania, VA

GENERAL MOTORS CORPORATION	Janesville Training Center	Rock	WI	County Recorder of Rock, WI

Schedule 3.25

Intellectual Property

Attached.

Schedule 3.28

Excluded Collateral

EXCLUDED COLLATERAL

Set forth on Schedule 3.28 is a complete and accurate list of the types of Property of the Loan Parties that shall be excluded from the Collateral (collectively, “Excluded Collateral”):

(i)	more than (a) 65% of the voting equity in any Foreign 956 Subsidiary and (b) more than 65% or such greater percentage of the voting equity in any Domestic 956 Subsidiary or Other Foreign 956 Subsidiary whose pledge would result in an indirect pledge of more than 65% of any Foreign 956 Subsidiary’s total outstanding voting equity, in each case, except for any additional equity that was pledged under the Existing UST Term Loan Agreement.

(ii)	any Capital Stock owned by the Borrower or any Guarantor in any of the Subsidiaries identified on Annex 1 hereto (other than Capital Stock in Saturn, LLC);

(iii)	assets that give rise to tax-exempt interest income within the meaning of Section 265(a)(2) of the Internal Revenue Code of 1986, as amended from time to time;

(iv)	any property, including cash and cash equivalents, (x) pledged or deposited in connection with insurance, including worker’s compensation, unemployment insurance or other types of social security or pension benefits, (y) pledged or deposited to secure the performance of bids, tenders, statutory obligations, and surety, appeal, customs or performance bonds and similar obligations, or (z) pledged or deposited to secure reimbursement obligations in respect of letters of credit issued to support any obligations or liabilities described in clauses (x) or (y) above;

(v)	any property of the Borrower or any Guarantor acquired with (a) funds obtained from the Government of the United States, including proceeds of any loan obtained under Section 136 of the EISA (as defined in the UST Loan Agreement) or (b) under any other government programs or using other government funds, including proceeds of government loans, contracts, grants, cooperative agreements, or cooperative research and development agreements, to the extent that a grant of a security interest therein is contractually prohibited, or constitutes a breach or default under or results in the termination of any contract or precludes eligibility for funding described in clauses (a) or (b) above or requires a consent from any other person (other than the Borrower or any of its affiliates) that has not been obtained;

(vi)	any Property to the extent that a grant of a security interest therein is contractually prohibited, or constitutes a breach or default under or results in the termination of any contract (except to the extent that such contract or the related prohibitive provisions therein are ineffective under the New York Uniform Commercial Code or other Applicable Law) or requires a consent from any other Person (other than the Borrower or any of its Affiliates) that has not been obtained;

(vii)	motor vehicles owned by Non-Debtors situated in a jurisdiction in which the perfection of a security interest is excluded from the Uniform Commercial Code;

(viii)	all intent-to-use trademark applications owned by each North American Group Member for which neither a statement of use nor amendment to allege use has been filed are deemed Collateral, except that such applications shall constitute Excluded Collateral but only for as long as (and only to the extent that) the grant of a security interest therein would invalidate or terminate such applications and provided that such applications will automatically become Collateral and be subject to the terms and conditions of the Agreement once a statement of use or an amendment to allege use has been filed and accepted;

(ix)	to the extent not otherwise included, all proceeds, including cash proceeds (as each such term is defined in the Uniform Commercial Code), and products of Excluded Collateral, in whatever form, including cash or cash equivalents; and

(x)	New GM Equity Interests.

Annex 1 to Schedule 3.28

EXCLUDED COLLATERAL

THE ENTIRE OUTSTANDING CAPITAL STOCK OF THE FOLLOWING

SUBSIDIARIES AND JOINT VENTURES:

Entity Name	Jurisdiction of Organization
a. Domestic Entities
Anixter International, Inc.	Delaware
General Motors Capital Trust “D”	Delaware
General Motors Capital Trust “G”	Delaware
GM Facilities Trust No. 1999-1	Delaware
GMRH Kansas City, Inc.	Delaware
GMRH Philadelphia, Inc.	Delaware
GMRH Pittsburgh, Inc.	Delaware
GMRH Seattle, Inc.	Delaware
GMRH St. Louis, Inc.	Delaware
GMRHLA, Inc.	Delaware
InQBate Corporation	Delaware
LBK, LLC	Delaware
Lou Sobh Saturn of Elmhurst, Inc.	Delaware
MLS USA, Inc. (f/k/a Moog-Lotus Systems Limited)	Delaware
New United Motor Manufacturing Inc.	California
Tiens Biotech Group (USA), Inc.	Delaware
Vanguard Car Rental USA, Inc.	Delaware
b. Foreign Entities
General Motors Foreign Sales Corporation	Barbados
General Motors Strasbourg S.A.S.	France
General Motors Nova Scotia Finance Company	Canada
Vector SCM Asia Pacific Pte. Ltd.	Singapore
Vector SCM Shanghai Ltd.	China
Vector SCM do Brasil Ltda.	Brazil
Vector SCM Mexico S. Del C.B.	Mexico

Excluded Real Property

Excluded Real Property

No.	Site Designation	County/State	Owner	Comments
1.	Delphi Site Vacant Land (includes Peregrine US Vacant land) 1245 E. Coldwater, Flint, MI.	Genesee, MI	Remediation and Liability Management Company, Inc.	UST elected not to mortgage due to environmental conditions

2.	Danville Landfill/Danville Central Foundry	Vermillion, IL	Danville Industrial, LLC	UST elected not to mortgage due to environmental conditions; verifying title, part owned by General Motors Corporation (a Mortgaged Property)

3.	Leed’s Assembly Plant (adjacent land parcels) *plant owned by GM	Clay, MI	General Motors Corporation/ENCORE	UST elected not to mortgage due to environmental conditions

4.	Elyria Landfill	Lorain, OH	Remediation and Liability Management Company, Inc.	UST elected not to mortgage due to environmental conditions

5.	Vacant Land South of Van Born	Wayne, MI	ENCORE	UST elected not to mortgage due to environmental conditions

6.	Moraine Lagoon	Montgomery, OH	General Motors Corporation	Property is subject to access right-of-way in favor of governmental entity (not mortgageable)r

7.	Greenpoint Landfill	Saginaw, MI	Remediation and Liability Management Company, Inc.	UST elected not to mortgage due to environmental conditions

8.	Fairfax Land	Wyandotte, KS	General Motors Corporation.	UST elected not to mortgage due to environmental conditions

9.	1831 Groundinwood	Oakland, MI	General Motors Corporation	UST elected not to mortgage due to environmental conditions

10.	1495 Oak Hollow	Oakland, MI	General Motors Corporation	UST elected not to mortgage due to environmental conditions

11.	GM Powertrain Tonawanda 2995 River Road, Buffalo *one parcel owned by ENCORE, remainder owned by GMC	Erie, NY	Environmental Corporate Remediation Company, Inc., as to one parcel	UST elected not to mortgage due to environmental condition

12.	Pontiac Centerpoint Campus - East	Oakland, MI	General Motors Corporation	Subject to a Purchase and Sale Agreement between GM and Motown Motion Pictures dated February 3, 2009, as amended April 6, 2009

Real Property For Which Third Party Consents Required for Mortgaging or Title

Issues to be Resolved Before Mortgaging

No.	Site Description	County/State	Owner	Consent/Issue
1.	Textile Road Land	Washtenaw Co., MI	[Remediation and Liability Management Company, Inc.]	Title of property is clouded; Estate of Frances Thumm is also owner

2.	Hyatt Hills Golf Complex 1300 Raritan	Union, NJ	General Motors Corporation	Consent of golf course operator

3.	Framingham Landfill	Middlesex, MA	General Motors Corporation/ Remediation and Liability Management Company, Inc.	Consent of adjacent property owner

4.	Flint Flow-Though Warehouse	Genesee, MI	General Motors Corporation	Consent of ground lessee